As filed with the Securities and Exchange Commission on August 29, 2011

Registration Number 33-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________

FORM S-11

FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES
______________________________________________

AEI Core Property Income Trust, Inc.
(Exact name of registrant as specified in its charter)

1300 Wells Fargo Place
Saint Paul, MN 55101
800-328-3519
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick W. Keene
Chief Financial Officer
AEI Trust Advisors, Inc.
1300 Wells Fargo Place
Saint Paul, MN 55101
800-328-3519
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Thomas Martin, Esq.
Shawna Anderson, Esq.
Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, MN 55402
(612) 340-2600

Approximate date of commencement of proposed sale to the public:  As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer    ☐                                                Accelerated filer         ☐                                           Non-accelerated filer    ☒                                                      Smaller reporting company     ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	27,000,000	$10.00	$270,000,000	$31,347.00
Common Stock, par value $.01 per share (1)	3,000,000	$9.50	$28,500,000	$ 3,308.85
(1) Represents shares issuable pursuant to the registrant’s distribution reinvestment plan

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2011

AEI Core Property Income Trust, Inc.
Maximum Offering of 30,000,000 Shares of Common Stock
Minimum Offering of 300,000 Shares of Common Stock

AEI Core Property Income Trust, Inc. is a Minnesota corporation that intends to qualify as a real estate investment trust. We will invest in debt-free, net leased, single tenant, income-producing commercial properties across the United States, primarily in the retail, office, medical, and service sectors.

We are offering up to 27,000,000 shares of our common stock for $10.00 per share. Discounts may be available for certain classes of purchasers. Additionally, we are offering up to 3,000,000 shares of our common stock through our dividend reinvestment plan, or “DRIP,” at a purchase price of $9.50 per share. We will offer our shares until two years after the effective date of this offering, unless the offering is extended for up to an additional one year, and we may terminate the offering at any time. We reserve the right to reallocate shares between our primary offering and our DRIP offering.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a description of some of the risks you should consider before buying shares of our common stock. These risks include the following:

•
No public market exists for our shares, and we do not expect a public market to exist in the near future. If you sell your shares you may have to sell them at a discount from your purchase price or their market value.

•	The offering price for our shares has been set arbitrarily and is not based upon, and is not intended to reflect, the actual value of our assets.
•
Our charter requires that we either list our shares within 10 years of termination of the offering or solicit a vote of shareholders to liquidate or extend the period before we attempt to list our shares. We currently have no plan in place to accomplish these events and none will be undertaken until we have been in operation for at least seven years.

•	We currently do not own any properties. You will not have the opportunity to evaluate any properties that we acquire but must instead rely upon our advisor in selecting properties.
•
There are substantial conflicts among the interests of our shareholders and the interests of our advisor and its affiliates, including the dealer manager, regarding compensation, investment opportunities and management resources. We will pay our advisor and its affiliates reimbursements and fees regardless of our financial performance.

•	Our operations will be adversely affected if there are delays in the acquisition of suitable properties by our advisor.
•
We may pay dividends from sources other than cash flow from operations, including from the proceeds of this offering. Such dividends may reduce the amount we ultimately invest in properties and may reduce the value of your investment. Dividends we pay may not reflect our actual performance.

•	Our operations may be adversely affected, and the amount of income available for payment of dividends to shareholders will be reduced, if we fail to qualify or remain qualified as a REIT.
•	You may not own more than 9.8% of our shares, by number or value, or transfer shares to any other person who would own more than 9.8% of our shares.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our shares is not permitted.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$ 10.00	$ 0.70	$ 0.30	$ 9.00
Total Minimum	$ 3,000,000	$ 210,000	$ 90,000	$ 2,700,000
Total Maximum	$ 270,000,000	$ 18,900,000	$ 8,100,000	$ 243,000,000
Dividend Reinvestment Plan
Per Share	$ 9.50	$ —	$ —	$ 9.50
Total Maximum	$ 28,500,000	$ —	$ —	$ 28,500,000

The dealer manager of this offering, AEI Securities, Inc., a member firm of the Financial Industry Regulatory Authority, Inc., is an affiliate of our advisor and will offer our shares on a best efforts basis. The minimum investment generally is 250 shares. See “Plan of Distribution” beginning on page 85 of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

SUITABILITY STANDARDS

No trading market exists for shares of our common stock and it may be difficult for you to sell the shares you purchase. Accordingly, investment in our shares is suitable only if you have adequate financial means to own a longer-term investment. If you require early liquidity, or seek a guaranteed stream of income, you should not invest in our shares.

Because of the risks and limited liquidity of this investment, we have established minimum suitability requirements for purchasers of our shares. In order to purchase shares of our common stock, you must have either:

•	a net worth, excluding the value of your home, furnishings and automobiles, of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth, with the same exclusions, of at least $70,000.

Some states impose higher suitability requirements. In addition to satisfying the suitability requirements described above, you must meet the suitability requirement described below if you are a resident of one of the following states:

•	Alabama: Residents must have a liquid net worth of at least 10 times the amount of their investment in this real estate investment trust and other similar programs.

•	California: Residents may not invest more than 10% of their net worth (exclusive of home, home furnishings and automobile).

•
Iowa, Massachusetts, Michigan, Ohio, Oregon, Pennsylvania and Washington: The investment of a resident in this REIT, when combined with investments in other AEI investment programs, may not exceed 10% of the resident’s liquid net worth.

•
Kansas: The Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

If shares are purchased for fiduciary accounts, these standards must be met by either the fiduciary account, by the person who provided the funds for the purchase of our shares, or by the beneficiary of the account.

The sponsor of this offering and broker-dealers participating in the distribution of our shares, and any other person selling shares on our behalf, are required to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you based on information you provide, including your age, investment objectives, income, net worth, financial situation and other investments. As part of this effort, they are required to determine:

•	whether you satisfy the income and net worth requirements described above;

•	whether you can reasonably benefit from this investment based on your investment objectives;

•	your ability to bear the risk of the investment; and

•	your understanding of the risks of the investment, including the risk that you may lose some or all of the investment.

They must also determine whether you understand:

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of the investment.

The sponsor, broker-dealers, and other persons selling shares are required to maintain records of this determination for six years.

PENNSYLVANIA INVESTORS.   Because the minimum closing amount is less than $27 million, you are cautioned to carefully evaluate the Company’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of subscriptions.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares we are offering may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor.” An Unacceptable Investor is anyone who is:

•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•
acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•
a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary discusses important information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering, and before making a decision to invest in shares of our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

What is AEI Core Property Income Trust, Inc.?

AEI Core Property Income Trust, Inc. is a recently formed corporation that intends to qualify as a REIT beginning with the year in which proceeds from this offering are released from escrow. We intend to use substantially all of the net proceeds of this offering to acquire debt-free, net leased, single tenant, income-producing commercial properties across the United States, primarily in the retail, office, medical, and service sectors. We will not invest in residential, hospitality or industrial properties, or in mortgages, collateralized mortgage obligations, or other real estate securities or hybrid investment instruments.

Our properties will be 100% leased, or under contract to be leased, under long-term net leases on the date of purchase, primarily to national or regional, name brand, creditworthy tenants. We will attempt, whenever possible, to purchase newly constructed properties, although we may also acquire seasoned properties.

We intend to focus on “Market Critical”® real estate – properties in locations that provide the tenant with substantial commercial traffic and exposure, such as at major commercial intersections. We intend to hold each property for a period of seven or more years to take advantage of the rental escalation clauses normally contained in net lease agreements.

Our offices are located at 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, MN, 55101. Our toll-free telephone number is 800.328.3519. You can obtain additional information about us and our affiliates at www.aeifunds.com or by emailing us at clientservices@aeifunds.com. Note that the contents of that site are not incorporated by reference in, nor are they otherwise a part of, this prospectus.

What is a REIT?

A REIT, or “Real Estate Investment Trust,” is a company that is formed to combine the capital of multiple investors to purchase real estate related assets. A REIT may be a corporation, a trust or an association. We were formed as a Minnesota corporation. The organization and structure of a REIT must meet complex tests under U.S. federal income tax law.

Provided that it distributes at least 90% of its REIT taxable income to shareholders, a REIT avoids the “double taxation”--taxation at both the corporate and shareholder levels--that results from investment in an ordinary corporation. This is because a REIT is generally not subject to U.S. federal corporate income taxes on the net income it distributes to its shareholders.

What is the objective of this investment?

Our objective is to provide our shareholders:

•	stable, current income in the form of monthly cash dividends from cash generated by rental income and gains on sale of properties;

•	a lower risk investment through debt-free ownership of commercial real estate;

•	an opportunity to participate in potential capital appreciation in the value of our real estate assets; and

•	portfolio diversification in an asset class generally not correlated to the equity and bond markets.

What is the experience of your sponsor and advisor?

Our sponsor is a group of affiliated entities directly or indirectly controlled by AEI Capital Corporation. AEI and its affiliates have sponsored 34 prior investment programs with investment goals similar to ours. Of these, 20 programs have been successfully taken full-cycle to completion and liquidation. Approximately 19,000 investors purchased interests in these programs for a total investment of $484 million. These programs purchased more than 310 commercial properties in 37 states for approximately $627 million. AEI Capital Corporation is the holding company for each affiliated corporate entity except AEI Fund Management, Inc., which is wholly-owned by Robert P. Johnson, the President and majority stockholder of AEI.

Our advisor is AEI Trust Advisors, Inc., an entity formed for the purpose of managing our company. Most of our day to day operating services will be provided to AEI Trust Advisors by AEI Fund Management, Inc. Robert P. Johnson is the President and sole director of AEI Trust Advisors, and the President, sole director and sole shareholder of AEI Fund Management. Mr. Johnson has over 40 years of investment industry experience and more than 36 years of experience in forming and managing real estate programs that purchase commercial properties net leased to corporate tenants.

What is the role of your board of directors?

Our board of directors will exercise control over our operations. Its members are accountable to us and our shareholders as fiduciaries. We have five directors, three of whom are independent and two of whom are employees of an affiliate of our advisor. Our two advisor-affiliated directors are Robert P. Johnson and Patrick W. Keene. Our independent directors are Lorna P. Gleason , Dr. Thomas W. Hamilton and Kent O. Lillemoe. Transactions between our advisor and its affiliates will be subject to review and approval by our independent directors.

How does this REIT differ from non-traded REITs or limited partnerships offered by other sponsors?

We believe that we are distinguishable from our competitors by our conservative, “all-cash” investment philosophy, which includes:

(a)	purchasing and owning properties debt-free, without mortgage financing;

(b)	focusing on freestanding commercial properties each of which is fully leased to a single tenant under a long-term lease on the date of purchase;

(c)	using primarily “net leases” under which the tenant is responsible for most or all taxes, maintenance, insurance and operating costs;

(d)	leasing these commercial income properties to national and regional, name brand, creditworthy tenants;

(e)	focusing primarily on “market critical” locations for these tenants;

(f)	operating these properties without incurring all the fixed fees charged by other sponsors.

We believe that this conservative investment policy, combined with the 36-year track record of our sponsor, sets us apart from other non-traded REITs.

To minimize the adverse impact of potential downturns in the economy or local markets, we intend to develop a portfolio of properties that are diversified by industry, tenant, location, size, and cost.

Will you use leverage to purchase properties?

We will not use leverage (mortgage debt) to acquire properties. Our acquisitions will be made “all-cash,” using only the proceeds from this offering. Although we may borrow money on a short-term basis to manage cash flow, we do not anticipate those borrowings will be substantial.

What is a “net lease” and a “market critical” property?

Under a net lease the tenant is primarily responsible for the cost of property taxes, maintenance, insurance and other property operating costs. In certain leases, we may be responsible for the maintenance or replacement of specific structural components of a property, such as the roof or parking lot. Our net leases will be with single corporate tenants which means that one creditworthy corporate tenant will occupy our entire property. We will focus on properties for large, name brand companies that locate their properties at sites selected for commercial traffic and exposure, such as at major commercial intersections. We believe that tenants consider these types of locations to be “market critical” to their success in a given market.

What will be the term of your leases?

In general, at the time we acquire a property the related lease will have a term of 10 to 20 years for a newly constructed property and a remaining term of 7 years or longer for a seasoned property.

How do you choose which properties to acquire?

Our advisor is responsible for identifying suitable commercial income properties for us to acquire. Most of our properties will be acquired from developers or tenants with which our advisor or an affiliate has developed a working relationship. All of the commercial properties we acquire will be evaluated for the reliability and stability of income, as well as the potential for capital appreciation. We will consider the credit quality, risk profile and market position of potential tenants, as well as the effect that any particular acquisition may have on our portfolio. Our board of directors exercises its fiduciary duty to shareholders by overseeing our advisor’s investment decisions and processes.

How will you determine which tenants are creditworthy?

Many of our tenants will be public companies for which there is substantial financial and credit information available in the public domain. We determine creditworthiness using various methods, including in-depth review of financial reports and market information about a prospective tenant. If a tenant is a subsidiary of a corporate parent, we normally require a guarantee of the parent and may rely on the parent’s financial information.

Will you acquire properties from affiliates of your advisor or in joint ventures with them?

We may acquire properties in joint ventures with other AEI investment programs. We may also purchase properties from affiliates of our advisor, but only if the transaction is fair and reasonable to us, is approved by a majority of the independent members of our board of directors, and is at a price to us that is no greater than the cost of the property to the affiliate of our advisor plus transaction and holding costs.

What type of offering is this?

We are offering 27,000,000 shares of our common stock through selected broker-dealers on a “best efforts basis” at a price of $10.00 per share. We will sell shares at a lower price where a broker-dealer waives its commission for a customer who purchases through a financial planner affiliated with the broker-dealer, or where an investor purchases a large number of shares. See “Plan of Distribution” on page 84 of this prospectus for a description of purchase discounts. We are also offering up to 3,000,000 shares under our dividend reinvestment plan at a price of $9.50 per share.

The offering will terminate two years after the date of this prospectus, unless we have earlier sold all of the shares we are offering or unless we determine to extend the offering for an additional year. We will supplement this prospectus if we extend the offering.

Because this is a “best efforts” offering, the participating broker-dealers will only be required to use their best efforts to sell our shares and have made no firm commitment, and have no contractual obligation, to purchase any of our shares. Therefore, we may not sell all of the shares that we are offering.

We will not accept any subscriptions until we have received subscriptions for at least 300,000 shares. Proceeds received before that time will be placed in an escrow account with Fidelity Bank, Edina, Minnesota, in trust for the benefit of each subscriber. These escrow proceeds will be released to us only if we have sold a minimum of 300,000 shares within one year from the date of this prospectus. We will not sell shares to residents of Pennsylvania unless we have sold at least 1,350,000 shares within one year of the date of this prospectus.

Who may buy shares in the offering?

To buy shares, you must meet the minimum suitability standards that are described under “Suitability Standards” immediately following the cover page of this prospectus. These standards require that you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may also be required to meet higher state suitability standards.

What is the minimum investment requirement?

You must purchase a minimum of 250 shares ($2,500). You may not transfer or subdivide any of your shares to another owner if the transfer would result in your owning less than this minimum amount. You may purchase any number of shares, or fractional shares, above this minimum share amount.

May I purchase through my IRA or another tax-qualified account?

You may make an investment through your IRA or other tax-qualified account. If you do, you should consider, among other things, (1) whether the investment is in accordance with the documents governing your IRA, retirement plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, retirement plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, retirement plan or other account, (5) whether there is sufficient liquidity for the investment under your IRA, retirement plan or other account, and (6) the need to value the assets of your IRA, retirement plan or other account annually or more frequently. You should understand that an investment in our shares will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code. If your tax qualified account is governed by ERISA, a federal law that regulates the operation of certain tax-advantaged retirement plans, you should read the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.”

How do I determine if this investment is suitable for me?

Investment in our shares may be suitable if you meet the suitability standards described above and are seeking (a) current income, (b) to diversify your portfolio with a real estate-based investment, and (c) capital appreciation. An investment in our shares is subject to the risks that we describe below, has limited liquidity and is not suitable if you require near-term liquidity, or a guaranteed stream of income. Your broker is required to obtain information from you that confirms that he or she believes the investment in our shares is suitable for you. We are required to verify that determination. We are both required to maintain this information for a minimum of six years.

What are the risks of this investment?

The following are some of the risks that we believe are important for you to consider in evaluating a purchase of our shares:

•
No public market exists for our shares, and we do not expect a public market to exist in the near future. If you sell your shares you may need to sell them at a discount from your purchase price or their market value.

•	The offering price for our shares has been set arbitrarily and is not based upon, and is not intended to reflect, the actual value of our assets.

•
Our charter requires that we either list our shares on a national securities exchange within 10 years of completion of the offering or solicit a vote of shareholders to liquidate or extend the period before we attempt to list our shares. We currently have no plan in place to accomplish these events and none will be undertaken until we have been in operation for at least seven years.

•	We currently do not own any properties. You will not have the opportunity to evaluate any properties that we acquire but must instead rely upon our advisor in selecting properties.

•
There are substantial conflicts among the interests of our shareholders and the interests of our advisor and its affiliates, including the dealer manager, regarding compensation, investment opportunities and management resources. We will pay our advisor and its affiliates reimbursements and fees regardless of our financial performance.

•	Our operations will be adversely affected if there are delays in the acquisition of suitable properties by our advisor.

•
We may pay dividends from sources other than cash flow from operations, including the proceeds of this offering. Such dividends may reduce the amount we ultimately invest in properties and may reduce the value of your investment. Dividends we pay may not reflect our actual performance.

•	Our operations will be adversely affected, and the amount of income available for payment of dividends to shareholders will be reduced, if we fail to qualify or remain qualified as a REIT.

•	You may not own more than 9.8% of our shares, by number or value, or transfer shares to any other person who would own more than 9.8% of our shares.

You should carefully read and consider the more detailed “Risk Factors” section of this prospectus before you invest in our shares.

How will you invest the proceeds from the offering?

Until we invest the proceeds in real estate, we will invest the proceeds in short-term, highly liquid or other acceptable investments. We may not be able to invest the proceeds from this offering in real estate promptly and short-term investments will not earn as high of a return as we expect to earn on real estate.

Depending upon the number of shares we sell, and assuming that all shares sold under our dividend reinvestment plan are sold at $9.50 per share, we estimate that between approximately 85% and 90% of gross offering proceeds will be available for the purchase of real estate. We will use the other 10% to 15% of our offering proceeds to pay offering costs, selling commissions and the dealer manager fee. We will not pay selling commissions or a dealer manager fee on shares sold under our DRIP. The table below describes our estimated use of proceeds:

	Minimum Offering (Not Including DRIP)		Maximum Offering (Not Including DRIP)		Maximum Offering (Including DRIP)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$3,000,000	100.0%	$270,000,000	100.0%	$298,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	300,000	10.0	27,000,000	10.0	27,000,000	9.1
Other Organization and Offering Expenses	150,000	5.0	3,240,000	1.2	3,340,000	1.1
Amount Available for Investment	2,550,000	85.0	239,760,000	88.8	268,160,000	89.8
Acquisition and Development:
Acquisition Fees	-0-	0.0	-0-	0.0	-0-	0.0
Acquisition Expenses	50,000	1.7	4,590,000	1.7	5,074,500	1.7
Initial Working Capital Reserve	-0-	0.0	-0-	0.0	-0-	0.0
Amount Invested in Assets	$2,500,000	83.3%	$235,170,000	87.1%	$263,085,500	88.1%

If you use only between 83% and 88% of what I pay for my shares to acquire properties, will the net asset value of my shares be immediately less than the $10 per share I pay?

Yes. Like every other REIT, we will incur organizational and selling costs, which means we will have less than 100% of your capital to invest in properties. It is our objective to compensate for these costs through the appreciation of our properties. However, if our properties are purchased at market value, the initial total value of our properties will represent only the amount we invest in them – less than the $10 per share you invest. To the extent dividends are paid from offering proceeds, the net asset value may be further reduced.

If I invest, when will I receive dividends?

We expect to pay dividends monthly unless our results of operations, our financial condition, general economic conditions, applicable provisions of Minnesota law or other factors make it imprudent to do so. To maintain our status as a REIT, we will be required to make annual distributions to our shareholders of at least 90% of our annual REIT taxable income. REIT taxable income is not the same as income calculated under generally accepted accounting principals and is determined without regard for the deduction for dividends paid and by excluding any net capital gain. We may pay dividends in excess of this amount if authorized by our board of directors after considering our financial condition and other factors that our board considers relevant.

Will my dividends be taxable?

Yes, unless your investment is held in a qualified tax-exempt account. Your dividends, including those that are reinvested through our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits, as defined for federal income tax purposes. If any dividends are paid from proceeds of this offering, we expect that these dividends would constitute a return of capital and would not be taxed. The portion of your dividend that is not currently taxable is considered, for tax purposes, to be a return of capital that will reduce the tax basis of your investment. This has the effect of deferring a portion of your tax until your investment is sold or our assets are liquidated, at which time you likely will be taxed at capital gains rates. However, because your tax position may be unique, we recommend that you consult with your tax advisor about this. You also should review “Material U.S. Federal Income Tax Considerations” on page 71 of this prospectus for a more complete summary of tax consequences.

May I reinvest my dividends in additional shares?

Yes. You may have your dividends automatically reinvested in additional shares of our common stock under our dividend reinvestment plan – our “DRIP.” The purchase price per share under our DRIP will be $9.50 or 95% of the public offering price during the period that our shares are sold through this prospectus. No sales commissions or dealer manager fees will be paid for shares sold as part of our DRIP. We cannot guarantee that the purchase price for shares you purchase through our DRIP will represent the fair market value of our shares. Participants in our DRIP who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the DRIP shares they acquire than their original purchase price. If you participate in the DRIP offering you will not receive cash dividends. As a result, you may have a tax liability for the amount of the dividend that is reinvested, although you will not receive cash dividends adequate to pay that liability. Our board of directors may terminate the DRIP at any time with ten days prior written notice to participants in the DRIP. Our board also has the discretion to extend the DRIP offering period beyond the termination of this offering and until all of the shares allocated to the DRIP have been purchased through the reinvestment of dividends.

Will your advisor face conflicts of interest?

Yes, AEI Trust Advisors, our advisor, operates under a number of conflicts of interest in managing our business affairs, including the following:

Our advisor and its affiliates will receive substantial fees and reimbursements for the services they provide to us. Although the fees and reimbursements will be approved annually by our independent directors, the value of these fees and reimbursements may outweigh the value of the shares of our common stock that affiliates of our advisor own and cause a misalignment of objectives between our advisor and our shareholders.

•
The management personnel of our advisor must determine which properties to recommend that we purchase and which properties to recommend that other programs or joint ventures that they manage purchase. They must also determine how to allocate their time and resources among us and their other investment programs.

•
Subject to the approval of a majority of our independent directors, our advisor will determine the amounts that we invest in properties when we co-invest with other investment programs managed by affiliates of our advisor.

Our executive officers and the chairman of our board of directors will face conflicts similar to those described above because of their affiliation with our advisor and other AEI investment programs. See “Conflicts of Interest” on page 51 of this prospectus for a detailed discussion of the various conflicts of interest faced by our advisor and its affiliates, as well as the policies that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the AEI entities that are affiliated with us as of the date of this prospectus.

Robert P. Johnson
85% Shareholder
AEI Capital Corporation
Public Investors
100% Shareholder
100% Shareholder
Shareholder
(20,000 Shares)
Shareholders
AEI Trust
Advisors, Inc.
AEI Securities,
Inc.
Services
Advisor
Dealer
Manager
AEI Fund
Management, Inc.
AEI Core
Property Income
Trust, Inc.

What payments will be made to your advisor and its affiliates?

Our advisor, AEI Trust Advisors and its affiliates, will receive compensation and reimbursement for services relating to this offering including the acquisition, management and disposition of our assets. The most significant items of compensation are included in the table below and we provide a more detailed discussion in “Management Compensation” on page 47 of this prospectus. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in “Plan of Distribution” on page 84 of this prospectus. The table assumes that shares are sold at the highest possible commission rate and fees. It assumes that 3,000,000 shares are sold through our DRIP at a price of $9.50 per share and without selling commissions or dealer manager fees.

Type of Compensation	Determination of Amount	Estimated Minimum Offering (300,000 Shares)/ Maximum Offering (30,000,000 Shares)
Offering Stage
Selling Commissions
We will pay AEI Securities 7.0% of the gross proceeds from the offering, all of which will be re-allowed as selling commissions to participating broker-dealers. We will not pay any selling commissions for sales of shares under our dividend reinvestment plan. The commissions we pay AEI Securities that are re-allowed will be reduced and may be deferred in certain instances described under the caption “Plan of Distribution” on page 84 of this prospectus.
		$210,000 minimum/ $18,900,000 maximum
Dealer Manager Fee
We will pay AEI Securities a dealer manager fee of 3.0% of the gross proceeds from the offering. AEI Securities may re-allow a portion of such fee to participating broker-dealers for marketing services. We will not pay a dealer manager fee for sales of shares under the dividend reinvestment plan.
		$90,000 minimum/ $8,100,000 maximum
Organization and Offering Expenses
We will reimburse our advisor for organization and offering expenses. These expenses may include up to 0.5% of the gross offering proceeds for third party due diligence expenses included in detailed and itemized invoices. We will not pay organization and offering expenses to the extent that they exceed, when combined with selling commissions and dealer manager fees, 15% of the gross proceeds we raise.
		$150,000 estimated minimum/ $3,340,000 estimated maximum
Operational Stage
Acquisition Fee	None. No acquisition fees will be paid to our advisor or its affiliates.	$0.00
Acquisition Expenses
We will reimburse our advisor for the expenses it incurs in evaluating and acquiring properties on our behalf, regardless of whether we actually acquire the properties. We expect these expenses to be approximately 2.0% of the purchase price of each property purchased. For a description of how the expenses of our advisor will be billed to us, see “Management Compensation” on page 47 of this prospectus.
		$50,000 estimated minimum/ $5,074,500 estimated maximum
Financing Coordination Fee	None. We will not borrow money to acquire properties and will not pay financing fees to our advisor or third parties.	$0.00

Type of Compensation	Determination of Amount	Estimated Minimum Offering (300,000 Shares)/ Maximum Offering (30,000,000 Shares)
Development Fee	None. We will not pay our advisor or any of its affiliates any fees for developing properties.	$0.00
Asset Management Fee
We will pay our advisor an annual asset management fee equal to six tenths of one percent (0.60%) of our average invested assets. For a description of the payments and the calculation of average invested assets, see “Management Compensation” on page 47 of this prospectus.
		Not determinable at this time. There is no maximum dollar amount of this fee.
Property Management Fee	None. We will not pay our advisor or any of its affiliates any fees for managing properties.	$0.00
Operating Expenses
We will reimburse our advisor for its costs in managing our operations and properties and providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (which include, among other things, the asset management fee, but exclude the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves and acquisition expenses) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income, other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of properties for that period. For a description of how the expenses of our advisor will be billed to us, see “Manage-ment Compensation” on page 47 of this prospectus.
		Not determinable at this time.
Liquidation/Listing Stage
Property Disposition Coordination Fee.
We will pay our advisor, which will provide substantial assistance in arranging sales of properties, a property disposition coordination fee equal to 2% of the contracted sale price of properties. If we engage a real estate broker, the total of the coordination fee and commissions we pay will not exceed 6% of the contracted sale price.
		Not determinable at this time. There is no maximum amount of these payments.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)
When we sell properties, and after we have returned shareholder investments plus an 8% cumulative, non-compounded annual return on their investments, we will pay our advisor 10% of the remaining sales proceeds. We cannot assure you that we will achieve this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.
		Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)
If we provide liquidity by listing our shares on a national securities exchange and the market value of our shares plus the amount of dividends we have paid our shareholders has returned shareholder investments plus an 8% cumulative, non-compounded annual return on their investments, we will pay our advisor 10% of the excess market value.
		Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Estimated Minimum Offering (300,000 Shares)/ Maximum Offering (30,000,000 Shares)
Subordinated Distribution upon Termination
If we terminate our advisory agreement with AEI Trust Advisors prior to the time we have paid a Subordinated Participation in Net Sale Proceeds or a Subordinated Incentive Listing Distribution, we will pay our advisor a performance fee equal to the amount that it would have been entitled under its subordinated participation in net sales proceeds.
Not determinable at this time. There is no maximum amount of these payments.

Where have the properties purchased by prior AEI programs been located?

Since 1975, AEI and its affiliates have organized 17 public and 17 private investment programs that acquired single tenant, commercial properties under net leases. All of these investment programs were formed as either limited partnerships or limited liability companies. As of June 30, 2011, these programs had acquired 311 properties located in 37 states for approximately $627,000,000.

The darkly shaded areas indicate states in which AEI funds have acquired properties

How do I sell my shares? Do you intend to list the shares or liquidate the REIT?

Our “exit strategy” is to sell the properties in our portfolio and distribute the proceeds, or list our shares for trading on a national securities exchange, at a time and fashion recommended by our advisor and determined by our independent directors to be in the best interests of our shareholders. Currently, there is no established plan in place to accomplish these events and none will be undertaken until we have been in operation for at least seven years. We do not anticipate that there will be a market for our shares unless and until they are listed. If we do not list our shares on a national securities exchange within 10 years of termination of this offering, our articles of incorporation require that we either:

•	seek shareholder approval for the liquidation of our assets and dissolution of the corporation; or

•	seek shareholder approval to extend for not more than five years the time at which an exit is considered.

If our shareholders do not vote in favor of liquidation and dissolution, our articles of incorporation would not require us to list or liquidate and we would continue in business as an operating REIT. If this occurred, there would be no public market for our shares and you could be required to continue to hold your shares unless you presented them for repurchase. If shareholders vote for our liquidation and dissolution, we would create a marketing plan for the orderly sale of our assets and distribute the net proceeds from those sales to our shareholders and, subject to subordination, to our advisor.

Will you purchase my shares if I want to sell them earlier?

We will establish a share repurchase program to enable you to sell your shares to us in limited circumstances. Our share repurchase program will permit you to ask us to repurchase your shares after you have held them for at least 12 months. We will waive this holding period requirement if a shareholder dies or in other circumstances at our advisor’s discretion. There are conditions and limitations attached to this program as summarized below and described in more detail in “Share Repurchase Program” on page 64 of this prospectus.

We will limit the number of shares repurchased to 2% of the number of shares outstanding on December 31 of the previous calendar year. This restriction may prevent us from accepting all requests made in any year.

Subject to certain provisions described in this prospectus, the repurchase price that we pay will depend, among other factors, upon the length of time you have held your shares. If you request that your shares be repurchased and have held your shares more than one year but less than two years, we will pay you 90% of the amount you paid for your shares until we determine net asset value per share, and 90% of net asset value per share after we determine net asset value.  If you have held your shares two years or more, we will pay 95% of the amount you paid for your shares, or after we determine net asset value, 95% of net asset value per share. We anticipate that our advisor will establish and our board will approve net asset value semiannually, commencing within 18 months after termination of this offering.

Repurchase requests will be accepted semi-annually on March 31 and September 30 of each year. If all shares for which repurchase requests have been properly received during any period are not accepted for repurchase, then shares will be purchased on a first request basis and unfilled repurchase requests will need to be resubmitted during the next repurchase period. We may give priority to a repurchase request from representatives of a deceased shareholder. Our board of directors may amend, suspend or terminate our share repurchase program at any time upon 30 days prior notice to our shareholders. We may reject any request for repurchase.

Are there other restrictions on share ownership?

Our articles of incorporation contain restrictions that are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Those restrictions are created to prevent any one shareholder from owning more than 9.8% in value or number of our outstanding shares unless our board of directors determines otherwise. These restrictions may discourage a takeover that could result in payment of a premium price to our shareholders for their shares. See “Description of Our Common Stock” on page 60 of this prospectus.

If I purchase shares, will I receive a share certificate?

Our shares will be issued without certificates. We do not plan to issue shares of our stock in certificated form.

Who will be the transfer agent for the shares?

We will serve as our own transfer agent until or unless our shares are listed on a national exchange. If you desire information about your share ownership, or desire to transfer ownership, you should contact:

Client Services
AEI Trust Advisors, Inc.
1300 Wells Fargo Place
 30 East Seventh Street
 Saint Paul, MN, 55101

(800) 328-3519
clientservices@aeifunds.com

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and mailing address) should be directed to the above address.

If I invest, will I have voting rights?

Each shareholder will entitled to one vote for each share of common stock owned on all matters that we submit to a vote of shareholders. We will hold annual meetings of our shareholders to elect our directors and/or conduct other business that may be properly presented at such meetings. We may also call special meetings of shareholders.

How do I subscribe for shares?

If you elect to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement similar to the one attached to this prospectus as Appendix B, to specify the number of shares you wish to purchase. You must pay for your shares at the time you subscribe. After you become a shareholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one attached to this prospectus as Appendix C.

Will I receive reports about how my investment is performing?

Yes. We will provide quarterly reports and periodic updates on the performance of your investment. Each year these reports will include:

•	three quarterly reports with unaudited financial statements;

•	an annual report with audited financial statements;

•	an annual form 1099 to be mailed to you on or before January 31;

•	supplements to this prospectus during the offering period; and

•
following commencement of the distribution of dividends, three quarterly and one annual distribution report that will include notification of the source of the dividends if they are not made entirely from funds from operations.

Except as described above, we will provide this information using one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link on: www.aeifunds.com.

Who can answer my questions about the offering?

If you have questions about this offering, or if you would like additional copies of this prospectus, you should contact your investment representative or:

AEI Securities, Inc.
1300 Wells Fargo Place
 30 East Seventh Street
 Saint Paul, MN, 55101
(800) 328-3519
rnewtson@aeifunds.com

RISK FACTORS

You should carefully consider the following risks and uncertainties, together with the other information contained in this prospectus, prior to investing in our shares. Our business could be adversely affected if any of the following risks actually occur. Although there are other risks associated with a purchase of our shares, the risks identified below represent those that we have identified as most significant.

Risks Related to an Investment in our Shares

There will not be a market for your shares and there will be restrictions placed on their transfer.

There is no public market for our shares and there may never be a public market. If you find a buyer for your shares, you may need to sell them at a discount to their market value. Our articles of incorporation prohibit you from owning or transferring shares to any person who would own more than 9.8% in value or number of the aggregate of our outstanding shares of common stock, unless our board of directors makes an exception. This prohibition could prevent some investors from purchasing your shares.

Although we will create a share repurchase program, the restrictions it contains could limit the circumstances under which you can present your shares for repurchase.

Our share repurchase program includes numerous restrictions that could limit your ability to redeem your shares. You must hold your shares for at least 12 months to participate in the share repurchase program. Subject to funds being available, we will limit the number of shares repurchased to not more than 2% of the number of shares outstanding on December 31 of the previous calendar year. These limits might prevent us from accommodating all repurchase requests made in any year. Our board of directors may amend, terminate or suspend our share repurchase program without shareholder approval upon 30 days prior notice. We may reject any request for repurchase. See “Share Repurchase Program” on page 64 of this prospectus. These restrictions may severely limit your ability to sell your shares should you require liquidity and they may limit your ability to recover the value you invested or the fair market value of your shares.

Our offering price per share is not based upon the book or net asset value of our shares, or upon our current or expected operating income.

We do not intend to have our board of directors provide an estimate of the net asset value of our assets until 18 months after the end of the offering described in this prospectus. The price of the shares in this offering is not intended to reflect, and will not reflect, our net asset value per share. We will incur costs in raising capital and acquiring properties that we expect to be approximately 12% to 17% of our offering proceeds. It is our objective to compensate for these costs through the appreciation of our properties. However, if our properties are purchased at market value, then the initial total value of our properties on a per share basis will be between $8.80 and $8.30 per share. To the extent dividends are paid from offering proceeds, the net asset value may be further reduced.

We may not be able to pay or maintain cash dividends or increase the amount of those dividends over time.

Once fully operational, our dividends will be derived principally from cash available from rents received from tenants of our properties. The amount of dividend payments to our shareholders can be affected by many factors, such as our ability to buy properties, the amount of rental income from those properties, operating expenses, and the amount of shares we repurchase. Our actual results may differ from the assumptions used by our board of directors in establishing the dividend rates. We may not always be in a position to pay dividends and dividends may not increase over time. There is a risk that we may not have sufficient cash from operations to pay the dividends required to maintain our status as a REIT.

We may pay some dividends from the proceeds of this offering, reducing the amount of capital we ultimately invest and negatively impacting the value of your shares.

While we intend to keep such dividends at a minimum, we may pay some dividends from sources other than net cash flow from operations. We do not intend to borrow to pay dividends. We expect that most cash dividends will be paid from cash available from rents paid by our tenants. However, during the offering and property acquisition phases of our operations, if cash flow is insufficient, some portion of our dividends may be paid from the proceeds of this offering.

You will not have the opportunity to evaluate the properties we acquire before they are purchased and will be required to rely upon our advisor to acquire suitable properties.

Although we will provide you with information on a regular basis as we acquire properties, you will not be able to evaluate our properties before they are purchased. Because we have not identified specific properties to purchase, this offering is considered a “blind pool,” which makes your investment in our shares more speculative. Although we have established policies regarding the types of properties that we will acquire and the creditworthiness of our tenants, our advisor will have wide discretion in implementing these policies. Subject to oversight by our board of directors, our advisor has discretion with respect to the location, size and number of our acquisitions, as well as the amount of net proceeds we may allocate to any single acquisition. See “Investment Objectives and Policies – Acquisition and Investment Policies” on page 32 of this prospectus.

If our advisor is unable to acquire suitable properties, or if our properties do not perform as expected, we may not be able to achieve our acquisition objectives or pay dividends.

Although our advisor will be subject to oversight by our board of directors, we will rely entirely upon our advisor and its affiliates for the acquisition of properties. Our ability to achieve our acquisition objectives and to pay dividends to our shareholders is dependent upon the ability of our advisor to select suitable properties that are leased to suitable tenants. We cannot guarantee that our advisor will be successful in identifying properties that appreciate in value or identifying tenants who will meet their lease obligations. If we, through our advisor, are unable to locate and acquire suitable properties, our ability to pay dividends, and the value of your investment, will be adversely affected.

We could experience delays in acquiring suitable properties, adversely impacting our ability to pay dividends and negatively impacting the value of your investment in our shares.

We could experience delays in acquiring suitable properties, particularly if the amount of capital raised in this offering exceeds our advisor’s ability to locate and acquire properties. Delays we encounter in the property acquisition process could adversely affect our ability to pay dividends and adversely affect your overall investment return. Competition from other real estate investors could increase these risks. It may take some months for an acquisition to be completed. Until acquisitions are completed, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in low-risk, short-term investments that would provide a significantly lower return than the return we expect from our properties.

If we do not successfully implement an exit strategy, your investment could decrease in value and be illiquid for a longer period of time.

We intend to ask shareholders to vote, within seven to ten years after the termination of this offering, to either begin the liquidation of our properties, to list our shares on a national securities exchange, or to continue our operations as a non-traded REIT. Our board of directors will make a recommendation as to these alternatives, depending upon then-prevailing market conditions. If our shareholders determined to liquidate or list our shares during an adverse market, we may be forced to sell our properties at a price that may not reflect their optimum value, or to list our shares at a price that is less than the price you paid for your shares. Market conditions could cause us to delay the listing of our shares on a national securities exchange, or cause us to delay the commencement of our liquidation beyond the initially intended date. You could suffer losses on your investment if those conditions were to exist. Your shares could continue to have limited liquidity if shareholders vote to continue our operations as a non-traded REIT

If our advisor were to lose key personnel, our ability to achieve our acquisition objectives could be adversely affected.

The executive officers and other key personnel of our advisor and its affiliates will contribute significantly to our success. Each of these professionals may be difficult to replace. Our advisor has no employees and will contract for its management services from AEI Fund Management, Inc., a Minnesota corporation wholly owned by Robert P. Johnson, its President and sole director. We cannot guarantee that all or any of the staff of AEI Fund Management will remain available to our advisor and available to provide services to us. Our success depends, in large part, upon AEI Fund Management’s ability to hire and retain skilled operational, managerial, and marketing personnel. Our operating results could suffer if key personnel of AEI Fund Management were to terminate their employment. Competition for qualified professionals is keen and we cannot assure you that AEI Fund Management will be successful in attracting and retaining such skilled personnel.

If we participate in joint ventures, or jointly own a property with another entity, we could be subject to risks that may not otherwise be present if we owned the entire property.

We may enter into joint ownership arrangements for some portion of the properties we acquire. Joint ownership arrangements involve risks not otherwise present with the purchase of a 100% interest in real estate, including risks that:

•	a co-owner may have economic or business interests or goals contrary to ours;

•	a co-owner may be in a position to take action contrary to our instructions or requests, or contrary to our policies or objectives;

•
a co-owner might not have adequate assets to pay its share of property expenses, which could result in the loss of tenants and could otherwise adversely affect the operation and maintenance of a property;

•	a co-owner could breach lease agreements for a property, which could cause a default, violate applicable securities law, or otherwise adversely affect the property and the co-ownership arrangement;

•	management of the property by our advisor could be hindered by a third party; and

•	we might not be able to sell a property at the most advantageous time.

If we have a right to purchase another co-owner’s interest in a property, we may not have sufficient funds available at the time of purchase to do so. We anticipate that it may be more difficult to find a buyer for a co-tenancy ownership interest in a property than it would be to find a buyer for a property we own outright, and we may not be able to sell our interest in a property at the time of our choice.

Risks Related to Conflicts of Interest and Our Corporate Structure

We are subject to conflicts of interest caused by our relationships with our advisor and its affiliates. See “Conflicts of Interest” on page 51 of this prospectus for a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and of our policies to reduce or eliminate certain potential conflicts of interest.

The compensation that we pay our advisor and its affiliates could result in actions that are not in the long-term best interests of our shareholders.

Under the terms of our advisory agreement and dealer manager agreement, we will pay our advisor and its affiliates substantial fees and will reimburse our advisor for the cost of services that it provides to us. Fees and reimbursements they receive in performing services for us could influence their judgment with respect to:

•	the renewal, continuation, or enforcement of agreements with our advisor and its affiliates, including our advisory agreement and the dealer manager agreement;

•	property acquisitions that entitle our advisor to collect asset management fees;

•	liquidating our property portfolio.

Our advisor faces conflicts of interest with respect to the incentive fee structure of its advisory agreement with us that could result in actions that are not in the best interests of our shareholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives for it to perform in our best interests. However, because our advisor has invested only $200,000 in our shares and is entitled to receive certain fees regardless of performance, our advisor’s interests may not always be aligned with those of our shareholders. For example, our advisor could be motivated to recommend more speculative acquisitions so that we generate the specified levels of performance that would entitle it to receive additional compensation. Our advisor has the right to terminate its advisory agreement with us upon a change of control of us. Doing so could obligate us to pay a performance fee, which could have the effect of deferring or preventing a change of control.

All AEI net lease property programs employ investment strategies that are similar to ours and our advisor may face conflicts of interest relating to the purchase of properties for us and its other investment programs.

Our sponsor manages other investment programs that have a similar mix of characteristics, including targeted properties, investment objectives and criteria, and operational terms. As a result, we may be buying properties at the same time as one or more other investment programs managed by our advisor or its affiliates. Our executive officers, and the executive officers of our advisor, are also the executive officers of the general partners or managing members of other AEI investment programs. There is a risk that properties that our advisor allocates to us for acquisition may provide a lower return to us than properties purchased by another AEI investment program. You may not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after investing in our shares. We may not be able to generate the cash needed to pay dividends or increase the value of our assets if conflicts of interest prevent us from successfully implementing our acquisition strategy.

Our officers could face conflicts of interest related to the positions they hold with affiliated entities that could impair our ability to successfully implement our business strategy and generate returns.

Each of our executive officers, including Robert P. Johnson, who also serves as the chairman of our board of directors, are officers of our advisor or one or more entities affiliated with our advisor. As a result, these individuals owe fiduciary duties to these other entities and their shareholders, members and limited partners. The fiduciary duties these officers owe to other entities may conflict with the duties they owe to us. Such conflicts are most likely to arise in connection with (a) allocation of new acquisitions and management time and services between us and their other entities, (b) the timing and terms of the acquisition or sale of a property, (c) compensation to our advisor and its affiliates, and (d) our relationship with, and compensation to, our dealer manager. We may not be able to generate the cash needed to pay dividends or increase the value of our assets if conflicts of interest prevent us from successfully implementing our acquisition strategy.

We do not have separate counsel from our advisor or its affiliates.

Dorsey & Whitney LLP acts as legal counsel to our advisor and some of its affiliates. We have not retained, and do not intend to retain, separate counsel and Dorsey & Whitney LLP will act as our counsel once this offering is completed. There is a possibility that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Dorsey & Whitney LLP may be precluded from representing any one or all of such parties unless they consent to the representation. If any situation arises in which our interests appear to conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their separate interests are adequately protected.

We may acquire properties from affiliates of our advisor.

We may purchase properties from affiliates of our advisor if the affiliate specifically acquired the asset for our acquisition. In no event will one AEI investment program sell any of its assets to any other AEI investment program, although two programs may invest in the same property to provide both programs with greater portfolio diversification. Our articles of incorporation prohibit us from acquiring properties from affiliates of our advisor unless a majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and at a price no greater than the cost of the property to the affiliate, including acquisition and holding costs.

Our advisor faces conflicts of interest in establishing co-ownership arrangements that we may enter into with other AEI investment programs that could result in a disproportionate benefit to another AEI investment program.

We may enter into joint ownership arrangements with other AEI investment programs for the acquisition and ownership of properties. In the event we enter into joint ownership arrangements with another AEI investment program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property. If we enter into a joint venture or other co-ownership arrangement with an AEI investment program that has a shorter term than ours, the joint venture may be required to sell its properties earlier than we may desire to sell.

Payment of fees and reimbursements to our dealer manager and our advisor and its affiliates will reduce cash available for acquisition of properties.

We will pay AEI Securities, Inc., our dealer manager, 7.0% of the gross proceeds from the offering made by this prospectus as selling commissions and a dealer manager fee of 3.0%, most of which will be re-allowed to participating broker-dealers. We will reimburse our advisor and its affiliates for other organization and offering expenses. These payments and reimbursements reduce the amount of cash we have available to invest in properties, which could result in a lower total return than if we were able to invest 100% of our gross proceeds. See “Management Compensation” on page 47 of this prospectus.

Minnesota law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Minnesota law, business combinations between a Minnesota corporation and an interested shareholder or an affiliate of an interested shareholder, including mergers, consolidations, share exchanges and certain asset transfers or reclassifications, are prohibited for four years after the date on which the interested shareholder became an interested shareholder. An interested shareholder is defined as any person who owns, or owned during the previous four years, more than 10% of the corporation’s voting shares. The prohibition on business combinations does not apply if a committee of the board of directors, consisting solely of members not employed by the corporation or the interested shareholder, approves in advance the transaction in which the 10% interest is acquired. Pursuant to statutory authority, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor from this requirement. Therefore, our advisor and any affiliate may be able to conduct business combination transactions with us without independent committee action that other shareholders would be prohibited from conducting. The business combination statute may discourage others from attempting to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Minnesota law governing us and the ownership of our shares of common stock. See “Provisions Of Minnesota Law And Our Articles Of Incorporation And Corporate Bylaws — Minnesota Statutory Provisions That Impact a Change in Control” on page 67 of this prospectus.

Minnesota law limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Minnesota law also provides that “control shares” of a Minnesota corporation acquired in a “control share acquisition” have no voting rights and are subject to redemption by the corporation, unless the voting rights are approved by the corporation’s disinterested shareholders. “Control shares” are voting shares that would entitle the acquirer to exercise specified ranges of voting control, and a “control share acquisition” is the acquisition of control shares. The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, (b) shares acquired from the corporation, or (c) shares acquired in a tender for 50% or more of the corporation’s shares that has been reviewed and approved by a disinterested committee of the board. Further, the Act does not apply if the articles or bylaws of the corporation provide that it does not apply. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our shares by any person affiliated with our advisor. This statute could have the effect of discouraging offers from third parties to acquire us and could increase the difficulty of successfully completing this type of offer by anyone other than our advisor and its affiliates. See “Provisions Of Minnesota Law And Our Articles Of Incorporation And Corporate Bylaws — Minnesota Statutory Provisions That Impact a Change in Control” on page 67 of this prospectus.

Minnesota law limits the ability of a third party to conduct a front-end loaded tender offer.

The Minnesota Business Corporation Act includes a “fair price provision” that would preclude a person or entity that acquires or increases its beneficial ownership of our voting shares through a tender offer by more than 10% from acquiring additional shares at a price lower than its initial tender offer within two years after the tender offer. This prohibition would not apply if a special committee of the board of directors approves the purchase.  The special committee must be comprised of persons who have not been our officers or employees for five years, and are not affiliated with the tendering shareholder, prior to the initial acquisition of 10% ownership. See “Provisions of Minnesota Law and Our Articles of Incorporation and Corporate Bylaws — Minnesota Statutory Provisions That Impact a Change in Control” on page 67 of this prospectus.

Our articles of incorporation include an anti-takeover provision that may discourage a shareholder from launching a tender offer for our shares.

Our articles of incorporation require that any tender offer made by a shareholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act. The offering shareholder must provide us with notice of the tender offer at least ten business days before initiating the tender offer. If the offering shareholder does not comply with these requirements, we will have the right to redeem that shareholder’s shares and any shares acquired in such tender offer. In addition, the non-complying shareholder would be responsible for all of our expenses in connection with that shareholder’s noncompliance. This provision in our articles of incorporation may discourage a shareholder from initiating a tender offer for our shares and possibly prevent you from receiving a premium on your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act of 1940, as amended, we could not continue in business as a REIT, an event that could reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (a) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both; (b) at least 80% of the assets described in (a) or loans secured primarily by real estate; and (c) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an on-going basis. If we failed to comply with these requirements and were obligated to register as an investment company, our operations could be significantly adversely affected by:

•	limitations on our capital structure;

•	restrictions on our specified investments;

•	prohibitions on our transactions with affiliates;

•	reporting, record keeping, voting, proxy disclosure compliance, and other rules and regulations that would significantly change our operations; and

•	potential compliance with daily valuation requirements.

You have only limited control over changes in our policies and operations and may not be able to change such policies and operations if you do not agree with the decisions of our board of directors.

Our board of directors will establish our major policies, including our policies relating to our acquisitions, our qualification as a REIT and our payment of dividends. Our board of directors may amend or revise these policies without a vote of the shareholders. Under the Minnesota Business Corporation Act and our articles of incorporation, our shareholders have a right to vote on the following matters:

•	amendment of our articles of incorporation;

•
amendments to provisions of our bylaws that fix a quorum for election of directors, prescribe methods of removing directors or filling vacancies, or fixing the number of directors or classifications or terms in office,

•	the election or removal of directors;

•	a merger or consolidation, or the sale or other disposition of all or substantially all of our assets; and

•	our dissolution.

All other matters are subject to the discretion of our board of directors.

Some of our acquisition policies may be changed by our board of directors without shareholder approval and the changes could alter the nature of your investment.

Our directors are obligated to review our acquisition policies at least annually to determine that we are operating in the best interests of our shareholders. The methods of implementing our acquisition policies may vary to respond to new real estate development and investment trends. Accordingly, our policies may change over time. Our acquisition policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our shareholders, unless otherwise provided for in our organizational documents. As a result, the nature of your investment in our shares could change without your consent.

Our right and the rights of our shareholders to recover claims against our officers, directors and our advisor are limited in a manner that could reduce our ability to recover losses.

Minnesota law requires that a director be indemnified against judgments, fines and penalties, including expenses, resulting from actions the director takes in her or his capacity as a director if the director is not otherwise indemnified, acted in good faith, received no improper personal benefit, and reasonable believed that the conduct was in the corporation’s best interests, and the director is entitled to advances to pay expenses upon written affirmation that the director meets these standards. Our bylaws require us, with certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor to the maximum extent permitted by Minnesota law. Further, under Minnesota law and our articles of incorporation, a director will not be liable for monetary damages for breach of fiduciary duty, except for breaches of the duty of loyalty, acts not in good faith or involving intentional misconduct, for transactions in which the director received an improper personal benefit, and for illegal distributions. Our articles of incorporation do not allow us to indemnify or hold harmless our directors or our advisor and its affiliates for any loss or liability to a greater extent than permitted under Minnesota law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (also known as the NASAA REIT Guidelines). Nevertheless, this indemnity and these hold harmless provisions may cause us, and may cause our shareholders, to have more limited rights against our directors, officers, advisor and its affiliates, than we and they might otherwise have under common law, and could reduce recoveries against our directors, officers, advisor and its affiliates. In some cases, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor, decreasing the cash otherwise available for payment of dividends to you. See “Management – Limited Liability and Indemnification of our Directors, Officers, and Advisor” on page 42 of this prospectus.

Risks Related to Investments in Real Estate

We might not be successful in achieving our acquisition objectives if there are significant changes in the economic and regulatory environment for real estate.

Economic and regulatory changes have had, and could have in the future, an adverse impact on real estate markets, on the operating results of REITs, and on the value of real estate. Our properties and our operating results will be subject to risks related to changes in:

•	national and local economic conditions;

•	the acquisition climate for real estate;

•	local real estate market conditions;

•	interest rates;

•	real estate tax rates; and

•	legislation, rulemaking and governmental policy.

Changes in these economic and regulatory factors, most of which are beyond the control of our board of directors or our advisor, could cause us to be unable to acquire properties that generate favorable returns, cause the value of the properties we own to decline, cause some of our tenants to default on their lease obligations, reduce tax benefits to our shareholders, or otherwise render unattractive the manner in which we do business.

We face competition for the purchase of properties from entities with substantially more capital at their disposal, such as other real estate investment trusts, banks and other traditional financing sources, that may cause us to have difficulty finding properties that generate favorable returns.

The purchase price that we are able to negotiate for the properties we purchase depends substantially upon the presence of competition from other investors in similar properties and, to a certain extent, upon the availability of mortgage financing at rates that would make it attractive for a tenant to own the properties. The availability of these alternative purchasers or sources of financing causes competition for properties and causes reduction in market rental rates, both of which may adversely affect our performance.

If we concentrate our acquisitions in one geographic area, or with tenants in a single industry, a downturn in that geographic area or industry could adversely affect our performance.

Although we intend to invest in properties over a diverse range of geographic areas and industries, if we do not raise adequate funds to achieve this diversification, or if a single area or industry presents significantly more favorable value at the time we have funds available for acquisition, some of our properties could be concentrated in a single area or industry. Because the economic health of a community is affected not only by the economy in general, but by local conditions such as the exit of a major employer, geographic concentration would subject our operating results to the risk of a localized economic downturn. Similarly, if we overly concentrate in one industry, any adverse changes in that industry could have a disproportionately adverse impact on our performance.

Some of our properties will likely be designed for a particular tenant and could be costly to refurbish if a lease is terminated.

Some of the properties we purchase may have leasehold improvements designed for a particular tenant. If the tenant does not renew its lease, or if the tenant defaults on the lease, the property might not be marketable without substantial alteration that could require the use of cash that would otherwise be available for dividend payments to our shareholders. If we do not maintain significant cash reserves, we might need to incur borrowings to pay for these alterations. Vacant properties could cause us to expend funds for their maintenance that would otherwise be available for dividends to our shareholders, and attempting to sell a property without improvements could result in a lower sales price.

Because most of our properties will be leased to a single tenant, rather than multiple tenants, the rental income from, and to a significant extent the value of, the property will be adversely affected by a default by the tenant.

Our portfolio will consist of single tenant properties. Therefore, the income derived from a property is materially dependent upon the financial strength of the tenant occupying the property. Because net lease properties are normally valued on the basis of the cash flow they generate, the value of the property would be negatively impacted if the tenant failed to pay rents or terminated the lease. Tenants that default on their lease payments could cause us to reduce our dividends and cause a devaluation of the property they occupy. Programs managed by affiliates of our advisor have experienced delays in enforcing their rights as landlord and we may incur substantial costs in protecting our investment and re-letting a property if a tenant defaults. If a lease is not renewed, we may not be able to re-let the property at the same rental rate or sell it at the price desired. Any of these conditions could reduce the amount of dividends we pay to you and could reduce the value of our properties.

We may be unable to recover our investment in a property if a tenant files for bankruptcy protection.

A bankruptcy filing by a tenant would bar us from attempting to collect pre-bankruptcy rents from the tenant unless the bankruptcy court issues an order at our request forcing the tenant to make the payments. If a tenant assumes a lease, all pre-bankruptcy amounts owing by it must be paid in full and post-bankruptcy obligations are normally paid currently. If a tenant rejects a lease, we would have no claim for future rents and pre-bankruptcy rents that are due would become unsecured claims and would be paid only if funds are available to the tenant and only in the same percentage as other unsecured claims. A tenant bankruptcy would cause a decrease or curtailment of current rental payments from the affected property and reduce our cash flow and the amount available for dividends. The bankruptcy of a major tenant could have a large adverse effect on our ability to pay dividends.

Our financial condition could be adversely affected if a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding.

We may enter into sale-leaseback transactions with corporate tenants in which we purchase a property and lease it back to the company. A transaction structured as a sale-leaseback may be re-characterized as a financing or a joint venture in a bankruptcy. If a sale-leaseback were re-characterized by a bankruptcy court as a financing, the court might treat us as a creditor in bankruptcy rather than the owner of the property and prohibit us from selling the property. As a creditor, we would have a claim, secured by the property, against the tenant in bankruptcy for the amounts owed under the lease, but the bankruptcy court might allow the tenant to initiate, and could confirm, a restructuring plan that prevents us from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we could be treated as a co-tenant, rather than the sole owner, of the property. As a result, we could be liable for some debts incurred by the tenant.

If we are forced to evict a tenant, or a tenant vacates a property, our dividends could be reduced, we might have difficulty locating a replacement tenant and we might have greater difficulty selling the vacant property at a favorable price.

Although our advisor would normally pursue other options before evicting a tenant, if we were forced to evict a tenant or if a tenant abandoned a property either before or at the end of the lease term, we would either locate a replacement tenant or sell the property. While a property is vacant, it will not generate rental income. The loss of this income combined with the property related costs for which we would be responsible would likely reduce the amount of our dividends. Further, we could incur brokerage and other costs to market the property for sale or for lease to a new tenant. If a property is vacant, we could have greater difficulty attracting tenants or attracting a purchaser at a favorable price. A vacant property is more difficult to market and the value of the property and the dividends we pay could be negatively affected if a property becomes vacant.

If we fail to identify issues with a property during our pre-purchase due diligence investigation, we might have only limited rights to make claims against the seller and could incur expenses we did not anticipate.

Contracts for the sale of commercial property often provide that the property is purchased “as is-where is,” without warranties of merchantability or fitness, and contain only limited covenants, representations and indemnifications that survive for only a short period after purchase. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in a property, as well as lose rental income from that property, if we do not identify issues prior to purchase.

If we incur losses not covered by insurance, or in excess of our insurance coverage, our dividends and net asset value could be diminished.

Because we will be purchasing commercial properties that are subject to net leases, in most cases our tenants will be responsible for insuring our properties and for naming us as an additional insured. Nevertheless, it is not uncommon for losses, particularly catastrophic losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, to either exceed insurance coverage or to be excluded entirely from coverage. Some losses, such as losses resulting from certain acts of terror, are simply not insurable, or the cost of insurance is prohibitive. Further, if a tenant allows a policy to lapse or fails to procure insurance, and we do not detect the lapse or failure, the property may be uninsured against all losses. We could lose all or a significant part of our investment in the property if a loss occurs on a property for which one of our tenants has failed to procure or maintain insurance, if a loss exceeds the coverage of insurance that has been procured, or if a catastrophic loss occurs that is either excluded from a policy or uninsurable.

Increases in real estate taxes could adversely affect the income from our properties and their value.

Local real estate taxes are subject to increase. Although net leases generally permit us to pass tax increases through to tenants, future leases may not be available on the same basis. Tax increases not passed through to tenants may adversely affect our income, and the cash available for payment of dividends. Further, increases in real estate taxes at the time we attempt to re-let or sell a property may adversely affect our ability to re-let or sell the property at a favorable price.

Common area use restrictions of shopping centers could affect a property.

Some of our properties may be located on retail shopping center out-parcels. Retail shopping centers often impose covenants and other restrictions on adjoining property owners that restrict the appearance, use, or character of the improvements constructed on the site. Compliance with these restrictions could limit the type of tenant to which we can lease our properties or the type of buyer that would be willing to purchase the property, or cause us litigation or other expenses. Accordingly, shopping center restrictions could cause us difficulty in generating full value for a property when it is sold or when we seek a new tenant, and the expenses of compliance could reduce our dividends.

We could lose a portion of our investment in a property if its construction is not completed and a developer defaults on its repurchase obligation.

We may purchase land prior to completion of improvements. We may pay for construction draws as construction is completed as part of our property location and purchasing process. Although the tenant or its developer will be responsible for the construction in these arrangements, and will usually be responsible for repurchasing the property if construction is not completed or if the tenant does not take occupancy, this type of purchase arrangement can present risks due to non-performing contractors, changes in construction codes, and changes in costs that can occur during construction. If construction is not completed and the developer or tenant defaults on its contractual obligation to repurchase the property from us, we might not be able to sell the property at a price equal to our cost of purchase. We might also be forced to pay more to finish a partially completed property or to enhance its potential sale or rental, thereby decreasing the income available for payment of dividends.

Acquiring multiple properties in a single transaction may be less profitable.

We may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex than single property acquisitions and present a higher risk of non-completion than a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase all of the properties in the portfolio. In these situations, if we are unable to identify another entity to acquire the unwanted properties, we may be required to purchase all of the properties in the package. Any of these events could adversely affect our operations.

Costs of complying with, or liabilities arising under, environmental laws and regulations could adversely affect our income or performance.

The ownership and operation of real property is subject to extensive federal, state and local law and regulation relating to environmental protection and human health and safety. These laws and regulations govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contamination associated with disposals and other matters. Some of these laws and regulations impose joint and several liability on tenants and property owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Further, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the affected property. Our liability under these laws can arise from our tenants’ operations, the existing condition of land when we buy it, activities in the vicinity of our properties or activities of unrelated third parties. There are various local, state and federal fire, health, and life-safety regulations with which we may be required to comply that may subject us to liability in the form of fines or damages for noncompliance. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could adversely affect our business, assets or results of operations to a material extent and, consequently, the amount of cash available for payment as dividends.

If we sell a property and provide financing to the purchaser, a default by the purchaser could adversely affect our cash flow from operations.

Although we intend to sell our properties for cash, we may provide seller financing. If we provide seller financing, we will bear the risk that the purchaser could default on its repayment obligation, causing us collection expense and interruption of cash flow. If a purchaser does not default, our receipt of sale proceeds will be delayed until the obligation is repaid or we are able to sell or otherwise dispose of the loan. These delays could cause a reduction in payments to our shareholders of sale proceeds, or could delay investment of those proceeds in new properties. A purchaser default under a financing arrangement could negatively impact our ability to pay dividends.

Costs associated with complying with the Americans with Disabilities Act of 1990 may affect cash available for dividends.

Our properties are expected to be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, public accommodation is required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that either comply with the Disabilities Act or place the burden on the seller or another third party to comply with the Disabilities Act. We cannot assure you that we will be able to acquire properties or allocate all responsibilities in this manner in every instance.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to pay dividends.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year in which proceeds from this offering are released from escrow. We may, however, elect to delay qualification until the taxable year ending December 31, 2012, or terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in the best interests of our shareholders. It is also possible that we could inadvertently fail to qualify as a REIT or inadvertently terminate our qualification by failing to meet the qualification requirements under the Internal Revenue Code. Our qualification as a REIT depends upon our compliance with certain asset, income, organizational, distribution, shareholder ownership and other tests imposed by the Internal Revenue Code on a continuing basis. Although we currently intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain ongoing independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be re-characterized by the IRS, such re-characterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could significantly change the tests that apply to qualification as a REIT, the U.S. federal income tax consequences of that qualification, and the benefits that might be derived from an US taxpayer because of that qualification.

We will be subject to federal income tax on our taxable income at corporate rates if we fail to qualify as a REIT for any taxable year. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or dividends to you because of the additional tax liability at the corporate level. In addition, dividends to you would no longer qualify for the dividends paid deduction and we would no longer be required to pay dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect your return on your investment.

Re-characterization of sale-leaseback transactions could cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers. While we will use our best efforts to structure any sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge this characterization. If a sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to the property would be disallowed. If a sale-leaseback transaction were re-characterized, we might also fail to satisfy the REIT qualification “asset tests” or the “income tests” and lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might cause us to fail to meet the distribution requirement for a taxable year.

Dividends to our taxable shareholders generally will not qualify for the reduced tax rates applicable to dividends payable to individual shareholders of corporations that are not REITs.

Dividends that we pay to our taxable shareholders out of current and accumulated earnings and profits (and not designated as capital gain) generally will be taxable as ordinary income, rather than at the current favorable 15% rate for non-corporate taxpayers that is applicable to dividends from an entity taxed as a corporation. A portion of our dividends may be taxable as capital gain or constitute a return of capital as discussed in “Material U.S. Federal Income Tax Considerations” on page 71 of this prospectus.

You will have current tax liability on dividends you elect to reinvest in our shares.

If you participate in our DRIP you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated, for tax purposes, as having received an additional dividend to the extent our shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares acquired.

In certain circumstances, we may be subject to federal and state income taxes as a REIT that could reduce our cash available for payment of dividends to you.

We could be subject to U.S. federal income taxes or state taxes even if we qualify and maintain our status as a REIT. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We might not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We might decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income, causing our shareholders to be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or properties at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for dividends.

Tax law changes could adversely affect our performance.

Changes to the tax laws are likely to occur and such changes may adversely affect your taxes. Tax law changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You should note that our counsel’s tax opinion is based upon existing law and Treasury regulations as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Although REITs generally receive more favorable tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages. As a result, without the vote of our shareholders, our articles of incorporation provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation. Our board of directors has a fiduciary duty to us and our shareholders and could only cause such changes in our tax treatment if it determines in good faith that the changes are in the best interests of our shareholders.

If an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that qualified accounts may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. To avoid triggering additional taxes and/or penalties, you should consider additional factors if you intend to invest in our shares through a pension or profit-sharing trusts or an IRA.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations” on page 83 of this prospectus.

If (a) we are a “pension-held REIT,” (b) a tax-exempt shareholder has incurred debt to purchase or hold our shares, or (c) a holder of common stock is a certain type of tax-exempt shareholder, dividends on, and gains recognized on the sale of, common stock by the tax-exempt shareholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

ESTIMATED USE OF PROCEEDS

The following table provides information about the intended use of the proceeds of this offering, assuming that we sell (i) the minimum offering of 300,000 shares of common stock, (ii) the maximum offering, excluding the DRIP offering, of 27,000,000 shares of common stock, and (iii) the maximum offering, including the DRIP offering, of 30,000,000 shares of common stock. Because much of the data presented in the table cannot be precisely calculated, it does not represent a precise allocation of all the proceeds but instead represents the best estimate of our advisor. Assuming a maximum offering, we expect that approximately 88.1 % of the money that shareholders invest will be used to purchase properties, while the remaining approximately 11.9 % will be used to pay costs of the offering, including selling commissions and the dealer manager fee, and to pay the costs of the selection and acquisition of properties, including the costs of our advisor’s personnel performing those functions.

	Minimum Offering (Not Including DRIP)(1)		Maximum Offering (Not Including DRIP)(2)		Maximum Offering (Including DRIP)(3)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$3,000,000	100.0%	$270,000,000	100.0%	$298,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (4)	300,000	10.0	27,000,000	10.0	27,000,000	9.1
Other Organization and Offering Expenses (5)	150,000	5.0	3,240,000	1.2	3,340,000	1.1
Amount Available for Investment (6)	2,550,000	85.0	239,760,000	88.8	268,160,000	89.8
Acquisition and Development:
Acquisition Fees (7)	-0-	0.0	-0-	0.0	-0-	0.0
Acquisition Expenses at Cost (8)	50,000	1.7	4,590,000	1.7	5,074,500	1.7
Initial Working Capital Reserve (9)	-0-	0.0	-0-	0.0	-0-	0.0
Amount Invested in Assets (10)	$2,500,000	83.3%	$235,170,000	87.1%	$263,085,500	88.1%
_____________
(1)	Assumes the sale of 300,000 shares at $10.00 per share in the primary offering and no shares under the DRIP.

(2)	Assumes the sale of 27,000,000 shares at $10.00 per share in the primary offering and no shares under the DRIP.

(3)	Assumes the sale of 27,000,000 shares at $10.00 per share in the primary offering and 3,000,000 shares at $9.50 per share under the DRIP.

(4)
Includes selling commissions of 7.0% of aggregate gross offering proceeds, which may be reduced under certain circumstances, and a dealer manager fee of 3.0% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will re-allow to participating broker-dealers all of the selling commissions paid to the dealer manager and, in its sole discretion, may re-allow to participating broker-dealers a portion of its dealer manager fee as marketing fees based upon the broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased under our dividend reinvestment plan.

(5)
Organization and offering expenses include due diligence expenses for the documented and invoiced costs of participating broker-dealers of up to 0.5% of offering proceeds, and legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for salaries and direct and indirect expenses of its employees, and other marketing and organization costs, other than selling commissions and the dealer manager fee. To the extent that organization and offering costs, together with selling commissions and the dealer manager fee, exceed 15% of offering proceeds, they will be borne by our advisor and its affiliates, without recourse against or to us.

(6)
Until used to acquire real estate, the net proceeds of this offering will be invested in short-term, liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7)
We will not pay any acquisition fees to our advisor or its affiliates. We may incur development fees and construction fees paid to third parties for actual development and construction work. Acquisition fees do not include acquisition expenses.

(8)
Acquisition expenses include amounts to reimburse our advisor for salaries and direct and indirect expenses of its employees, legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. Although we have assumed average acquisition expenses of 2.0% of the amount invested in properties, expenses on any particular acquisition may be higher. Total acquisition expenses and acquisition fees, including any construction fee or development fees paid to a non-affiliate of our advisor, with respect to a particular property will be reasonable and will not exceed 6% of the contract purchase price of the property, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve amounts in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(9)	Because we will incur no borrowings, and expect that our leases will be “net” leases as described elsewhere herein, we will not maintain significant working capital reserves.

(10)	Represents the amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

INVESTMENT OBJECTIVES AND POLICIES

General: Principal Investment Objectives and Strategies

Our objective is to provide our shareholders:

•	stable, current income in the form of monthly cash dividends from cash generated by rental income and gains on sale of properties;

•	a lower risk investment through debt-free ownership of commercial real estate;

•	an opportunity to participate in potential capital appreciation in the value of our real estate assets; and

•	portfolio diversification in an asset class generally not correlated to the equity and bond markets.

Our strategy is to pursue these objectives through the purchase of:

•	Freestanding, single tenant properties. We will purchase and own primarily freestanding, single tenant properties leased to major creditworthy national and regional companies.

•	No Leverage. We will purchase our properties for cash, without mortgage debt, thereby eliminating the risk of mortgage default or foreclosure.

•
Properties that are 100% occupied under long-term leases when purchased. We will purchase new properties upon completion of construction through direct purchase from developers and from corporate tenants through sale-leaseback transactions. We may also purchase seasoned properties. Most new properties will have net leases with terms of 10 to 20 years. Most seasoned properties will have net leases with terms of seven or more years.

•
Net leases. We will acquire properties under net leases: leases that obligate the tenant to pay all or most taxes, maintenance and insurance costs. In some cases we may be responsible for certain structural costs, such as the roof, walls, HVAC system, and parking lot.

•
Name brand tenants. We will focus on purchasing commercial properties leased to national and regional, creditworthy tenants with name brand recognition in their markets. We intend to focus on acquiring properties leased to companies that are leaders in their market verticals.

•
Focusing on market critical locations. Our experience with name brand tenants is that they require locations for their properties in each market that provide substantial commercial traffic and exposure, such as at major commercial intersections. We believe that tenants consider these types of locations to be “market critical” to their success in a given market. We will focus on acquiring properties in these locations wherever possible and consistent with our overall investment objectives and needs.

•
Reduced fees. Although, like other REITs, we will reimburse our advisor for its costs and pay an annual asset management fee of 0.6%, we will not pay the acquisition fees, financing fees, development fees, property management fees, or many other of the fixed fees charged by other REIT advisors.

Our advisor and its affiliates have more than 36 years of experience in the development and management of net leased commercial property programs, with 26 years of experience focused on all cash programs. This conservative business model and investment philosophy has allowed AEI’s all-cash property programs to weather multiple real estate cycles and three recessions. We believe that the considerable experience of AEI’s management, combined with the industry contacts that our advisor and its affiliates have established over decades and the low fee structure of this offering, sets AEI Core Property Income Trust apart from other REITs.

Acquisition and Investment Policies

Approval and Revision of Policies. Our investment policies will be adopted by our board of directors, including our independent directors, before we begin our primary offering. Our directors will formally review our investment policies on an annual basis and review our portfolio on a quarterly basis or more often as they deem appropriate. Changes to our investment policies must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our shareholders. However, our board of directors will not amend our articles of incorporation, including any investment policies that are provided for in our articles of incorporation, without the concurrence of a majority of our outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our shareholders.

Subject to the requirement that any acquisition transaction between us and our advisor and its affiliates be approved by a majority of our independent directors, our investment policies delegate broad authority to our advisor to execute our property acquisitions and dispositions. We may adjust the industry, geographic, or structural focus of our property acquisitions based upon market conditions and acquisition opportunities. Our board of directors will at all times have ultimate oversight over our acquisitions and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions.

Investment Focus. We intend to focus on acquiring freestanding, single tenant, debt-free, commercial properties net leased to creditworthy corporate tenants that have national name brand recognition. In most cases, these properties will be integral to the business of our tenants in a market critical location needed by the tenant to compete effectively. Our focus will be on tenants that we believe will occupy properties over the long-term and meet all of their lease obligations.

We will not borrow money to purchase our properties. We will acquire our properties only with the proceeds from this offering. Although leverage can increase returns, it can subject real estate ownership to substantially higher risks due to cyclical changes in real estate values, interest rates and refinancing risks. Except to provide short-term financing for the construction of properties that we intend to acquire, we will not lend money or otherwise purchase indebtedness. We will not invest in mortgage loans or real estate securities. Our objective is to generate current income and long-term gain through low-risk commercial leases and appreciation in the real estate we own, not to speculate on interest rate trends through borrowings, real estate debt or pass-through securities.

Nearly all of our properties will be commercial properties under long-term net leases to single tenants. We believe that a focus on properties that are integral to the tenant’s business both ensures more stable rental income and longer-term occupancy, while eliminating many of the occupancy and management risks associated with multi-tenant properties.

We will pursue properties leased to commercial tenants representing a variety of industries. Typical tenants will include companies in the retail, food service, drug stores, convenience stores, retail business offices, medical office and service sectors. We intend to acquire a portfolio that is also diversified by geographic location, size, and tenant. We currently expect all of our acquisitions will be in the United States. Since 1975, investment programs sponsored by our advisor and its affiliates have developed or acquired more than 310 properties in 37 states.

We believe that our focus on the acquisition, without leverage, of a diversified portfolio of freestanding, single tenant commercial properties net leased to creditworthy tenants with national brand recognition presents lower acquisition risks and greater financial stability than other types of acquisitions that we could make in the commercial real estate market. We believe that the absence of leverage reduces the risk that our cash flow could be diverted to debt service if a tenant defaults. We believe a diversified portfolio of properties increases the likelihood that we will be able to realize our investment objectives of steady cash flow from rents and preservation of capital from the stable value of the assets in our portfolio. We believe a focus on freestanding, single tenant properties that are integral to the tenant’s business ensures more stable and longer-term occupancy.

Our Leases. All of our properties will be 100% leased at the time of acquisition. New leases will normally have an initial term of 10 to 20 years and contain options for the tenant to renew the lease for additional terms, usually with rental escalations. We may acquire properties with shorter lease terms if the property is already in use and is in an attractive location, if the property would be difficult for the tenant to replace, or if the property has other significantly favorable attributes. We expect that most of our leases will contain contractual rent escalation clauses to increase the rents over the term of lease.

Our leases will be primarily “net leases” under which the tenant is responsible for payment of all or most taxes, maintenance, and insurance. Because each lease is an individually negotiated contract between two or more parties, each lease will have different obligations for both landlord and tenant. Many large national retail tenants have standard lease forms that they often refuse to vary from property to property and we will have limited ability to revise the terms of such leases. Accordingly, although we have standard lease terms that we propose, because the lease is negotiated and some tenants insist on negotiating from their form, the various obligations under the leases to be associated with our properties are not determinable in advance.

Under most of our leases, tenants will be obligated to pay a predetermined annual base rent that may increase during the lease term based upon a fixed rental increase schedule or market, inflation, or sale indices. Our leases will usually require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming us as an additional insured on the policy. In some cases, we may either be required to obtain, or we may elect to obtain, casualty and/or liability insurance in place of, or in addition to, a tenant’s insurance. As a precautionary measure, our advisor may also obtain, to the extent available, loss of rents insurance. Some leases may require that we procure the insurance for both commercial general liability and property damage insurance, subject to reimbursement by the tenant. Tenants will be required to provide proof of insurance that our advisor will review and monitor.

We may purchase properties from commercial occupants and lease them back to the sellers of the properties. Although we intend to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. If a sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to the property would be disallowed and it could impact our REIT status. See “Material U.S. Federal Income Tax Considerations – Sale-Leaseback Transactions” on page 74 of this prospectus.

Our Acquisition/Underwriting Process. Our advisor and its affiliates have established relationships throughout the commercial property and retail industries and we intend to capitalize on those relationships to focus on the acquisition of properties leased to creditworthy tenants. Many of our tenants will have nationally recognized brand names and our advisor will analyze them subject to the credit standards listed below.

We believe that many companies prefer to lease rather than own the properties that they occupy, but also require that the properties be developed to their specifications and in locations they choose. Many of these tenants use “preferred developers” to develop new locations for them and these developers seek take-out commitments from AEI to purchase upon completion of construction of the project. We will acquire a portion of our properties through forward takeout commitments from preferred developers engaged in build-to-suit contracts and through direct purchases from property owners.

When evaluating prospective acquisitions, our advisor will consider various real estate and financial factors, including the location of the property, the lease and other agreements affecting the property, the creditworthiness of the tenant, the property’s income-producing capacity, its physical condition, its prospects for appreciation, its prospects for liquidity, tax considerations and other factors. Our advisor will have substantial discretion with respect to the selection of specific properties, subject to approval by our board of directors.

Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services and/or other information our advisor may deem relevant. Generally, every tenant must have a proven track record to meet the credit standards applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. We expect that most of our properties will be leased to investment grade or creditworthy national and regional corporate tenants.

Although our advisor will not use specifically quantifiable standards in analyzing the strength of a tenant or guarantor, we will prefer investment grade tenants over non-investment grade tenants wherever possible. A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s or Fitch of BBB- or better, a credit rating by Bloomberg of B3L or better, or its payments are guaranteed by a company with one of these ratings. In cases where a tenant does not have a Standard & Poor’s, Moody’s, Fitch or Bloomberg rating, we will consider a tenant to be “investment grade” if it has received a rating of 1 or 2 by the National Association of Insurance Commissioners (“NAIC”) on a debt private placement or is a wholly owned subsidiary of a parent company, that has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s or Fitch of BBB- or better or a credit rating by Bloomberg of B3L or better. NAIC 1 is assigned to obligations exhibiting the highest quality. We will not lease properties to “special purpose entities” without substantial credit support if the tenant’s obligations are not guaranteed by a parent company that meets these standards.

In considering the credit strength of a tenant for a particular property and lease, our advisor may consider other factors, including, but not limited to, the terms of the acquisition, the operating history of the property, the tenant’s market share and track record within its industry segment, and the general financial outlook of the tenant’s industry segment.

Our obligation to complete the purchase of any property will be conditioned upon the delivery and verification of documents from the seller, including, where available and appropriate:

•	plans and specifications;

•	surveys;

•	environmental reports and environmental matters relating to federal, state and local laws and regulations relating to environmental protection and human health and safety;

•	property physical condition reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	title and liability insurance policies; and

•	financial information relating to the property, including the recent operating history of properties for which there is a recent operating history.

Normally, we will not purchase a property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property. If a Phase I report reveals any cause for concern, we may elect to obtain a Phase II report, including soil tests.

Valuations and Appraisals. To the extent we purchase properties from our sponsor, advisor, directors or their respective affiliates, a majority of the independent directors must approve the consideration paid for the properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years and copies of each appraisal will be available for review by shareholders upon their request.

   Joint Ventures. We may enter into joint ventures, partnerships and other co-ownership arrangements (including co-tenancy arrangements) in purchasing properties to reduce our capital commitment to a particular property, to acquire a property we could not otherwise acquire, or when only a partial interest in the property is available for purchase. In determining whether to invest in a particular joint venture, we will evaluate the assets of the joint venture under the same criteria described in this prospectus for the selection of our other properties. We may enter into joint ventures with our directors, or our advisor or its affiliates, only if a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.
Our advisor may have conflicts of interest in determining which AEI investment program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture. These transactions must be approved by a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

Acquisition Limitations. Our articles of incorporation and acquisition policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed until such time as (a) our shares of common stock are listed, and (b) our articles of incorporation are amended (which requires approval of our shareholders), or we revise our acquisition policies, as applicable. Until such listing or amendment, we will not:

•
acquire interests in real property that represent more than 10% of our assets if such real property is not acquired for the purpose of producing rental or other operating income, and at the time of acquisition had no development or construction in process or planned in good faith to commence within one year;

•	invest in commodities or commodity futures contracts;

•	make or invest in any mortgage loans, including subordinated mortgages, except for construction loans subject to the limitation below and except for purchase money obligations upon sale of properties;

•	make construction loans unless we have a contract to purchase the completed property and the loan is supported by an appraisal;

•	borrow to acquire properties, except for short-term inventory purposes to acquire property that will be paid for with shareholders’ subscription capital;

•
borrow for operating purposes to the extent such borrowings would exceed 10% of our net assets (as defined by the NASAA REIT Guidelines) as of the date of any borrowing unless higher borrowings are approved by a majority of our independent directors and disclosed in our next quarterly report, together with an explanation of the excess borrowing;

•
issue debt securities unless our independent directors determine that substantial justification exists for such issuance and then only to the extent historical debt service coverage is adequate to service the higher level of debt;

•	issue equity securities on a deferred payment basis, that are assessable, or where the holder has a contractual right to redemption;

•
issue options or warrants to purchase shares to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;

•
acquire a property if the related acquisition expenses and fees are unreasonable or exceed 6.0% of the purchase price of the property; provided that the acquisition may be made if a majority of our independent directors determines that the transaction is fair, competitive and commercially reasonable;

•
invest in equity securities (including any preferred equity securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•
invest in real estate equity or debt securities, including, but not limited to, CMBS, unless required on a short-term basis to maintain our status as a REIT under the IRC and then not in an amount in excess of 20% of the aggregate value of our assets;

•	make investments in assets located outside of the United States;

•	originate real estate loans;

•	engage in trading, as opposed to investment activities;

•	engage in underwriting activities or distribute, as agent, securities issued by others;

•	invest in foreign currency or bullion;

•
make any acquisition that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; or

•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our articles of incorporation also include restrictions on roll-up transactions, which are described in “Provisions of Minnesota Law and Our Articles of Incorporation and Corporate Bylaws – Restriction on Roll-Ups” on page 69 of this prospectus.

Sale of Properties

We intend to hold each property we acquire for an extended period of time, generally seven or more years. The determination of whether a property will be sold will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our shareholders and other factors. The requirements for qualification as a REIT for U.S. federal income tax purposes also will put some limits on our ability to sell assets after short holding periods. See “Material U.S. Federal Income Tax Considerations—Taxation of the Company” on page 71 of this prospectus.

The selling price of a property that is net leased is normally dependent upon the amount of rent payable under the lease and the capitalization rate applied to that rent. If a tenant has a repurchase option at a formula price, our appreciation may be limited.

We may sell properties in real estate “exchange” sales to persons engaged in 1031 like-kind transactions. We may offer tenancy in common (sometimes referred to as “TIC”) interests in our properties. Our advisor believes that sales of TIC interests to buyers seeking to complete like-kind transactions under Section 1031 of the Internal Revenue Code can result in higher sales prices than listing and selling an entire property through a real estate broker. In most cases, like-kind exchanges of TIC interests to multiple purchasers of the same property are considered a sale of a security and may subject us to liability for the disclosure provided to the buyers under applicable securities law. Further, if the Internal Revenue Service were to successfully challenge the qualification of a transaction as a like-kind exchange, purchasers of such TIC interests might make claims against us or our advisor and our status as a REIT could be affected.

Although we will focus on selling properties for cash, we could take purchase money obligations secured by mortgages as partial payment. The terms of payment in this situation may be affected by custom in the area in which the property is located and by prevailing economic conditions. Payments may be spread over several years or the entire balance of the principal may be a balloon payment due at maturity. To the extent we receive notes in lieu of cash, a portion of the proceeds will not be available for payment of dividends or for reinvestment until and to the extent the notes are actually collected, sold, refinanced or otherwise liquidated. For federal income tax purposes, unless we elect otherwise, we will report the gain from such sale proportionately under the installment method of accounting as principal payments are received.

Exit Strategy — Liquidity Event

Our articles of incorporation require that we hold a meeting of our shareholders within 10 years of completion of the offering and present for their vote and approval, proposals: (i) to sell our properties and liquidate, (ii) to list shares of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or (iii) to continue to operate as a non-traded REIT. If our shareholders elect the third alternative, we will resubmit the proposal to our shareholders at least once every five years or upon the written request of shareholders owning in the aggregate at least 10% of our then outstanding shares. Currently, there is no established plan in place to accomplish these events and none will be undertaken until we have been in operation for at least seven years.

Many REITs listed on a national stock exchange are considered “self-managed,” since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our advisor, to perform management functions on their behalf. If we were to attempt to list on a national exchange, we might be obligated to retain internal managers, either by combining with our advisor, retaining personnel from our advisor, or seeking to retain third party personnel. We cannot assure you that we would be able to negotiate such a transaction with our advisor or find third party managers to serve for compensation that renders listing economically attractive.

Temporarily Invested Funds

Pending the purchase of properties, we will temporarily invest the proceeds of this offering in one or more unaffiliated money market mutual funds or directly in interest-bearing accounts, certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. Pending investment in real estate, we intend to hold substantially all funds in assets that will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables that arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See “U.S. Federal Income Tax Considerations –Qualification as a REIT—Income Tests” on page 73 of this prospectus.

Dividends

To maintain our status as a REIT, we will be required to make annual distributions to our shareholders of at least 90% of our annual REIT taxable income. REIT taxable income is not the same as income calculated under generally accepted accounting principals and is determined without regard for the deduction for dividends paid and by excluding any net capital gain. We may pay dividends in excess of this amount if authorized by our board of directors and considering our financial condition and other factors that our board considers relevant. Once we commence paying dividends, we intend to pay them monthly unless our results of operations, our financial condition, economic conditions, applicable provisions of Minnesota law, or other factors make it imprudent to pay dividends.

If we do not have enough cash during our offering and property acquisition phases of operations to pay a dividend, we may use proceeds from this offering or sell assets to fund dividends. Until we are generating operating cash flow sufficient to pay dividends to our shareholders, we intend to pay all or a portion of our dividends from the proceeds of this offering. This source of dividends would reduce the amount of capital we ultimately invest in properties and could negatively affect our performance and the value of your investment in our shares.

Reserves for Operating Expenses

Because we will not incur borrowings to purchase properties, we do not intend to establish reserves for operating expenses. If we anticipate substantial costs and expenses or other economic contingencies while we operate, we may establish some level of reserves. To the extent that income is insufficient to defray our costs and other obligations and we have not established reserves, it may be necessary to borrow on a short-term basis or sell properties, possibly on unfavorable terms. Any excess reserves may be distributed to shareholders if our advisor determines that such reserves are not necessary for our operations.

Management of Properties

Because our properties will be net leased, the tenants will be responsible most of the on-site management, and payment of taxes, maintenance and insurance expenses of our properties. Our tenants will manage each of their properties and we will enforce their lease obligations. We will not pay our advisor or its affiliates a fee for such administrative services in collecting rents and enforcing leases. We will reimburse our advisor for the administration expenses it incurs to:

•	receive and deposit monthly lease payments;

•	periodically verify payment of real estate taxes and insurance coverage;

•	periodically inspect properties and tenant sales records, where applicable;

•	negotiate disputes with tenants;

•	manage the re-letting and remodeling of properties; and

•	manage the sale and disposition of our properties.

MANAGEMENT

General

We were formed as a Minnesota corporation on June 15, 2011. The Minnesota Business Corporation Act, and our articles of incorporation, define who has authority and responsibility to act on our behalf. Our articles of incorporation have been reviewed and ratified by our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our business and affairs are managed under the direction of our board of directors, the members of which are accountable to us as fiduciaries. We are an “externally managed” REIT, which means that we have contracted with our advisor to manage our day-to-day affairs and the acquisition and disposition of our assets, subject to our board’s supervision. Our Advisory Agreement with AEI Trust Advisors, Inc. has been ratified by our board of directors, including our independent directors, and must be annually ratified by our independent board members in the future.

Our Board of Directors

Our articles of incorporation provide that we may have no fewer than three and no more than seven directors, and that our board of directors has the authority to fix the precise number of directors. Under our articles of incorporation and the NASAA REIT Guidelines, a majority of our directors must be “independent directors.” An independent director cannot, within the last two years, have been directly or indirectly associated with us or with our sponsor, with our advisor or with any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor, our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates other than as a director of any other REIT organized by our sponsor or advised by our advisor, (4) the performance of services for us, other than as one of our directors, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. There are no family relationships among any of our directors, officers, or the officers of our advisor. Based upon information they have provided to us, each of Ms. Lorna P. Gleason, Dr. Thomas W. Hamilton, and Mr. Kent O. Lillemoe are independent within the definition described above.

In addition to the independence requirements, no less than one of our independent directors must have at least three years of relevant real estate experience. As indicated below, both Ms. Gleason and Mr. Hamilton have extensive experience in commercial real estate finance, acquisition and review and we believe both satisfy this requirement.

Directors who are not independent must have at least three years of relevant experience with the knowledge and experience required to acquire and manage the class of assets we will acquire. Mr. Johnson has more than 36 years of direct experience, and Mr. Keene has more than 25 years of direct experience, in the acquisition and disposition of net lease properties and investment programs that invest in these properties.

Our directors serve until the next annual shareholders’ meeting, or until a successor is elected. A director may resign at any time and may be removed, with or without cause, by our shareholders by the affirmative vote of at least a majority of all the eligible votes cast at a properly called meeting for the purpose of removing a director. The director who is to be removed, and the affiliates of the director to be removed, may not vote on, nor consent to, the proposal for his or her removal, or on any transaction between the director and us.

Vacancies created on our board for any reason may be filled by a vote of a majority of the remaining directors with only independent directors nominating replacements for independent director vacancies. If no directors are in office, successor directors will be elected by the shareholders.

Our directors will meet quarterly, in person or by teleconference, or more frequently if necessary. They are not required to devote all of their time to our business and may devote only the time to our affairs as their duties require. Our directors will rely on our advisor as they exercise their responsibilities. Our directors have a fiduciary duty to our shareholders to supervise the relationship between us and our advisor. As part of their responsibilities, our board of directors will determine the compensation of all officers that it selects and approve the payment of compensation to directors for the services that they provide to us.

Written acquisition policies have been adopted by our board of directors. The general terms of those policies are described in this prospectus. Our directors will monitor our administrative procedures, acquisition operations and performance to determine that such policies are adhered to and are in the best interests of our shareholders.

Our board of directors will review our fees and expenses at least annually to determine that they have been incurred in the best interests of our shareholders. A majority of our independent directors who have no interest in the transaction must approve all material transactions with our advisor or its affiliates. Further, our independent directors are responsible for determining that the provisions of our advisory agreement are being met and that the compensation being paid to our advisor, or its affiliates, is fair and reasonable. In doing so, our independent directors will consider matters such as:

•	the success of our advisor in generating acceptable acquisition opportunities for us;

•	the fees paid to our advisor relative to the performance of our properties;

•	amounts paid by other REITs for similar services, especially those with similar investment goals and structures; and

•	any additional revenues realized by our advisor and its affiliates as a consequence of their relationship with us, whether paid by us or others.

Neither our advisor nor its affiliates will vote on any matter regarding (a) the removal of our advisor, or any director affiliated with the advisor or any of their affiliates, or (b) any transaction between us and our advisor, or any director affiliated with our advisor or any affiliates. In determining the number of shares required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of Our Board of Directors. Although our board of directors is responsible for supervising our business, it may delegate some of those responsibilities to committees. Our articles of incorporation and bylaws require that a majority of any committee be comprised of independent directors.

We have, through our board of directors, established an audit committee consisting of two of our independent directors. The audit committee, by approval of at least a majority of the members, will select the independent public accounting firm that audits our annual financial statements. Our audit committee will also approve the audit and non-audit services provided by the accounting firm, review the independence of the accounting firm, review the plans and results of the audit engagement, determine the fairness of the audit and non-audit fees charged by the accounting firm and oversee the adequacy of our internal accounting controls. Our board of directors has adopted standards for our audit committee that set out its functions and responsibilities.

Executive Officers

Although we have elected Robert P. Johnson as our President and Chief Executive Officer, and Patrick W. Keene as our Chief Financial Officer, Treasurer and Secretary, most of the services Messrs. Johnson and Keene will provide to us will be provided through their roles as executive officers of our advisor. We will not directly compensate Mr. Johnson and Keene for their services as members of our board of directors. Mr. Johnson and Mr. Keene hold the same positions with AEI Trust Advisors, Inc., our advisor, and will indirectly perform the same functions for us as they would have performed had we been internally managed.

Our Current Directors and Executive Officers

The following table presents summary information about our executive officers and directors.

Name	Age*	Position(s)
Robert P. Johnson	66	Chairman of our Board of Directors, Chief Executive Officer and President
Patrick W. Keene	52	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director
Lorna P. Gleason	55	Independent Director
Thomas W. Hamilton	48	Independent Director
Kent O. Lillemoe	52	Independent Director
* As of  August 15, 2011.

Robert P. Johnson, founder of AEI Capital Corporation and AEI Fund Management, Inc., is President, sole director and the principal shareholder of both firms. From 1970 to the present, Mr. Johnson has been employed exclusively by AEI in the development, offering and management of alternative investment programs and, since 1975, predominantly in the development and management of net-leased commercial property investment programs. In that capacity, he has been involved in the development, analysis, asset acquisition and management of public and private investment programs representing approximately $484,000,000 of investor equity. Mr. Johnson is also President, sole director and registered principal of AEI Securities, Inc., which he founded in 1971. AEI Securities is registered with the Securities and Exchange Commission as a securities broker-dealer and is a member of FINRA and the Security Investors Protection Corporation (SIPC). Mr. Johnson is currently a general partner or principal of the general partner for each of the limited partnerships and a managing member of each of the limited liability companies set forth under “Prior Performance.” Mr. Johnson was selected as one of our directors because he is among the most experienced owners and managers of triple net leased programs in the country, and is our President and President of our adviser.

Patrick W. Keene, a CPA (inactive), is Chief Financial Officer, Secretary and Treasurer of AEI Capital Corporation. He has been employed by AEI Fund Management since 1986 and is responsible for all accounting and tax functions, including coordination of reports to the SEC and investors. Prior to joining AEI, he was with KPMG Certified Public Accountants, first as an auditor and later as a tax manager. He is a 5% equity owner of AEI Capital Corporation. Mr. Keene was selected as one of our directors because of his significant experience in accounting and taxation of tax-advantaged real estate investments, particularly those that invest in net leased real estate.

Lorna P. Gleason, Esq., is President of Financial Assets Advisors, L.L.C., a company she co-founded in August 2010 that provides advice to investors in commercial loan assets. Ms. Gleason began her 30-year career in commercial finance in 1981 with the law firm of Dorsey & Whitney LLP, Minneapolis, Minnesota, representing financial institutions and lenders in complex commercial loan transactions, workouts and bankruptcies, and became a partner at the Dorsey firm in 1989. She joined GMAC-RFC, one of the largest private mortgage-backed securities issuers in America, in 1990 as that company’s first in-house attorney. In 2001 she was promoted to Senior Managing Director of GMAC Health Capital, where she led the entry, growth and management strategies of new business until the end of 2007. From March 2008 until founding Financial Asset Advisers, she was with Wells Fargo where she was responsible for the default management of a billion dollar portfolio of tax exempt bonds. Ms. Gleason has served on the board of directors of several non-profit organizations, including the Children’s Cancer Research Fund, the Global Nature Conservancy Trustee Council and the Minnesota Chapter of The Nature Conservancy. She is currently a board member of Ameriprise Certificate Co., a public, face amount certificate company with over $3 billion of assets.  Ms. Gleason was selected as a director because of both her legal and managerial expertise in real estate finance and investment, including real estate workout and compliance.

Thomas W. Hamilton, Ph.D, CRE, FRICS, CVS, is a Commercial Real Estate Professor at the University of St. Thomas – Minnesota Opus College of Business, Shenehon Center for Real Estate where he has taught a variety of both undergraduate and graduate courses in real estate since 2000. Dr. Hamilton is involved in many professional and academic organization activities, including the Counselors of Real Estate, Editorial Review Board of Real Estate Issues, and the Royal Institution of Chartered Surveyors. He also currently serves on the AACSB AoL Committee for the Opus College of Business and is a faculty advisor for the UST Real Estate Alumni Association and the UST Real Estate Society. Dr. Hamilton is the Founder and President of Karvel-Hamilton Real Estate Analytics/PROTEC, a Minnesota-based real estate research and consulting firm. He is also a real estate litigation support consultant for the Minneapolis law firms of Winthrop and Weinstine, LLP; Meagher and Greer, PLLP; Bowman and Brooke, LLP; and Robbins, Kaplan, Miller and Ciresi, LLC.  Mr. Hamilton was selected a director because of his significant expertise in real estate finance, valuation and theory.

Kent O. Lillemoe, a CPA (inactive), is an independent financial consultant with over thirty years of finance and financial management expertise with public and private companies.  He was Chief Financial Officer of MinuteClinic, Inc., a national provider of healthcare from retail locations that was acquired by CVS Caremark, from January 2006 to April 2009; Chief Financial Officer of Envoy Medical Corporation, a health product company, from January 2003 to November 2005; cofounder, a director and Chief Financial Officer of Avanti Optics Corporation, a developer of fiberoptic manufacturing technologies, from June 2000 to January 2003; Chief Financial Officer of Fargo Electronics, Inc., a publicly held manufacturer of identity card technologies, from March 1998 to June 2000 and a member of the Board and chair of the Audit Committee of Fargo Electronics from June 2000 until April 2006; and Chief Financial Officer of CyberOptics Corporation, a publicly held developer and manufacturer of optical sensors, from September 1985 to September 1996.  Mr. Lillemoe also currently serves on the Board of Directors of  Exos Medical Corporation and Mobi,

Inc., both of which are medical product manufacturers.  Mr. Lillemoe brings our board significant experience in both private and public company reporting, accounting, finance, and financial planning.

Compensation of Directors

We will pay each of our independent directors a retainer of $35,000 per year, commencing with release of the proceeds of this offering from escrow. We will pay an additional retainer of $2,000 to the chairman of our audit committee. We will pay $500 for each board meeting a director attends in person and $250 for each meeting the director attends electronically. There will be no additional meeting fee for committee meetings held in conjunction with board meetings. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. If a director is also one of our officers or employees, or an employee of our advisor or its affiliates, we will not pay compensation to the director for services rendered as a director. Accordingly, we will not compensate Mr. Johnson or Mr. Keene separately for their service to us on our board of directors. Because we were recently formed, we have not yet paid any director fees.

Limited Liability and Indemnification of Our Directors, Officers, and Advisor

Our articles of incorporation contain a provision that eliminates liability of our directors and officers for monetary damages for breach of the duty of care, requires us to indemnify and advance expenses to our directors, officers, AEI Trust Advisors and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Minnesota law and the NASAA REIT Guidelines. To the extent that the Minnesota Business Corporation Act conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Minnesota Business Corporation Act are mandatory under Minnesota law.

The Minnesota Business Corporation Act requires us to indemnify directors and officers against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding if the director or officer:

•	has not been indemnified by another organization;

•	received no improper personal benefit and complied with the conflict provisions of the act;

•	with respect to any criminal proceeding, the director or officer had no reasonable cause to believe the conduct was unlawful; and

•
reasonably believed that the conduct was in the best interests of the corporation, or in the case of an omission, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Consistent with the NASAA REIT Guidelines, our articles of incorporation further limits our ability to indemnify our directors, AEI Trust Advisors and its affiliates for losses or liability suffered by them and limits our ability to hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our advisory agreement. As a result, our rights and the rights of our shareholders to seek redress from our advisor may be more limited than they would be if these indemnification rights were not included in our advisory agreement. The general effect to our shareholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our shareholders and us against our officers and directors.

The Minnesota Business Corporation Act requires us to advance or reimburse reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking to repay the amount advanced or reimbursed upon a determination that he or she did not meet such standard of conduct was not met. Indemnification by us does not reduce the extent of a director’s or officer’s exposure to liability under federal or state securities laws. It does not limit a shareholders’ ability to obtain injunctive relief or other equitable remedies for violation of a director’s or officer’s duty to us, although equitable remedies may not always be a satisfactory remedy.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Our articles of incorporation state that indemnification of our directors, and our advisor or its affiliates, will not be provided nor allowed for liabilities arising from, or out of a violation of, state or federal securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnified person of each count alleging securities law violations;

•	such claims have been dismissed on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction has approved a settlement of the claims against the indemnified parties and finds that indemnification of the settlement and associated costs is proper, and in consideration of the request for indemnification, the court has been advised of the position of the SEC and that of any state securities regulatory authority of any state in which our securities were offered as to indemnification for violations of securities laws.

Additionally, our articles of incorporation state that advancing funds to our directors, our advisor or our advisor’s affiliates for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought will be made only if each of the following conditions are met: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advance; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay any advanced together with the applicable legal rate of interest thereon if they are found to not be entitled to such indemnification.

Our Advisor

Our advisor, AEI Trust Advisors, Inc., will be responsible for our day-to-day operations under an advisory agreement dated. AEI Trust Advisors is a subsidiary of AEI Capital Corporation, our sponsor, and its personnel are provided by AEI Fund Management, Inc. a company wholly owned by Robert P. Johnson.

The officers and key management personnel of AEI Fund Management are as follows:

Name	Age	Position(s)
Robert P. Johnson	66	President and Chief Executive Officer
Patrick W. Keene, CPA (inactive)	52	Chief Financial Officer, Secretary and Treasurer
Richard J. Vitale, CFA	44	Executive Vice President
Rona L. Newtson, CRCP	52	Executive Vice President of Compliance and Operations
Marni J. Nygard, Esq.	34	Senior Vice President of Acquisitions/Dispositions
Brian Schulz	46	Vice President of Lease Management

We describe the backgrounds of Mr. Johnson and Mr. Keene under the caption “Our Current Executive Officers and Directors” above.

Richard J. Vitale, a Chartered Financial Analyst, joined AEI in 1992 and is responsible for general strategic corporate initiatives and organization and management of AEI syndications and market planning. Prior to joining AEI, he was employed by Burlington Northern Railroad in Ft. Worth, Texas, where he served as Corporate Treasury Analyst and Senior Economic Analyst. He is a 5% equity owner of AEI Capital Corporation.

Rona L. Newtson, a Certified Regulatory and Compliance Professional, is also a General Securities Principal and Chief Compliance Officer of AEI Securities. She joined AEI in 1993 and is responsible for managing general operations and securities compliance requirements of affiliate companies and investment funds. Prior to joining AEI, she was employed in a similar capacity with Heartland Realty Investors, Inc. in Minneapolis, Minnesota. She is a 5% equity owner of AEI Capital Corporation.

Marni J. Nygard, Esq., joined AEI in 2005 and is responsible for managing acquisition and disposition processes for AEI. Prior to joining AEI, she worked as an attorney at CI Title in St. Paul, Minnesota in the residential and commercial property departments.

Brian Shultz, joined AEI in 1996 and is responsible for managing tenant lease compliance and property maintenance obligations. Prior to joining AEI, he was responsible for risk management with Travelers Express Company, Inc. and Dun & Bradstreet, Inc.

The Advisory Agreement

The advisory agreement we have executed with AEI Trust Advisors has a one year term, and may be renewed for an unlimited number of one year terms. We can terminate our advisory agreement upon a vote of a majority of our independent directors at any time upon 60 days written notice, or without notice after a change in control. If we properly terminate our advisory agreement, our advisor remains obligated to cooperate with us and take reasonable steps that we request in making an orderly transition of our advisory function. Upon termination of our advisory agreement, our advisor will be entitled to a subordinated distribution, as described in “Management Compensation” on page 47 of this prospectus.

The advisory agreement may be assigned by our advisor to an affiliate if approved by a majority of our independent directors. We may assign or transfer our advisory agreement to a successor entity if at least a majority of our independent directors determines that the successor advisor possesses sufficient qualifications to perform our advisory function and to justify its compensation. In considering a successor, our independent directors will base their decision on facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management, the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The advisory agreement requires our advisor to use its reasonable best efforts to provide the services we need to manage our day-to-day activities, as summarized below. As part of those services, our advisor will use its reasonable best efforts to present us with acquisition opportunities consistent with our acquisition policies as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, will, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us property acquisition opportunities consistent with our acquisition policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our acquisition policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under our advisory agreement;

•	consult with our officers and board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•
enter into leases of property and service contracts for assets in our name and on our behalf and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.

Because our properties are expected to consist primarily of single tenant properties that are net leased to commercial tenants, we will not engage separate property managers. Our advisor will, instead, perform the administrative and other functions, such as collecting rents, ensuring maintenance of insurance and taxes, leasing and re-leasing properties, supervising tenant improvements if required, and other day-to-day property functions. We will not pay our advisor a fee separate from its 0.60% asset management for any of these services. Specifically, we will not pay our advisor a property management fee, a leasing fee, a financing fee, a development fee, or any similar fee.

We will pay our advisor a 0.60% asset management fee and reimburse it for expenses it incurs on our behalf. Our advisor will also be entitled to a subordinated incentive fee in the form of distributions from us upon sale of properties, listing, or termination of its advisory agreement. For a detailed description of the fees and expense reimbursements payable to our advisor, see “Management Compensation” on page 47 of this prospectus.

The officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. Nevertheless, our advisory agreement requires our advisor to devote sufficient resources to our administration to discharge its obligations. Although our advisor has no paid employees, as of the date of this prospectus its affiliates had approximately 38 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor and the “fully loaded” cost of such employee.

MANAGEMENT COMPENSATION

We do not have any employees. We will rely upon our advisor, AEI Trust Advisors and its affiliates for the services we require to operate. Our advisor will receive compensation and reimbursement for such services, including services it performs in connection with this offering and services it performs in connection with the investment, management and disposition of our assets. The forms of, and estimates of the amount of, these fees and reimbursements are described in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution” on page 84 of this prospectus. The table assumes that shares are sold at the highest possible commission rate and fees. It assumes that 3,000,000 shares are sold through our DRIP at a price of $9.50 per share and without selling commissions or dealer manager fees.

Type of Compensation	Determination of Amount	Estimated Minimum Offering (300,000 Shares)/ Maximum Offering (30,000,000 Shares)
Offering Stage
Selling Commissions
We will pay AEI Securities 7.0% of the gross proceeds from the offering, all of which will be re-allowed as selling commissions to participating broker-dealers. We will not pay any selling commissions for sales of shares under our dividend reinvestment plan. The commissions we pay AEI Securities that are re-allowed will be reduced and may be deferred in certain instances described under the caption “Plan of Distribution” on page 84 of this prospectus.
		$210,000 minimum/ $18,900,000 maximum
Dealer Manager Fee
We will pay AEI Securities a dealer manager fee of 3.0% of the gross proceeds from the offering. AEI Securities may re-allow a portion of such fee to participating broker-dealers for marketing services. We will not pay a dealer manager fee for sales of shares under the dividend reinvestment plan.
		$90,000 minimum/ $8,100,000 maximum
Organization and Offering Expenses 1
We will reimburse our advisor for organization and offering expenses, including the personnel costs 2 it incurs in providing services related to these activities. These expenses may include up to 0.5% of the gross offering proceeds for third party due diligence expenses included in detailed and itemized invoices. We will not pay organization and offering expenses to the extent that they exceed, when combing with selling commissions and dealer manager fees, 15% of the gross proceeds we raise.
		$150,000 estimated minimum/ $3,340,000 estimated maximum
Operational Stage
Acquisition Fee	None. No acquisition fees will be paid to our advisor or its affiliates.	$0.00
Acquisition Expenses
We will reimburse our advisor for the expenses it incurs in evaluating and acquiring properties on our behalf, regardless of whether we actually acquire the properties, including the personnel costs 2 it incurs in providing such services. We expect these expenses to be approximately 2.0% of the purchase price of each property purchased.3
		$50,000 estimated minimum/ $5,074,500 estimated maximum

Type of Compensation	Determination of Amount	Estimated Minimum Offering (300,000 Shares)/ Maximum Offering (30,000,000 Shares)
Financing Coordination Fee	None. We will not borrow money to acquire properties and will not pay financing fees to our advisor or third parties.	$0.00
Development Fee	None. We will not pay our advisor or any of its affiliates any fees for developing properties.	$0.00
Asset Management Fee
We will pay our advisor or its assignees an annual asset management fee equal to six tenths of one percent (0.60%) of our average invested assets,4 payable monthly at the rate of one twentieth of one percent (0.05%) of monthly average invested assets.4
		Not determinable at this time. There is no maximum dollar amount of this fee.
Property Management Fee	None. We will not pay our advisor or any of its affiliates any fees for managing properties.5	$0.00
Operating Expenses
We will reimburse our advisor for its costs in managing our operations and properties and providing administrative services, including personnel costs2 it incurs in providing such services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (which include, among other things, the asset management fee, but exclude the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition expenses) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets,4 or (ii) 25% of net income, other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of properties for that period.6
		Not determinable at this time.
Liquidation/Listing Stage
Property Disposition Coordination Fee
We will pay our advisor, which will provide substantial assistance in arranging sales of our properties, a property disposition coordination fee equal to 2% of the contracted sale price of the property. If a real estate broker is engaged, the aggregate of the coordination fee and all commissions paid to any real estate broker will not exceed 6% of the contracted sale price.7
		Not determinable at this time. There is no maximum amount of these payments.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)8
When we sell properties, and after we have returned shareholder investments plus an 8% cumulative, non-compounded annual return on their investments, we will pay our advisor 10% of the remaining sales proceeds. We cannot assure you that we will achieve this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.
		Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Estimated Minimum Offering (300,000 Shares)/ Maximum Offering (30,000,000 Shares)
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)8
If we provide liquidity by listing our shares on a national securities exchange, and the market value of our shares9 plus the amount of dividends we have paid shareholders has returned shareholder investments plus an 8% cumulative, non-compounded annual return on their investments, we will pay our advisor 10% of the excess market value.
Not determinable at this time. There is no maximum amount of these payments.
Subordinated Distribution upon Termination8
If we terminate our advisory agreement with AEI trust Advisors prior to the time we have paid a Subordinated Participation in Net Sale Proceeds or a Subordinated Incentive Listing Distribution, we will pay our advisor a performance fee equal to the amount that it would have been entitled under its subordinated participation in net sales proceeds.
Not determinable at this time. There is no maximum amount of these payments.

(1)
Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse our advisor for its portion of the compensation of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Third-party due diligence expenses may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management, provided that we receive, or the dealer manager receives, a detailed invoice of such fees. Our advisor will incur without reimbursement, or will repay to us any organization and offering expenses that exceed, when combined with the selling commissions and the dealer manager fee, 15% of the gross proceeds from this offering.

(2)
Personnel costs include the “fully-loaded” cost of the personnel employed by our advisor or its affiliates in providing services to us, including the salaries, incentive compensation and benefit expenses paid to employees of our advisor and its affiliates for work they perform on our behalf; and a proportionate amount of general expense incurred by our advisor and its affiliates that is required to allow those employees to provide services, such as office rent, telephone, travel and other expenses attributable to providing such services. Our advisor allocates and charges us for a portion of these expenses based upon the number of quarter-hour increments devoted by the employees of it and its affiliates to our affairs, as recorded on employee daily time records. It allocates general expenses at the end of each month based upon the number of our shareholders and our capitalization as compared to other programs that it and its affiliates manage. In addition, we also will pay third parties, or reimburse our advisor or its affiliates for any expenses they pay on our behalf to third parties, for services we require, including, but not limited to, legal fees and expenses, travel and communications expenses, and as they relate to acquisition expenses, costs of appraisals, accounting fees and expenses, third-party real estate brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related properties.

(3)
In no event will the aggregate acquisition expenses (including any fees or expenses paid to third parties) payable with respect to a particular property exceed 6.0% of the contract purchase price of the property.

(4)
Average invested assets will equal the aggregate value of our assets (other than investments in bank accounts, money market funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, average invested assets will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Any portion of this fee may be deferred and paid in a subsequent year.

(5)
Although we will not pay property management fees to our advisor, and do not currently anticipate paying property management fees to a third party, we may contract for a third party to provide property management services and may allow our advisor to subcontract with a third party to provide such services. If we were to pay property management fees, directly or indirectly, to a third party, such fees will be subject to the limitation that the aggregate of all property management fees may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location.

(6)
We may reimburse our advisor for operating expenses in excess of this limit if a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. If this happens, we will notify each of our shareholders within 60 days after the end of the fiscal quarter for which such determination was made of the amount that was reimbursed and the factors that our independent directors considered in deciding to reimburse more than the limit.

(7)
In no event will the property disposition coordination fee paid to our advisor, together with any real estate commissions paid to unaffiliated third parties, exceed the lesser of 6% of the contract sales price of the property and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.

(8)
If our advisor or any of its affiliates receives the subordinated incentive listing distribution, it would no longer be entitled to receive the subordinated participation in net sale proceeds or the subordinated distribution upon termination. If our advisor or any of its affiliates receives the subordinated distribution upon termination, it would no longer be entitled to receive the subordinated participation in net sale proceeds or the subordinated incentive listing distribution.

(9)
The market value of our shares will be calculated based upon the average market value of our shares issued and outstanding at listing over the 30 trading days beginning 180 days after our shares are first listed or included for quotation. Our advisor or its affiliates have the option to receive payment of the subordinated incentive listing distribution in the form of shares, cash, a promissory note or any combination of these forms. To the extent we make payments of the subordinated participation in net sale proceeds, we will deduct those payments from any subordinated incentive listing distribution we would otherwise be required to pay.

The fees and expenses that we pay to our advisor must be reviewed at least annually by the independent members of our board of directors and they must conclude that the fees and expenses are reasonable in relation to the nature and quality of services performed and is within the limits described above. The independent directors must also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of our advisory agreement are being carried out. Each such determination must be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors believe are relevant:

•	the size of our advisory fee in relation to our size, the composition of our assets and our profitability;

•	the success of our advisor in generating opportunities that meet our acquisition objectives;

•	the rates charged to other REITs and to investors in other REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our acquisition portfolio, including income, conservation or appreciation of capital, frequency of problem acquisitions and competence in dealing with underperforming assets; and

•	the quality of our portfolio relative to the acquisitions generated by our advisor and its affiliates for the account of other programs.

Because our advisor is entitled to differing levels of compensation based upon the different transactions it undertakes on our behalf, it has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to our advisory agreement. See “Management – The Advisory Agreement” on page 45 of this prospectus.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the date of this prospectus, we had only one shareholder: AEI Capital Corporation, which had purchased 20,000 shares for $200,000. Robert P. Johnson and Patrick W. Keene, as officers and shareholders of AEI Capital Corporation could be deemed to be beneficial owners of the shares held by AEI Capital Corporation. None of our independent directors hold any shares of our common stock. The following table sets forth information with respect to the number and percentage of shares that were outstanding on the date of this prospectus.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
AEI Capital Corporation 1300 Wells Fargo Place 30 East Seventh Street Saint Paul, MN 55101	20,000	100%

CONFLICTS OF INTEREST

Our relationship with our advisor and its affiliates creates a number of conflicts of interest, including conflicts related to the compensation that we pay them under our advisory agreement and the dealer manager agreement. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See “Management Compensation” on page 47 of this prospectus for a description of these arrangements. Some of the potential conflicts of interest in our relationship with our advisor and its affiliates, and certain conflict resolution procedures contained in our articles of incorporation, are described below.

Our advisor, its affiliates and our officers will work to balance our interests with those of other AEI investment programs that they manage. If our advisor is not successful in balancing those interests, and makes decisions that are more favorable to other programs than to us, its decisions could have a negative effect on our performance and on the dividends we pay. Further, certain of our shareholders or directors might engage in business activities of the types conducted by us for their own account. For a description of some of the risks related to these conflicts of interest, see “Risk Factors” on page 17 of this prospectus.

Our independent directors are obligated to approve most of the arrangements that our advisor and its affiliates enter into with us. In approving such transactions, our directors must make decisions that are in our best interests in all cases. Our directors have a fiduciary obligation to act in the best interests of shareholders.

Conflicts Because of the Involvement of Our Advisor in Other Real Estate Programs

Our advisor’s affiliates, our executive officers, and two of our directors, act as officers and/or directors of the general partner or managing member of 14 other diversified investment programs currently in operation with investment goals similar to ours. These other programs invest in single tenant properties subject to long-term net leases. The investment strategies of each program would allow them to purchase properties that may also be appropriate for our portfolio. It is possible that we will have money available to acquire properties at the same time as one or more of these other programs sponsored by our advisor or its affiliates. If this happens, our advisor will review the investment portfolio of each program and will make a decision as to which program will acquire the property on the basis of various factors including the cash flow requirements of each program; the degree of diversification of each program; the estimated income tax effects of the purchase on each program; and the acquisition funds available to each program, and the length of time such funds have been available. If capital is available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, it is likely that the property will be acquired by the program that first reached its minimum investment level. Although our advisor, and our board of directors in overseeing our advisor, will attempt to avoid or reduce these conflicts, some conflicts may be unavoidable if a favorable property is available for purchase by multiple programs at the same time.

Potential Conflicts in Leasing and Selling Properties

Conflicts of interest may arise when we attempt to sell or lease our properties, particularly if we hold a co-tenancy interest with another program for which our advisor or its affiliates serve as general partner or managing member. Further, if a buyer is interested in purchasing a type of property held by multiple programs, our advisor may be forced to choose between selling a property we own and a property owned by our advisor, an affiliate of our advisor or by an affiliated program. Such conflicts will be resolved by our advisor after consideration of the investment objectives of the program holding the property and the length of time until the anticipated disposition of our properties. Our advisor may allow the sale of a fractional interest they hold or that is held by an affiliated program prior to the sale of an interest we hold. We cannot assure you that the terms of sale of fractional interests in a property sold at different times will always be the same.

Potential Conflicts Arising From Other Management Duties of Our Advisor and Its Affiliates

Our advisor, its officers, and affiliates may have conflicts of interest in the allocation of their time between us and other AEI investment programs and other activities in which they may be involved. We will be relying upon our advisor for all day-to-day management of our operations and our advisor believes that it has, or can retain, sufficient personnel to fulfill its responsibilities to us and to all other AEI investment programs.

Our articles of incorporation prohibit acquisitions and loans to or from our advisor or its affiliates, other than as described below. Generally, we may acquire properties from our advisor or its affiliates if those properties are acquired at the same cost as was incurred by our advisor or its affiliates, including transaction and holding costs. Acquisitions from our advisor or its affiliates must be approved as being fair and reasonable to us by a majority of our directors, including a majority of independent directors not otherwise interested in the transactions.

Potential Conflicts of Interest in Joint Venture and Co-ownership Arrangements with Our Advisor or Its Affiliates

With respect to the acquisition or development of properties, we may enter into joint ventures or co-ownership arrangements with other AEI investment programs. See “Investment Objectives and Policies – Joint Ventures” on page 36 of this prospectus. Our advisor may have conflicts of interest in determining which program should be party to any joint or co-ownership agreement. A joint venture arrangement may produce economic or business goals which turn out to be inconsistent with ours. Because our advisor and its affiliates will negotiate the terms of any such transactions, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties. Nonetheless, our advisor will act in accordance with policies adopted by our board of directors and any joint venture must be fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venture parties with whom our advisor is engaged.

Potential Conflicts Arising From the Payment of Fees and Other Compensation to Our Advisor and Its Affiliates

We will pay substantial fees and reimbursements to our advisor. These compensation arrangements could influence our advisor’s advice to us and to our directors, because:

•	The fees we pay our advisor are based, in part, upon the net asset value of our shares. Our advisor will be involved in estimating our net asset value.

•	The renewal or enforcement of our agreements with our advisor and its affiliates and the amounts we pay pursuant to such agreements may be important in sustaining the advisor’s operations.

•	Our advisor could be motivated to acquire more speculative properties so that we generate dividend rates that might entitle our advisor to incentive compensation.

•	The purchase or sale of an asset may generate fees and reimbursements to our advisor, as well as increasing the net asset value upon which other fees are calculated.

Our advisor will receive payments from us irrespective of the quality of the services it provides. Our board, however, has a duty to monitor our advisor and our advisory agreement to ensure that our advisor is acting in our best interests and in accordance with the agreement. If it is not, our board may terminate the advisory agreement on 60 days notice.

Potential Conflicts of Our Affiliated Dealer Manager

AEI Securities, Inc. is our dealer manager and is an affiliate of our advisor. While third party due diligence experts are expected to review our offering and due diligence will be performed by the broker-dealers that will be participating in our selling group, we may not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter. You will, therefore, need to rely upon your own financial adviser or broker-dealer to review the terms of this offering. Your broker-dealer is required by FINRA to perform an independent due diligence review. If your broker-dealer conducts an independent due diligence review of this offering, or pays an independent due diligence reviewer to do so for it, we expect to pay or reimburse the expenses associated with such review. Our payment of fees to persons who conduct these reviews may create conflicts of interest. See “Plan of Distribution” on page 84 of this prospectus.

Conflict of Interest Resolution Procedures

To reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions on transactions that we might enter into with our advisor or its affiliates, offerings we may make in the future or which may be made by AEI, and the allocation of acquisition opportunities among affiliated programs. These restrictions include the following:

•
We may acquire properties from our advisor or its affiliates at cost, including transaction and holding costs. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, including transaction and holding costs.

•	We will not borrow from, or loan money to, our advisor or any affiliated entity or person.

•
If an acquisition opportunity becomes available that may be suitable for both us and another AEI program, our advisor, with oversight provided by our board of directors, will consider all of the factors surrounding such potential acquisition including:

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the diversification of each program’s portfolio;

•	the tax effects of acquisition;

•	the acquisition funds available to each program and the length of time such funds have been available;

•	the anticipated economics of the potential acquisition; and

•	the cost of the acquisition.

If capital is available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, it is likely that the property will be acquired by the program that first reached its minimum investment level. Our board of directors, including our independent directors, will have the duty of ensuring that acquisition policies are implemented fairly. Unknown events, such as development delays, may cause an acquisition decision to be changed if such change is determined by our board of directors to be in our best interest.

We will not enter into transactions with our sponsor, our advisor, any of our directors or any of their affiliates, other than as provided for in this prospectus.

Lack of Separate Representation

Dorsey & Whitney LLP acts, and may in the future act, as counsel to us, AEI Trust Advisors, Inc., AEI Securities, Inc. and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Dorsey & Whitney LLP may be precluded from representing any one or all of these parties. If a dispute were to arise between us, AEI Trust Advisors, Inc., AEI Securities, Inc. or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

Since 1975, AEI Capital Corporation or its affiliates have organized 17 public and 17 private net lease property investment programs in the United States. All of these programs were formed as either limited partnerships or limited liability companies. Of the 34 investment programs organized by AEI Capital Corporation or its affiliates, 20 programs have been taken full cycle – from initial formation and purchase of properties to the sale of properties and return of capital to investors.

The information presented in this section and in the Prior Performance Tables attached to this prospectus (see Appendix A) provides relevant summary information concerning the historical performance of the net lease property programs sponsored and managed by AEI Capital Corporation or its affiliates. Prior performance is not indicative of the results that we may realize. For example, some prior programs were privately offered and may not have incurred all the costs that we will incur. You should not assume that you will experience comparable returns.

The Prior Performance Tables display information as of the dates shown for certain prior programs as to:

1.      Experience in raising and investing funds (Table I);

2.      Compensation paid to the sponsor and its affiliates (Table II);

3.      Annual operating results of prior programs (Table III);

4.      Results of completed programs (Table IV);

5.      Results of sales or disposals of properties (Table V).

The purpose of this prior performance information is to allow you to evaluate the experience of our advisor and its affiliates in sponsoring and managing programs similar to us. Table VI contained in Part II of the registration statement for this offering and not part of this prospectus, contains certain information relating to properties acquired by certain prior programs. Those tables are available to any prospective shareholder upon request and without charge.

Prior Public Programs

Since 1984, AEI Capital Corporation or its affiliates have organized 17 public real estate programs that have purchased single tenant properties under long-term net leases using “all-cash” without mortgage indebtedness. With the exception of size, holding period objectives and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to us. As of December 31, 2010, approximately 17,000 investors purchased interests in these public programs for a total investment of $292,823,992.

Program Name	Month Offering Completed	Capital Raised
AEI Income & Growth Fund 27 LLC	November 2009	$11,640,365
AEI Income & Growth Fund 26 LLC	October 2007	$18,327,360
AEI Income & Growth Fund 25 LLC	May 2005	$42,434,763
AEI Income & Growth Fund 24 LLC	May 2003	$24,831,283
AEI Income & Growth Fund 23 LLC	March 2001	$13,349,321
AEI Income & Growth Fund XXII Limited Partnership	January 1999	$16,917,222
AEI Income & Growth Fund XXI Limited Partnership	January 1997	$24,000,000
AEI Net Lease Income & Growth Fund XX Limited Partnership	January 1995	$24,000,000
AEI Net Lease Income & Growth Fund XIX Limited Partnership	February 1993	$21,151,928
AEI Real Estate Fund XVIII Limited Partnership	December 1990	$22,783,050
AEI Real Estate Fund XVII Limited Partnership	November 1988	$23,388,700
AEI Real Estate Fund XVI Limited Partnership	November 1987	$15,000,000
AEI Real Estate Fund XV Limited Partnership	December 1986	$7,500,000
AEI Real Estate Fund 86-A Limited Partnership	July 1986	$7,500,000
AEI Real Estate Fund 85-B Limited Partnership	February 1986	$7,500,000
AEI Real Estate Fund 85-A Limited Partnership	June 1985	$7,500,000
Net Lease Income & Growth Fund 84-A Limited Partnership	December 1984	$5,000,000

All of the properties purchased by these programs were single tenant, net leased commercial properties. At December 31, 2010, these programs had purchased or contracted to purchase 243 properties located in 35 states for approximately $434,900,000. Of these properties, 104 were in Southern states, 98 were in Midwest states, 28 were in Western states and 13 were in Northeast states. By cost, approximately 68% were new or recently constructed properties and 32% were seasoned properties.

At December 31, 2010, these programs had sold 133 entire properties and had completed 556 partial tenant-in-common sales, involving 66 properties. The programs received net sale proceeds of approximately $321,600,000 and realized an average cash gain on sale of 10.6% representing net sale proceeds minus the original cost of the properties divided by the original cost of the properties. The weighted average holding period for these properties was 6.2 years (weighted based on the original cost of the properties). Net sale proceeds represent gross sale proceeds reduced by all sale expenses, including expenses paid to AEI and its affiliates. This calculation does not include any rental income generated by the properties or any operating expense required by the properties, nor does it reflect general expenses of the programs or the participation in proceeds of the general partners or managers of the programs. Accordingly, it is not necessarily indicative of return to investors. These results represent past performance, which is no guarantee of future results.

Upon request, for no fee, we will provide any potential investor with a copy of the most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission for any of these programs and, upon payment of reasonable fees to cover postage and handling, a copy of any of the exhibits to such Form 10-K. These annual reports are also available at the SEC’s web site at www.sec.gov.

During the three years ended December 31, 2010, affiliated public programs that were still operating acquired a total of 10 single tenant, commercial properties. All of these properties were acquired for cash, without mortgage indebtedness. Of these properties, 5 were in Southern states, 4 were in Midwest states and 1 was in a Northeastern state. We have included more detailed information about these properties in tables that are in Part II of the registration statement that we have filed with the SEC and will provide those tables to you, without charge, upon request. Investors who purchase our shares will not own any interest in any prior real estate program and should not assume that they will see returns, if any, comparable to those experienced in the prior real estate programs.

Prior Private Programs

Of the 17 private programs organized by AEI Capital Corporation or its affiliates, 10 were formed more than 25 years ago to purchase specified properties using leverage and their operations are not comparable to our proposed operations. Seven private real estate programs formed during the past 18 years have purchased single tenant properties under long-term net leases using all-cash, without mortgage indebtedness. With the exception of size, holding period objectives and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to us. As of June 30, 2011, approximately 1,800 investors purchased interests in the private programs listed below for a total investment of $187,483,073.

Program Name	Month Offering Completed	Capital Raised
AEI National Income Property Fund VII LP	Open	$17,949,589
AEI Accredited Investor Fund VI LP	June 2010	$57,430,322
AEI Accredited Investor Fund V LP	October 2006	$42,690,870
AEI Accredited Investor Fund 2002 Limited Partnership	August 2004	$47,892,866
AEI Private Net Lease Millennium Fund Limited Partnership	June 2002	$14,680,036
AEI Private Net Lease Fund 1998 Limited Partnership	November 1999	$5,441,303
AEI Institutional Net Lease Fund ’93	December 1998	$1,398,087

All of the properties purchased by these private programs were single tenant, net leased commercial properties. At December 31, 2010, these programs had purchased or contracted to purchase 74 properties located in 24 states for approximately $175,500,000. Of these properties, 31 were in Southern states, 27 were in Midwest states, 9 were in Western states and 7 were in Northeast states. By cost, approximately 56% were new or recently constructed properties and 44% were seasoned properties.

At December 31, 2010, these private programs had sold 13 entire properties and had completed 120 partial tenant-in-common sales, involving 21 properties. The programs received net sale proceeds of approximately $58,100,000 and realized an average cash gain on sale of 19.2% representing net sale proceeds minus the original cost of the properties divided by the original cost of the properties. The weighted average holding period for these properties was 3.0 years (weighted based on the original cost of the properties). Net sale proceeds represent gross sale proceeds reduced by all sale expenses, including expenses paid to AEI and its affiliates. This calculation does not include any rental income generated by the properties or any operating expense required by the properties, nor does it reflect general expenses of the programs or the participation in proceeds of the general partners or managers of the programs. Accordingly, it is not necessarily indicative of return to investors. These results represent past performance, which is no guarantee of future results.

During the three years ended December 31, 2010, affiliated private programs that were still operating acquired a total of 14 single tenant, commercial properties. All of these properties were acquired for cash, without mortgage indebtedness. Of these properties, 7 were in Southern states, 6 were in Midwest states and 1 was in a Northeastern state. We have included more detailed information about these properties in tables that are in Part II of the registration statement that we have filed with the SEC and will provide those tables to you, without charge, upon request. Investors who purchase our shares will not own any interest in any prior real estate program and should not assume that they will see returns, if any, comparable to those experienced in the prior real estate programs.

The programs sponsored by AEI and its affiliates have owned some properties leased to tenants that failed to fully perform under the terms of their leases, including the timely payment of rent. If a tenant defaults on its lease obligations, AEI takes such action as they deem prudent in commercial lease transactions. Such actions may include termination of the lease, after which the property may be re-let to a new tenant or sold. If a tenant fails to meet its lease obligations, rental payments will likely be interrupted. Although any such interruption may cause a decrease in cash flow for a period of time, the programs have diversified their acquisitions to reduce this risk. Because of this, no default, or series of defaults, has caused any public or private program listed above to miss a scheduled cash distribution to investors or to have inadequate cash to fund operations. It is a continuing objective of AEI to minimize tenant defaults through careful property evaluation of the creditworthiness of tenants and by renegotiating leases or locating new tenants with the intent of minimizing any interruption of rents.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying financial statement and notes thereto. This section contains "forward looking statements" which represent our expectations or beliefs concerning future events. Forward looking statements should be evaluated in the context of the risk factors described in “Risk Factors” on page 17 of this prospectus.

Overview

We were formed on June 15, 2011 and we intend to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes beginning with the taxable year ending December 31 for the year in which subscription proceeds are released from escrow. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of debt-free, net leased, single tenant, income-producing commercial properties throughout the United States, primarily in the retail, office, medical, and service sectors. Our properties will be 100% leased, or under contract to be leased, under long-term net leases on the date of purchase, primarily to national or regional, name brand, creditworthy tenants. We intend to hold each property for a period of seven or more years. As of the date of this prospectus, we have not yet commenced operations or entered into any agreements to acquire any specific properties. The number of properties we acquire will depend upon the number of shares sold in this offering and the amount of net proceeds available for investment.

Application of Critical Accounting Policies

We will prepare our financial statements in accordance with accounting principles generally accepted in the United States (GAAP). Below are the accounting policies we believe will be critical once we commence operations. We consider these policies to be critical because they require our management to use judgment in the application of these accounting policies, including making estimates and assumptions. These judgments will affect the reported amounts of our assets and liabilities and the disclosure of contingent assets and liabilities as of the dates of the financial statements and will affect the reported amounts of revenue and expenses during the reporting periods. It is possible that the carrying amount of our assets and liabilities, or the results of operations we report, will be affected if our management’s estimates or assumptions prove inaccurate. The estimates and judgments that we believe will have the most effect on our reported financial position and results of operations are as follows:

Allocation of Purchase Price of Acquired Properties. When we acquire properties, we will record them in the financial statements at cost (not including acquisition expenses). We will allocate the purchase price to tangible assets, consisting of land and building, and to identified intangible assets and liabilities, which may include the value of above market and below market leases and the value of in-place leases. The allocation of the purchase price is based upon the fair value of each component of the property. Although we may use independent appraisals to assist in the determination of fair value, in many cases these values will be based upon our own assessment of each property, the selling prices of comparable properties and the discounted value of cash flows from the asset.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the lesser of the useful life of the properties or the remaining terms of the respective leases. Below market leases will be amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets on our balance sheets and will be amortized to expense over the lesser of the useful life or the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets on our balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

 The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount and capitalization rates, interest rates and other variables. If our management’s estimates or assumptions prove inaccurate, the result would be an inaccurate allocation of our purchase price, which could impact the amount of our reported net income.

 Carrying Value of Real Estate. We will initially carry our real estate on our books at a value equal to the cost of acquisition, not including acquisition expenses. We will test the real estate for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable. For properties we will hold and operate, we compare the carrying amount of the property to the estimated probability-weighted future undiscounted cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, we recognize an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property.  For properties held for sale, we determine whether impairment has occurred by comparing the property’s estimated fair value less cost to sell to its current carrying value. If the carrying value is greater than the net realizable value, an impairment loss is recorded to reduce the carrying value of the property to its net realizable value. Changes in these assumptions or analysis may cause material changes in the carrying value of the properties.

Allocation of Expenses. Most of our day to day operating services will be provided to our advisor by AEI Fund Management, Inc., an affiliate of our advisor. AEI Fund Management allocates expenses to each of the funds to which it provides services primarily on the basis of the number of hours devoted by its employees to each fund’s affairs.  It also allocates expenses at the end of each month that are not directly related to a fund’s operations based upon the number of investors in the fund and the fund’s capitalization relative to other funds they manage.  We will reimburse these expenses subject to certain limitations contained in the prospectus.

Income Taxes. We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31 for the year in which subscription proceeds are released from escrow. If we qualify as a REIT for federal income tax purposes, we generally should not be subject to federal income tax on income distributed to you. If we elect to be taxed as a REIT and subsequently fail to maintain our qualification as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates. In that instance, we would not be permitted to qualify for treatment as a REIT for federal income tax purposes until four years after the year in which our qualification was denied. Such an event could have a material adverse affect on our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify as a REIT for federal income tax purposes during each year of our operations. Whether or not we qualify as a REIT, we may be subject to state and local taxes on our income and property as well as federal income and excise taxes on our undistributed income.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization phase. We will not commence any significant operations until we have issued at least $3,000,000 in shares of our common stock pursuant to this offering.

Liquidity and Capital Resources

Our capital demands will be primarily for property acquisitions, and the payment of operating expenses and dividends. Cash needs for items other than acquisitions are expected to be met from cash flow from operations. Cash needs for acquisitions are expected to be met with the net proceeds of this offering.

We expect to have little, if any, cash flow from operations available for dividends until we complete our initial property acquisitions. We could experience delays in acquiring suitable properties, particularly if the amount of capital raised in this offering exceeds our advisor’s ability to locate and acquire properties. Delays we encounter in the property acquisition process could adversely affect our ability to pay dividends and adversely affect your overall investment return. Prior to our acquisition of properties, some portion of our dividends may be paid from sources other than rental income, including proceeds of this offering. However, it is our intention to fully fund dividends from current operations and to keep distributions of cash from other sources to a minimum. Twelve months after completion of the offering of our common stock, our intent is to make dividend payments solely from funds from operations.

We intend to operate on an “all-cash,” non-leveraged basis. Therefore, we will not borrow money to acquire properties or pay dividends. Although we may borrow money on a short-term basis to manage cash flow, we do not anticipate those borrowings will be substantial. Because we will not incur borrowings to purchase properties, and expect that our leases will be net leases, we will not maintain significant working capital reserves. If we anticipate substantial costs and expenses or other economic contingencies while we operate, we may establish some level of reserves. To the extent that income is insufficient to defray our costs and other obligations and we have not established reserves, it may be necessary to borrow on a short-term basis or sell properties. Any excess reserves may be distributed to shareholders if our advisor determines that such reserves are not necessary for our operations.

Contractual Obligations

We had no contractual obligations or off balance sheet arrangements as of the date of this prospectus.

Related-Party Transactions and Agreements

We intend to enter into agreements with AEI Trust Advisors, Inc. and its affiliates under which we will pay fees to, or reimburse expenses of AEI Trust Advisors and its affiliates for organization and offering costs, acquisition expenses, operating expenses and disposition expenses. See “Management Compensation” on page 47 of this prospectus.

DESCRIPTION OF OUR COMMON STOCK

We were formed as a Minnesota corporation and the rights of holders of our common stock are defined by our articles of incorporation and bylaws—our charter documents—and by Minnesota law. Our articles of incorporation in particular contain a number of provisions that are intended to reflect the contractual limitations on our operations and that we have adopted to comply with state securities requirements and the rights of our shareholders. This prospectus only summarizes those provisions. You can obtain a complete copy of our charter documents, including our articles of incorporation and bylaws, in exhibits 3.1 and 3.2 to the registration statement on Form S-11 that we filed with the SEC, of which this prospectus is a part. This information can be downloaded from the Internet at the EDGAR datasite at www.sec.org and can be obtained from us at the address listed under the caption “Where You Can Find More Information” on page 91 of this prospectus.

Common Stock

Our articles of incorporation allow us to issue up to 200,000,000 shares of common stock. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which were purchased and are held by AEI Capital Corporation.

Holders of our common stock are entitled to one vote per share on all matters submitted by us for a vote of shareholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock will be able to elect our entire board of directors. Holders of our common stock are entitled to dividends when, as, and if, authorized and declared by our board of directors. Upon liquidation, holders of our common stock will be entitled to receive all assets available for distribution to shareholders. All shares of our common stock issued in this offering will be fully paid and non-assessable. Holders of our common stock will not have preemptive rights—the right to purchase any new shares of common stock that we might issue. Shareholders will have no liability for our acts or obligations as a REIT.

The shares of our common stock will be uncertificated, which means we will not issue paper certificates for our shares. Instead, we will record owner by entries on our books. Our advisor will act as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by mailing a transfer and assignment form, available at no cost from AEI, to:

AEI Trust Advisors
1300 Wells Fargo Place
30 East Seventh Street
Saint Paul, MN 55101

Meetings, Special Voting Requirements and Access to Records

Beginning in 2012, we will hold an annual shareholders’ meeting each year at our principal office in Saint Paul, MN, or such other location as is convenient to shareholders. Shareholder meetings will be held on a date that is at least 30 days after delivery of our annual report. Special shareholder meetings may be called at the request of a majority of the directors, a majority of the independent directors, the chairman, the president, or upon the written request of shareholders entitled to vote at least 10% of our shares entitled to be voted at such a meeting. A majority of shareholders entitled to cast votes at each meeting, either in person or by proxy, will constitute a quorum. In most cases, the affirmative vote of a majority of all votes cast will be necessary to take shareholder action. A majority of the votes at a meeting at which a quorum is present is required to elect a director.

Under the Minnesota Business Corporation Act and our articles of incorporation, shareholders are normally entitled to vote at a duly held meeting at which a quorum is present on:

•	the election or removal of members of our Board of Directors;

•	the amendment of our articles of incorporation,

•
amendments to provisions of our bylaws that fix a quorum for election of directors, prescribe methods of removing directors or filling vacancies, or fixing the number of directors or classifications or terms in office,

•	our dissolution,

•	our merger or consolidation or the sale or other disposition of all or substantially all of our assets.

The election of directors requires a vote of a majority of shares voted at a meeting at which a quorum is present. Amendments to our articles of incorporation and the amendments to our bylaws require the vote of a majority of the shares present and entitled to vote, but not less than a majority of the minimum number of shares representing a quorum, and our dissolution. merger, consolidation or sale of assets requires the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast.

The advisory agreement with our advisor is approved annually by our directors. While our shareholders do not have the ability to vote to replace our advisor or to select its replacement, shareholders do have the ability to remove a director from our board.

Our shareholders are entitled to receive a copy of our shareholder list upon reasonable request. The list will include names, addresses and telephone numbers of our shareholders, with the number of shares held by each of them. Shareholders requesting lists will be required to pay reasonable costs associated with complying with their request. We have the right to request that a requesting shareholder represent to us that the list will not be used for a commercial purpose.

Restriction on Ownership of Shares of Common Stock

In order to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly, by any five or fewer “individuals,” as defined in the Internal Revenue Code, during the last half of any taxable year. In addition, the shares of our common stock outstanding must be owned by a least 100 shareholders during at least 335 days of a 12-month taxable year, or for a proportionate part of a shorter taxable year. These ownership tests do not apply in the first taxable year in which we elect to be taxed as a REIT.

To help preserve our REIT status, our articles of incorporation contain limitations on the ownership and transfer of our shares. The following transfers or ownership combinations are prohibited:

•	any person or entity may not own or acquire, directly or indirectly, more than 9.8% of the value or number of shares of our outstanding common stock, whichever is more restrictive;

•	any transfer or transaction of shares of our common stock that would result in the beneficial ownership of our outstanding shares of common stock by fewer than 100 persons.

Further, our articles of incorporation prohibit any transfer or transaction that:

•	would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or

•	would otherwise cause us to fail to qualify as a REIT.

Our articles of incorporation provide that, if a shareholder attempts a transfer that would cause any shareholder to hold more than 9.8% of our shares, the excess shares will be transferred automatically to a trust. The trust will be managed by a trustee we designate for the benefit of a charitable organization that we designate. The trustee will receive all dividends on the shares in the share trust and will hold dividends in trust for the benefit of the beneficiary, and the trustee will vote the shares that are held in the trust. The intended transferee will acquire no rights in the shares unless the transfer is exempted by our board of directors from the ownership limitation. Any such exemption would be based upon receipt of information (including certain representations and undertakings from the intended transferee) that the transfer would not jeopardize our status as a REIT. In addition, our articles of incorporation provide that any transfer of shares of our common stock that would result in shares of our common stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our common stock.

We will have the option to redeem any excess shares during the 20-day period after an attempted transfer in violation of the 9.8% ownership limitation. If we redeem the shares, we will pay the purported transferee a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the excess shares to the share trust (or, in the case of a gift or devise, the net asset value per share on the date of the gift or devise) or (2) the net asset value per share on the date of the redemption. The charitable beneficiary will receive any excess amounts. Unless we notify it of our intent to redeem before a sale, the trustee is obligated to sell or transfer the shares during this 20-day period to a person who would not violate the 9.8% limitation. The trustee will distribute to the purported transferee from the proceeds of such sale or transfer a payment equal to the lesser of the sale price or the price per share in the transaction that resulted in the transfer of the shares to the share trust, and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our common stock in violation of the foregoing restrictions, or who would have owned shares of our common stock that were transferred to any such share trust, is required to give immediate written notice to us of the event and any person who purports to transfer or receive shares of our common stock subject to these limitations is required to give us 15 days written notice prior to the purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of the attempted transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons who our board of directors exempts from the ownership limit based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our common stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our common stock beneficially owned.

Dividends to Our Shareholders

We expect to pay dividends monthly unless our results of operations, our financial condition, general economic conditions, applicable provisions of Minnesota law or other factors make it imprudent to do so. Dividends will be authorized at the discretion of our board of directors after considering our earnings and overall financial condition.

We are required to pay dividends sufficient to satisfy the requirements to qualify for REIT status for U.S. federal income tax purposes. The income we distribute as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income each year (without regard to deductions for dividends paid and any net capital gains). Our board of directors’ decisions with respect to dividends will be influenced by its obligation to have us continue to qualify as a REIT.

Although we intend to pay dividends from our cash flow from operations, during our offering period and initial property acquisition phase we may pay dividends from other sources, including the sale of assets and the proceeds from this offering. There is no limit on the amount of dividends that we may pay from other sources, although we will not pay dividends from borrowings. We will have less capital available for investment in properties to the extent that we pay dividends from the net proceeds of this offering. We expect that cash flow from operations will be lower during the first few years of our operations and that some portion of the early dividends we pay will be from offering proceeds. Payments made from the proceeds of the offering will reduce the amount of our cash available for investment in properties.

If our dividends exceed our earnings and profits as determined for tax purposes, they may constitute a return of capital.

DIVIDEND REINVESTMENT PLAN

Our dividend reinvestment plan (DRIP) allows our shareholders to elect to purchase shares of our common stock with dividends we would otherwise pay. The dividend reinvestment plan we are offering by this prospectus will terminate when our primary offering terminates. We may, however, extend the offering period for the shares being offered under our dividend reinvestment plan until we have sold all of the shares allocated to the plan through the reinvestment of dividends. We also may offer shares under the dividend reinvestment plan after termination of the primary offering through a new registration statement. If we extend the offering, we will supplement this prospectus to describe the terms of the extension. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan.

We will not pay any dealer manager fees or selling commissions on shares purchased under our dividend reinvestment plan. Participants in our dividend reinvestment plan may purchase at a price of $9.50 per share. If you initially purchased shares with reduced commissions, as described in “Plan of Distribution – Agreements With, and Compensation To, Our Dealer Manager and Other Participating Broker-Dealers – Alternative Commission Arrangements” on page 85 of this prospectus, this price might be higher than your initial purchase price. Further, like the price of the shares in our primary offering, this price will not necessarily represent “fair market value” or the value of our assets per share. The offering proceeds are reduced by the expenses we incur during organization and in offering our shares and may be further reduced if we have paid dividends to our shareholders that exceed the funds that we receive from our operations. We will provide participants in the dividend reinvestment plan with copies of each supplemented or amended prospectus we use for our primary offering while that offering remains ongoing. You should review the current prospectus supplements from time to time to determine whether you wish to continue to participate in the dividend reinvestment plan.

Although our dividend reinvestment plan provides that we may appoint a reinvestment agent to act on behalf of participants in the plan, we will initially act as the reinvestment agent and plan to continue to act as the reinvestment agent during the period that the primary offering pursuant to this prospectus is ongoing.

If you wish to participate in the dividend reinvestment plan, you must make a written election to do so in the subscription agreement at the time you subscribe for shares. You may later elect to participate by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our dividend reinvestment plan will commence with the next dividend payable after receipt of your notice, provided it is received at least 10 business days prior to the last day of the month or other period to which the dividend relates.

If you elect to participate in our dividend reinvestment plan, you must agree that you will promptly notify the reinvestment agent in writing if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to the investment.

Please note that if you have elected to participate in the dividend reinvestment plan, affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw. A withdrawal from participation in our dividend reinvestment plan will be effective with respect to dividends for a monthly dividend period only if written notice of termination is received at least 10 business days prior to the end of such dividend period. In addition, if you transfer your shares, your participation in the dividend reinvestment plan will automatically terminate as of the first day of the dividend period in which the transfer is effective.

Following each reinvestment, a statement will be sent to each participant in the plan showing the dividends received and the number and price of shares issued to the participant. Taxable participants will incur tax liability for the dividends they reinvest even though they have elected not to receive their dividends in cash.

We reserve the right to terminate the dividend reinvestment plan, or any participant’s participation in the dividend reinvestment plan, at any time upon 10 days written notice. We may also change or amend the terms of participation, including changes to:

•
prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the dividend reinvestment plan if participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans;

•	suspend or terminate participation in the plan if the registration statement with respect to the plan lapses in a state, without notice to participants in those states;

•
exclude some dividends, including dividends representing net sales proceeds from the disposition of properties, from dividends eligible for reinvestment if our board of directors believes that reinvestment would unfairly prejudice participants, or non-participants, in the dividend reinvestment plan.

SHARE REPURCHASE PROGRAM

We have adopted a share repurchase program that may provide our shareholders with limited, interim liquidity by enabling them to sell shares back to us prior to the time, if any, our shares are listed on a national securities exchange. This share repurchase program is subject to restrictions that are intended to avoid having it adversely impact our ongoing operations, as well as restrictions under applicable law. Among other things:

•
we will limit the number of shares repurchased under our share repurchase program during any 12-month period to 2.0% of the number of shares of common stock outstanding on December 31 of the previous calendar year;

•
we will not repurchase shares to the extent that the funds expended upon repurchases would cause us to reasonably believe we will be unable to otherwise distribute to our shareholders at least 100% of our REIT taxable income for the year of the distribution;

•	we will not liquidate properties or incur borrowings for the purpose of making repurchases;

•
our board of directors, in its sole discretion, may choose to terminate our share repurchase program, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties;

•
we will not entertain repurchase requests from a shareholder who has held the shares that are the subject of the request for less than 12 months unless the shares are being repurchased in connection with a shareholder’s death;

•
except for shares that are being repurchased in connection with a shareholder’s death, the shares will be repurchased at a discount from the $10.00 public offering price, and after it is first established, at a discount from net asset value, as calculated by our advisor and confirmed by our board of directors; and

•
we will decline a share repurchase request if it would constitute a dividend equivalent redemption as discussed in the section titled “Material U.S. Federal Income Tax Considerations—Taxation of. Shareholders—Redemptions of Our Common Stock.”

Because of these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.
    Until we have established the net asset value per share, the price at which we will honor requests to repurchase shares will be based upon the period you have held your shares and the amount you paid for your shares.  Our advisor will determine, and our Board of Directors will review and approve, net asset value per share twice a year commencing within 18 months after termination of this offering. After we have established net asset value per share, the price will be based upon net asset value.

Unless the request is in connection with a shareholder’s death, and subject to the limitations described above, until we have established net asset value per share we will repurchase shares at a price equal to 90% of the amount you paid for your shares if you have held the shares more than one year but less than two years.  If you have held your shares for two years or more, we will repurchase shares at a price of 95% of the amount you paid for your shares.  After we have established net asset value per share, the price per share will be equal to 90% of the net asset value per share if you have held the shares more than one year but less than two years, and 95% of the net asset value per share if you have held the shares two years or more. We will adjust the pricing for all repurchases to reflect any stock dividends, combinations, splits, and recapitalizations, and any special distributions of proceeds from sale of properties. The one-year and two-year holding periods will not apply to any shares acquired under our dividend reinvestment plan if a shareholder is requesting that we repurchase all of his or her shares.

We will entertain requests for repurchase in connection with a shareholder’s death at a price equal to the shareholder’s purchase price per share until our board of directors has established a net asset value per share, and at a price equal to 100% of net asset value per share after that value has been established.

Net asset value per share will be estimated by our advisor and reviewed and approved by our board of directors on or before 18 months after termination of this offering.  Net asset value will be based upon methods our advisors and board believe are reasonable. In determining net asset value, we do not currently anticipate obtaining appraisals for our properties (other than properties acquired in transactions with our sponsor, advisor, directors or their respective affiliates). Our advisor will determine net asset value primarily on the basis of the cash flow from our operating properties and capitalization rates in the geographies in which those properties are located, and for other assets on the basis of quoted prices for those or similar assets.  Because we have incurred expenses in connection with our incorporation, organization, and offering of our shares, and because we may use some offering proceeds to pay dividends, initially the net asset value per share may be less than the purchase price in this offering.

To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. You must mail the request in January or in July of the year of repurchase.

We will repurchase shares as of March 31 and September 30 of each year. Each shareholder whose repurchase request is approved will receive the repurchase payment promptly after these dates.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a shareholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstance, such as bankruptcy; (iii) next, repurchases of shares held by shareholders subject to a mandatory distribution requirement under the shareholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	reject any request for repurchase;

•	change the purchase price for repurchases; or

•	otherwise amend the terms of, suspend or terminate, our share repurchase program.

Shareholders are not required to sell their shares to us. The share repurchase program is intended only to provide interim liquidity for shareholders until a liquidity event occurs, such as the listing of our shares on a national stock exchange, liquidation or merger with a listed company. We cannot guarantee that a liquidity event of any of these sorts will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued except in a transaction with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the share repurchase program, we will notify shareholders in writing of the change and will disclose the changes in quarterly reports filed with the SEC on Form 10-Q.

PROVISIONS OF MINNESOTA LAW AND OUR ARTICLES OF INCORPORATION
AND CORPORATE BYLAWS

We summarize in this section provisions of Minnesota law, our articles of incorporation and our bylaws that we believe are important to an understanding of our operations and the rights of our shareholders. You should read our articles and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which can be found on the SEC’s Edgar website, as well as the Minnesota Business Corporation Act, if you want a complete understanding of these provisions.

Transactions with Affiliates

Our articles of incorporation prohibit acquisitions from or sales of real estate to, and loans from or to, our advisor, sponsor and any of their affiliates, except that:

•
We may acquire properties from one of these entities at their cost of acquisition, including acquisition-related expenses, provided that the acquisition is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, as being fair and reasonable to us.

•
We may arrange short-term financing from our advisor or its affiliates to allow us to acquire a property when offering proceeds are insufficient to make an acquisition. Any transactions of this type will be approved as being fair and reasonable by a majority of our directors who are not involved in the transaction.

•
We may defer payment of fees or reimbursements to our advisor or affiliates. Deferred payments of this nature will be considered a loan to us. We will not enter into loan agreements that would constitute acquisition indebtedness.

Changes to Our Investment Objectives

Our key investment objectives are to provide:

•	stable, current income in the form of monthly cash dividends from funds generated by rental income and gains on sale of properties;

•	protection against erosion of capital that might be caused by inflation or risk;

•	an opportunity to participate in potential capital appreciation in the value of our real estate assets;

•	portfolio diversification in an asset class that is non-correlated to the equities market.

Our investment objectives may not be changed except by consent of our shareholders to amend our articles of incorporation. See “Description of our Common Stock – Meetings, Special Voting Requirements and Access to Records” on page 61 of this prospectus.

Minnesota Statutory Provisions That Impact a Change in Control

The Minnesota Business Corporation Act contains several provisions that may impact the ability of a person to make an unsolicited offer to acquire AEI Core Property Income Trust, Inc. Except as provided below, our articles of incorporation do not contain provisions that would avoid the application of these statutory provisions.

Business Combinations. The Minnesota statute prohibits a Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock.

This provision does not apply if a committee of the board of directors, consisting solely of members not employed by the corporation or the interested shareholder, approves the proposed transaction in which the interested shareholder became an interested shareholder, or otherwise exempts entities from the provision before the share acquisition date. Our board of directors has exempted any business combination between us and our advisor or any of our advisor’s affiliates. Consequently, the four-year prohibition and will not apply to business combinations with our advisor or its affiliates, although such combinations would remain subject to approval of disinterested directors and shareholders.

Control Share Acquisitions. The Minnesota statute also provides that shares of a Minnesota corporation that are acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner, and that, absent such approval, the corporation has a right to redeem the shares. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of at least:

•	20 percent but less than 33 1/3 percent of all shares having voting power;

•	33 1/3 percent but less than or equal to 50 percent of all shares having voting power; or

•	over 50 percent of all shares having voting power.

If an acquiring person desires voting rights, it may provide an “acquiring person statement” to the corporation which contains information about the acquiring person and the nature of the acquisition, and provided its acquisition is not subject to a financing contingency, may require the board of directors to call a special meeting of shareholders to consider voting rights. If voting rights are not approved by shareholders for the control shares, the corporation may redeem the control shares for their market value. If voting rights are approved and the acquiring person becomes entitled to vote a majority of all outstanding voting shares, all other shareholders may exercise appraisal rights.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or in a stock exchange if the corporation is a party to the transaction, nor does it apply to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

Fair Price. If a takeover offer is made for the voting stock of a Minnesota corporation, the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A “takeover offer” is a tender offer which results in an offeror who owned ten percent or less of a class of voting shares acquiring more than 10% of that class, or which results in the offeror increasing its beneficial ownership of a class of voting shares by more than 10% of the class if the offeror owned 10% or more of the class before the takeover offer. This provision does not apply if a committee of the corporation’s board of directors approves the proposed acquisition before any shares are acquired under the earlier tender offer. The committee must consist solely of directors who were directors or nominees for the board of directors at the time of the first public announcement of the takeover offer, and who are not current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for the board of directors by the offeror or an affiliate or associate of the offeror.

Amendment to Our Articles of Incorporation and Bylaws

A proposal to amend our articles of incorporation may be made by our Board of Directors or by holders of three percent or more of our common stock. Regardless of how an amendment is proposed, and except for amendments to correct errors, our articles of incorporation may not be amended unless the amendment is approved by the affirmative vote of the holders of a majority of shares of our common stock then outstanding who are entitled to vote. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws, except that amendments that fix a quorum for election of directors, prescribe methods of removing directors or filling vacancies, or fix the number of directors, director classifications or terms of directors in office must be submitted to shareholders for their approval.

Prior Notice of Director Nominations and New Business

In most cases, our board of directors will establish the agenda for annual and special meetings of shareholders, and will set forth the matters to be considered at the meeting in the notice of the meeting. Only matters specifically included in the notice may be considered at a special meeting of shareholders, while our board of directors may add to the agenda of items considered at an annual meeting of shareholders after publication of the notice.

In addition, any shareholder may nominate an individual to serve on our board of directors at any meeting at which directors are elected, and may propose other business for consideration at a meeting, provided that (i) the shareholder submitting the proposal is a shareholder of record on the date the proposal is submitted and on the date of the meeting, (ii) the proposal is in writing, includes the shareholders’ name and record address and the name and record address of any other person for whom the shareholder is submitting the proposal, and the number of Shares owned, beneficially or of record, by the shareholder, and (iii) in the case of a proposal for an annual meeting, is received not later than 120 days, nor earlier than 150 days, before the anniversary of the prior year’s annual meeting. In addition, if the proposal involves a nomination for director, the proposing shareholder must include in the written notification (i) the name, age, principal occupation, employment, business address and residence address of the nominee, (ii) the number of Shares beneficially owned by the nominee, (iii) any information required under securities laws to be included in a proxy statement relating to a contested election of directors, including the nominee’s written consent to be named in the proxy statement as such. If the proposal relates to any other business, the proposing shareholder must also indicate a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) any material interest in such business held by the shareholder and any associated person, and (iii) any benefit that could be derived by the shareholder or any associated person.

Shareholders who are interested in nominating individuals, or proposing business, to come before an annual or special meeting are urged to read our bylaws for a more complete understanding of these requirements.

Indemnification and Limitation of Directors, Officers and Affiliates Liability

We agree to limit the personal monetary liability of, and to indemnify, our directors and officers to the extent permitted under Minnesota law and the limitations of the NASAA REIT Guidelines. Our directors and officers are covered by a liability insurance policy for which we pay. See “Management – Limited Liability and Indemnification of Our Directors, Officers and Advisor” on page 43 of this prospectus for a more detailed discussion regarding indemnification of our directors and officers under Minnesota law and the NASAA REIT Guidelines below.)

Qualification as a REIT

Our board of directors may revoke or terminate our REIT election without approval of our shareholders if it determines that it is no longer in our best interests to qualify as a REIT. Although we do not currently foresee any such revocation, our board of directors could determine in the future that some REIT requirements, including income or asset tests, inhibit business opportunities that would be in the best interests of our shareholders.

Restrictions on Roll-Ups

Consistent with the NASAA REIT Guidelines, our articles of incorporation contain a number of restrictions on “roll-up transactions.” A “roll-up transaction” includes any transaction in which we are acquired by, merged with or consolidated into, or converted into, another entity and in which our shareholders receive securities of the new entity. The term roll-up does not include:

•	a transaction involving our securities once they have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to a different legal or tax entity if there is no significant adverse change in shareholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

The sponsor of a roll-up transaction must offer shareholders who vote “no” for the proposal the option of:

1.	accepting the securities of a roll-up entity offered in the proposed transaction; or

2.	one of the following:

(a)	remaining holders of shares of our common stock on the same terms and conditions as before the roll-up; or

(b)	receiving cash in an amount equal to the shareholder’s share of the appraised value of our net assets.

We are also required to obtain an appraisal of all of our assets from an independent MAI appraiser in connection with any roll-up transaction. The appraisal must be based upon consideration of all relevant information and reflect the estimated value of our assets as of a date not more than 90 days prior to the announcement of the proposed roll-up and must assume an orderly liquidation of our assets over an 18-month period. A summary copy of any appraisal will be provided to shareholders as part of any proposed roll-up proposal.

We are prohibited from participating in any roll-up that:

•
would result in democracy rights for our shareholders that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation and dissolution;

•
includes provisions that would materially impede the acquisition of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of a shareholder to exercise the voting rights of his or her securities of the roll-up entity;

•	would cause shareholder’s rights of access to the records of the roll-up entity to be less than those we provide; or

•	would cause any of the costs of the roll-up to be borne by us if the roll-up is not approved by our shareholders.

Mini-Tender Offers and Other Tender Offers by Our Shareholders

Our articles of incorporation require that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including notice and disclosure requirements. The offering entity or person must provide us with notice of the tender offer at least 10 business days prior to initiating a tender offer. If the offering does not comply with the provisions set forth above we will have the right to redeem that tender offeror’s shares, if they hold any, along with any shares acquired in the tender offer. Further, we will hold the non-complying entity or person responsible for all of our expenses in connection with such noncompliance.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the U.S. federal income tax considerations that we believe are material to holders of our common stock. This summary does not address any foreign, state, or local tax consequences of holding, selling or redeeming our stock. The provisions of the Internal Revenue Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex. This discussion is intended to provide you with general information only and is not tax advice. It does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment circumstances. Potential investors in our stock are advised to consult with their own tax advisers with respect to any tax matters.

This summary is based on provisions of the Internal Revenue Code, final and temporary Treasury Regulations, judicial decisions and administrative rulings and practice in effect as of the date of this prospectus. It should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of this summary as any such changes may be retroactive. We do not plan to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus. No assurances can be given that the IRS will not challenge the positions we take or that we will prevail in opposing any such challenge.

Opinion of Counsel

We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31 of the year in which proceeds deposited in escrow are released. We anticipate that this will occur in 2011, although we may delay this election to 2012. We believe that we are organized, and expect to operate, in such a manner to qualify for taxation as a REIT.

Dorsey & Whitney LLP, our counsel, has rendered an opinion that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our contemplated method of operations will enable us to qualify as a REIT. This opinion is based on a number of qualifications and assumptions, including the assumption that we timely file an election to be treated as a REIT and that we have operated and will continue to operate in accordance with various factual representations we made to counsel concerning our business, assets, and operations. Our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution requirements, diversity of share ownership, and the various and complex REIT qualification tests imposed under the Internal Revenue Code, the results of which will not be reviewed or verified by Dorsey & Whitney LLP. See “Qualification as a REIT” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements.

The opinion of Dorsey & Whitney LLP is based upon current law, which is subject to change, which could be retroactive. Opinions of counsel impose no obligation on counsel to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could affect the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Dorsey & Whitney LLP is not binding on the IRS and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

Taxation of the Company

If we qualify as a REIT pursuant to U.S. federal income tax law, we will be allowed to deduct dividends paid to our shareholders. As a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we distribute currently to our shareholders. We expect to make distributions to our shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “– Qualification as a REIT – Annual Distribution Requirements” below.

Even if we qualify to be taxed as a REIT, we may be subject to U.S. federal income tax in some circumstances, including as follows:

•	we will be required to pay U.S. federal income tax on any undistributed REIT taxable income, including net capital gain;
•	we may be subject to the “alternative minimum tax” provisions of the Internal Revenue Code;

•	we may be subject to tax at the highest corporate rate on any income from “foreclosure property”;

•
we will be subject to a 100% federal income tax on net income from “prohibited transactions”: generally, a prohibited transaction results if we hold “dealer property” for sale to customers in the ordinary course of our business and sell that property at a gain, unless the gain is realized in a “taxable REIT subsidiary,” or unless the property has been held by us for at least two years and certain other requirements are satisfied;

•
if we fail to satisfy the 75% gross income test or the 95% gross income test, which are discussed below, but maintain our qualification as a REIT by properly reporting the failure under relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in each case multiplied by a fraction intended to reflect our profitability;

•
if we fail to satisfy any of the asset tests, other than a failure of the 5% or 10% asset tests that qualify under the de minimis exception, and our failure qualifies under the general exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will pay an excise tax equal to the greater of (a) $50,000 and (b) an amount determined by multiplying the net income generated by the assets that caused the failure during the period in question times the highest U.S. federal income tax applicable to corporations;

•
if we fail to satisfy any REIT requirements (other than the income test or asset test requirements described below), and we qualify for a reasonable cause exception, then we will be subject to a penalty of $50,000 for each such failure;

•	we will be subject to a 4% nondeductible excise tax if certain distribution requirements are not met;

•	we may be taxable as an ordinary corporation and not as a REIT if we fail to meet record-keeping requirements that show our compliance with rules relating to the composition of a REIT’s shareholders;

•
if we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us; and

•	income earned by taxable REIT subsidiaries that are C corporations, if we ever form such a subsidiary, would be taxable to the taxable REIT subsidiary at corporate rates.

We cannot assure you that the amount of any U.S. federal income taxes imposed on us will not be substantial. We may be subject to a variety of taxes, including state, local, and foreign income, property, and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

Qualification as a REIT

In General. The REIT provisions of the Internal Revenue Code apply to a domestic corporation, trust, or association that:

•	is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial ownership;

•	would be taxed as a domestic corporation but for the Internal Revenue Code provisions applicable to REITs;

•	is neither a financial institution nor an insurance company;

•	uses a calendar year for U.S. federal income tax purposes;

•	has 100 or more beneficial owners;

•	is not “closely held” as defined in the Internal Revenue Code;

•	properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

•	meets the additional requirements relating to its ownership, income, assets and annual distributions as discussed below.

We will be required to satisfy the first five requirements during each taxable year for which we seek qualification as a REIT. We will not be required to satisfy the sixth and seventh conditions until the second taxable year for which we have elected to be taxed as a REIT.

Ownership Tests. Beginning with the second REIT taxable year, the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days for each taxable year (or a proportionate part of a taxable year if less than 12 months). In addition, during the last half of each taxable year, beginning with the second REIT taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, by or for the account of five or fewer individuals. For purposes of this test, share ownership is determined by applying the ownership provisions of Section 544(a) of the Internal Revenue Code, with certain modifications. For purposes of this test, a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits and a portion of a trust permanently set aside or used exclusively for charitable purposes is considered an individual owner of our shares. For purposes of this test, but not the 100 beneficial owner test, a qualified stock bonus, pension or profit sharing trust described in Section 401(a) of the Internal Revenue Code that is exempt from tax under Section 501(a) of the Internal Revenue Code, will not be treated as an “individual” owner, but instead the beneficiaries of the qualified trust will be considered to own the shares proportionate to their actuarial interest in the trust.

We believe that our operations will satisfy both ownership requirements. In addition, our articles of incorporation restrict transfers and ownership of our shares that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer.” Our articles of incorporation allow us to require each holder of our shares to disclose constructive or beneficial ownership of shares in order to ensure compliance with these requirements. If a shareholder refuses to comply with our request, the shareholder may be required to submit a statement of such information to the IRS at the time they file their annual income tax returns for the year in which the request was made.

Income Tests. We must annually satisfy two gross income requirements to retain our tax status as a REIT. First, we must derive 75% of our gross income from certain investments in real property. Qualifying income for purposes of this test generally includes:

(a) rents from real property;

(b) interest on debt secured by mortgages on real property or on interests in real property;

(c) gain from the sale of real estate assets (other than gain from dealer property);

(d) dividends or other distributions on, and gain from the sale of, shares in other REITs or taxable REIT subsidiaries;

(e) income and gain derived from foreclosure property; and

(f) income from qualified temporary investments.

Second, we must derive 95% of our gross income from the real property investments described above, and from interest and dividends, or gains on certain securities that are not dealer property. Under these rules, dividends and interest, and gain on the sale, of certain securities that are not related to real estate may not qualify under the 75% of gross income test, but may qualify under the 95% of gross income test.

   For purposes of the two income tests, gross income from prohibited transactions is excluded.

Rents from Real Property. Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not depend in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a related party tenant will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (a) at least 90% of the property is rented to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (b) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Internal Revenue Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may directly provide only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property. The value of any impermissible tenant service income received by the REIT is deemed to be at least 150% of the direct cost to us of providing the service.

We do not intend to charge rent that is based in whole or in part on the income or profits of any person or to derive rent from related party tenants, or rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from the lease if the treatment of any such amounts as non-qualified rent would jeopardize our status as a REIT. We also do not expect to derive impermissible tenant service income that exceeds 1% of our total income from any property.

Interest on Mortgages or other Interests in Real Property. We will not invest in mortgages or other real estate related securities. We may, however, provide financing that will be secured by a mortgage on real property and related construction assets in connection with construction of a property for which we have a commitment to purchase, subject to a binding lease obligation, upon completion of construction. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, such as equipment or construction inventory, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that any amount of interest income is contingent, such income generally will qualify for purposes of the gross income tests only if it is based on gross receipts or sales, and not the net income or profits of any person. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

Foreclosure Property. Foreclosure property is real property (including interests in real property, and any personal property incident to such real property, that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property. The REIT must elect to treat the property as foreclosure property. Property is not eligible to be treated as foreclosure property if the related loan or lease was made, entered into or acquired by the REIT at a time when default was imminent or anticipated. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

While we do not anticipate that we will engage in mortgage lending and do not intend to elect to treat properties as foreclosure properties, if a tenant were to default upon a lease and we must recover control of the property in bankruptcy court, we may need to sell the property in a transaction that causes us to elect to have the property treated as foreclosure property.

Qualified Temporary Investments. Qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which we receive the new capital. After the one year period following a sale of our stock, income from investments of the proceeds attributable to that sale of stock will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Sale-Leaseback Transactions. We may engage in sale-leaseback transactions. It is possible that the IRS could take the position that sale-leaseback transactions we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Relief Provisions. If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may still be considered to satisfy those tests for a particular year if we are entitled to relief under certain provisions of the Internal Revenue Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year in accordance with the applicable Treasury Regulations. It is not possible to state whether we would be entitled to these relief provisions in every instance.

Asset Tests. We must satisfy the following four tests with respect to the nature of our assets at the end of each quarter of each taxable year:

•	Our real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets.

•	Securities other than those in the 75% asset class above cannot represent more than 25% of our total assets.

•
For securities other than those in the 75% asset class above and securities of a taxable REIT subsidiary, (i) not more than 5% of the value of our total assets may be represented by the securities of any one issuer and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, the term “securities” does not include debt securities issued by another REIT, loans to individuals or estates, and accrued obligations to pay rent.

•	Securities of taxable REIT subsidiaries cannot represent more than 25% of our total assets.

For purposes of these asset tests, the term “real estate assets” includes (a) real property (including interests in real property and interests in mortgages on real property), (b) shares in other REITs and (c) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we receive the new capital. Interests in real property generally includes the structural components of a building, but does not include machinery or other assets accessory to the operation of a business. Property will qualify as new capital if it is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of our debt obligations that have a maturity of at least five years.

We will monitor the status of our assets for purposes of meeting the various asset tests and will endeavor to manage our portfolio in such a fashion so as to comply with such tests at all times. We will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of any quarter, other than our first calendar quarter, if we satisfied the asset tests at the close of the preceding quarter and the failure to satisfy the asset tests is caused solely by changes in the market values of our assets and was not wholly or partly the result of acquiring any security or other property. In addition, if the failure to satisfy the asset tests results from an acquisition during a quarter, the failure generally can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and intend to act within 30 days after the close of any quarter as may be required to cure any noncompliance.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if one of the following additional exceptions applies:

•
De Minimis Exception: Our failure is due to a violation of the 5% or 10% asset tests described above and is “de minimis” (meaning that the failure arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•
General Exception: All of the following requirements are satisfied: (a) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (b) the failure is due to reasonable cause and not willful neglect, (c) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (d) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (e) we pay an excise tax as described above in “– Taxation of Our Company.”

Annual Distribution Requirements. In addition to the income tests and asset tests described above, to qualify as a REIT for U.S. federal income tax purposes we must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (a) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (b) the sum of certain items of non-cash income.

We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we: (a) declare a dividend before our tax return is due; (b) distribute the dividend within the 12-month period following the close of our taxable year (and not later than the date of the first regular dividend payment made after the declaration); and (c) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to shareholders of record in any such month and actually paid in January of the following calendar year will be treated as having been paid on December 31 of such taxable year.

To count toward the annual distribution requirements, and to provide us with a REIT-level deduction, our dividends must not be preferential. Because we have only one class of capital stock, our dividends will not be preferential dividends if they are made pro rata among all outstanding shares of common stock. We intend to pay dividends pro rata among such shares, and if our shareholders later amend our articles of incorporation to create other classes of stock, to pay dividends pro rata among the members of each class and in accordance with the preferences of the classes.

If we do not distribute dividends with respect to any calendar year equal to 100% of our REIT taxable income, and 100% of our net capital gain, we will be subject to federal, state and local tax on the undistributed amount at regular corporate income tax rates. In addition, if we fail to distribute dividends in each calendar year equal to at least the sum of (a) 85% of our REIT taxable income (subject to certain adjustments) for such year, (b) 95% of our capital gain net income for such year, and (c) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distributions over the amounts actually distributed.

In some cases, we may be able to cure a failure to meet the distribution requirement by paying “deficiency dividends” to our shareholders in a later year. If we were able to avoid being taxed on amounts distributed as deficiency dividends, we would be required to pay interest on the amount of any deductions taken for deficiency dividends

Our board of directors has the authority to determine that we should retain and pay income tax on net long-term capital gains in any tax year. In that event, (a) each shareholder must include in their income (as long-term capital gain) their proportionate share of our undistributed long-term capital gains, (b) each shareholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (c) each shareholder’s basis in its shares of our stock is increased by the amount of the undistributed long-term capital gains included less that shareholder’s proportionate share of the tax paid by us.

To qualify as a REIT, we may not have any undistributed earnings and profits accumulated in any non-REIT taxable year at the close of any tax year. To comply with this requirement, to the extent we accumulate any non-REIT earnings and profits we intend to distribute those non-REIT earnings and profits before the end of our first REIT taxable year.

Failure to Qualify as a REIT for Tax Purposes. If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In that instance, distributions to our shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and distributions to our shareholders would be taxable to our shareholders as dividend income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Internal Revenue Code, corporate shareholders may be eligible for the dividends received deduction, and individual, trust and estate shareholders may be eligible to treat our dividends as qualified dividend income subject to reduced rates, under the provisions of Section 1(h)(11) of the Internal Revenue Code as currently in effect. These rates are scheduled to expire. See “Sunset of Reduced Tax Rate Provisions” below. Unless we are entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again before the fifth taxable year following the first year in which we failed to qualify as a REIT under the Internal Revenue Code.

Qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the applicable requirements, summarized above, concerning the ownership of our shares, the nature of our assets, the sources of our income and the amount of distributions to our shareholders. The REIT rules are complex and the foregoing summary does not address all of the special rules that may apply in particular circumstances. Although we intend to operate in a manner that will enable us to comply with all of these requirements, there can be no certainty that we will always be able to do so. Meeting the REIT qualification requirements may not be possible or practicable if there are changes in the relevant laws.

Prohibited Transactions Tax

Any gain we realize on the sale of property held as inventory, or held primarily for sale to customers in the ordinary course of business, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. The Internal Revenue Code provides a safe harbor under which the sale of property will not be a prohibited transaction if (i) the property is a “real estate asset,” (ii) we have held the property for at least two years, (iii) we have not made expenditures for improvement of the property during the two years prior to its sale that exceed 30% of its sale price, and (iv) the sale occurs during a year in which we make no more than seven sales of property (excluding foreclosure property) or we sell properties (excluding foreclosure property) that have adjusted bases of less than 10% of our aggregate basis in all our assets.

We intend to hold properties for investment and to make sales of properties consistent with our investment objectives. However, if we engage in sales that do not satisfy the “safe harbor” requirements described above there can be no assurance that the IRS will not assert that one or more of these sales are subject to the 100% tax on prohibited transactions.

Recordkeeping Requirements

Each year, we will be required to request information from our shareholders that is intended to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements to avoid penalties.

Subsidiaries

Because we do not anticipate engaging in roll-up transactions or acquiring substantial amounts of appreciated properties where the seller would desire to defer taxation by receiving interests in our operations, we have not established an operating partnership subsidiary, and are not formed as an “umbrella partnership REIT” or “UPREIT.” If, however, we are approached in the future with a transaction that our board of directors determines is particularly favorable, we may establish one or more subsidiaries that are disregarded for U.S. federal income tax purposes to accommodate the transaction in order to provide for this deferral, or may establish taxable subsidiaries to accommodate transactions that would otherwise be prohibited transactions, to provide services that might otherwise impair our REIT status, or for other reasons.

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if we own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a taxable REIT subsidiary, all of the shares of which is owned by a REIT or by other disregarded subsidiaries of the REIT. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction and credit of its owner. If we own a QRS or a disregarded entity, neither of those will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

We may establish a subsidiary partnership or partnerships to acquire properties in exchange for the partnership’s units in order to permit the sellers of such properties to defer recognition of their tax gain. If we become a partner in a partnership, we will generally be deemed to own our proportionate share of the assets of the partnership and will be deemed to earn our proportionate share of the partnership’s income unless certain special rules apply.

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any subsidiary partnership we may establish acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. In such a transaction, our initial tax basis in the properties acquired generally will be less than the purchase price of the properties. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions.

We may also form one or more subsidiaries intended to be treated as taxable REIT subsidiaries for U.S. federal income tax purposes. A taxable REIT subsidiary is generally a corporation in which we directly or indirectly own shares and that jointly elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. A domestic taxable REIT subsidiary (or a foreign taxable REIT subsidiary with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A taxable REIT subsidiary owning property outside of the U.S. may pay foreign taxes. The taxes owed by a taxable REIT subsidiary could be substantial. To the extent that our taxable REIT subsidiaries are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A taxable REIT subsidiary is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. Certain payments made by any of our taxable REIT subsidiaries to us may not be deductible by the taxable REIT subsidiary (which could materially increase the taxable REIT subsidiary’s taxable income), and certain direct or indirect payments made by any of our taxable REIT subsidiaries to us may be subject to prohibited transaction taxes. In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a taxable REIT subsidiary that would be reduced through reapportionment under Section 482 of the Internal Revenue Code in order to more clearly reflect the income of the taxable REIT subsidiary.

Taxation of Shareholders

The following discussion addresses the tax consequences of acquiring, owning and disposing of our shares by persons who are “U.S. shareholders.” The term “U.S. shareholder” means a person that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person under the Internal Revenue Code.

This discussion does not address the tax consequences of acquiring, owning or disposing of our shares to any person who is not a U.S. shareholder. In addition, it does not address the tax consequences to any person or entity that is subject to special treatment under the Internal Revenue Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who mark-to-market our shares; (vii) subchapter S corporations; (viii) U.S. shareholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our common stock through the exercise of employee share options or otherwise as compensation; (xi) persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Internal Revenue Code; (xiii) persons holding our common stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our common stock. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This summary assumes that shareholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions. Distributions by us, other than capital gain dividends, will generally be taxable as ordinary income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes and will not be eligible for the dividends-received deduction for corporate shareholders. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain at reduced rates for U.S. shareholders that are individuals, trusts, or estates. However, distributions to U.S. shareholders that are individuals, trusts, or estates generally will constitute qualified dividend income eligible for taxation at reduced rates to the extent the U.S. shareholder satisfies certain holding period requirements and to the extent the dividends are attributable to (a) qualified dividend income we receive from other corporations, including our taxable REIT subsidiaries, and (b) dividends paid from our undistributed earnings or from built-in gains taxed at the corporate level during the immediately preceding year and provided we properly designate the distributions as such. We do not anticipate distributing a significant amount of qualified dividend income.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital”), such distribution will be treated first as a tax-free return of capital and reduce the shareholder’s tax basis in its shares. Distributions made from the proceeds of this offering are likely to be in excess of our accumulated earnings and profits, in which case the distribution would not be taxed but would be a return of capital and reduce the shareholder’s tax basis. To the extent a return of capital distribution exceeds a U.S. shareholder’s tax basis in its shares, the distribution will be taxable as capital gain. Any deficiency dividend will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain distributions will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the length of time which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. shareholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Internal Revenue Code do not require that we distribute our long-term capital gains. We may retain and pay income tax on our net long-term capital gains received during the taxable year. If we do so, our shareholders would include in their income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year. A U.S. shareholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would create a credit or refund to the shareholder. The U.S. shareholder’s basis in its shares would be increased by the amount of included long-term capital gains, less the capital gains tax paid by us.

We are not precluded from making taxable stock distributions. Those distributions would be taxed in the same manner as a distribution of cash equal to the fair market value of the stock distributed. As a result, U.S. shareholders would be required to satisfy any tax liability attributable to such stock distributions from other sources.

Passive Activity Losses and Investment Interest Limitations. Dividends and gain from the disposition of our shares are not treated as passive activity income and, therefore, shareholders will not be able to offset any “passive losses” against such income. With respect to non-corporate shareholders, distributions (to the extent they do not constitute a return of capital) that are taxed as ordinary income will generally be treated as investment income for calculation of investment interest limitations. Net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates, will generally be excluded from investment income except to the extent the shareholder chooses to treat such amounts as ordinary income for federal tax purposes. Shareholders may not include in their U.S. federal income tax returns any of our net capital or operating losses.

Sale or Disposition of Our Common Stock. In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a shareholder who is not a dealer in securities will be a long-term capital gain or loss if our shares have been held for more than one year. Other sales will be treated as a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a U.S. shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of the amount treated by such shareholder as long-term capital gain with respect to undistributed capital gains and capital gains dividends. All or a portion of any loss realized upon a taxable disposition of our stock may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

Redemptions of Our Common Stock A redemption of our shares, including pursuant to our share repurchase program, will be treated as a taxable distribution under the Internal Revenue Code unless the redemption meets one of the tests set forth in Section 302(b) of the Internal Revenue Code, which allows the redemption to be treated as a sale or exchange of the shares. A redemption not treated as a sale or exchange will be taxed in the same manner as regular distributions as described above in the section titled “Distributions.” A redemption treated as a sale or exchange will be taxed in the same fashion as other taxable sales, as discussed above.

A redemption will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the shareholder,

•	results in a “complete termination” of the shareholder’s stock interest in the company, or

•	is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Internal Revenue Code.

Shares deemed to be owned by the shareholder by reason of the constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must be taken into account in determining whether any of these tests have been met. Because the determination of whether any of the alternative tests of Section 302(b) of the Internal Revenue Code are satisfied in connection with any particular redemption will depend upon the facts and circumstances of the transaction, potential investors are advised to consult with their tax advisers on this matter. In addition, the IRS could take the position that shareholders who do not participate in a redemption treated as a dividend should be treated as having receiving a constructive stock distribution. That type of distribution would be taxable as a dividend on the amount of the increased percentage ownership in the Company represented by the distribution from the redemption, even though the shareholder did not actually receive cash or other property. The amount of any constructive dividend would likely be added to the non-redeeming shareholder’s cost basis in his shares. It is possible that, under certain technical rules relating to the deduction for dividends paid, the IRS could also take the position that redemptions taxed as dividends impair the Company’s ability to meet its distribution requirements under the Internal Revenue Code. We will implement procedures intended to track our shareholders’ percentage interests in our stock to identify dividend equivalent redemptions as a method to address issues that might arise concerning our ability to comply with REIT distribution requirements. We will decline to repurchase your shares if doing so appears to constitute a dividend equivalent redemption. We cannot assure you that we will successfully prevent all dividend equivalent redemptions.

Medicare Tax on Unearned Income. Current tax law requires certain U.S. shareholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years after December 31, 2012. You should consult with your tax adviser to determine how this provision applies to you.

Taxation of U.S. Tax-Exempt Shareholders

General. A tax-exempt organization is generally exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” (UBTI). UBTI is defined by the Internal Revenue Code as the gross income from a trade or business which is regularly carried on by a tax-exempt entity and substantially unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. The Internal Revenue Code broadly excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade property held for sale in the ordinary course of a trade or business), dividends, interest, rents from real property and certain other items. However, a portion of these items is UBTI to the extent it is derived from debt-financed property, based upon the amount of “acquisition indebtedness” with respect to the property.

Distributions from a REIT to a tax-exempt employee pension plan or other domestic tax-exempt shareholder, or gains from the disposition of our shares held as capital assets, will not, under most circumstances, generate UBTI except when the exempt organization has borrowed funds to acquire shares. However, if we are a “pension-held REIT,” distributions to pension plans that are qualified trusts (generally stock bonus, pension and profit sharing trusts) and that hold more than 10% in value of our shares may be treated as UBTI. We will be treated as a “pension-held REIT” if (a) treating qualified trusts as individuals would cause more than 50% in value of our shares to be owned, directly or indirectly, by or for five or fewer individuals, and (b) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (a) a single qualified trust holds more than 25% by value of our shares or (b) one or more qualified trusts, each owning more than 10% by value of our shares, hold in the aggregate more than 50% by value of our shares.

Special Situation Investors. Tax-exempt social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans are subject to UBTI rules that differ from those described above and that may require them to treat distributions from us as UBTI.

Prior to purchasing our shares, a tax-exempt shareholder should consult with its tax advisors with respect to UBTI and the suitability of a purchase of our shares.

Information Reporting Requirements and Backup Withholding Tax

We will report to our U.S. shareholders and to the IRS the amount of distributions paid and the amount of taxes withheld, if any, during each calendar year. We are also required to report certain organizational actions affecting our shareholders’ basis in their shares. Under current backup withholding rules, a U.S. shareholder may be subject to backup withholding at the rate of 28% on distributions unless the shareholder (a) is a corporation or other tax-exempt entity and, when required, proves its status or (b) certifies under penalties of perjury that the taxpayer identification number the shareholder has furnished to us is correct and the shareholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

Annually, whether withholding was required or not, we will report to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than the prior 20% rate) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, backup withholding rates, and certain other tax rate provisions described herein. The impact of this reversion generally is not discussed herein. Consequently, prospective shareholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Tax Law Changes Affecting REITs

U.S. federal income tax laws and rules are continually under review by government agencies and no assurance can be provided with respect to any changes that may, or may not, occur. Changes to the federal tax laws and their interpretations could adversely affect the performance of our stock.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or hold property. Our tax treatment in those jurisdictions could differ from the tax treatment described above. In addition, you may be subject to state, local and foreign taxes depending on your particular circumstances. The foregoing discussion does not address any tax consequences to us or our shareholders under state, local or foreign tax law, nor does it address federal tax consequences other than income and certain excise taxes as explicitly addressed herein. Potential investors should consult their own tax advisors regarding the tax consequences to them in light of their particular tax circumstances.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA and their legal advisors. In particular, a fiduciary of an ERISA plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan, making shares of our common stock available for investment under the participant-directed plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA plan, (3) the investment be permissible under the terms of the ERISA plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, a fiduciary of an ERISA plan should consider all relevant facts and circumstances including:

•	possible limitations on the transferability of shares of our common stock;

•	whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA plan; and

•
whether the investment is reasonably designed, as part of the ERISA plan’s portfolio, to further the ERISA plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.

We will invest our assets as described in this prospectus, and neither our board of directors, nor our advisor has any responsibility to any ERISA plan (or the participant account in a participant-directed plan) to advise the plan or its fiduciaries as to the prudence of an investment in our shares. It is the obligation of the plan fiduciary to consider whether an investment in shares of our common stock will meet the prudence, diversification and other applicable requirements of ERISA.

If our assets were considered to be assets of a plan, our management might be deemed to be fiduciaries of the investing plan. If our assets were considered plan assets, our operations could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of ERISA. Under regulations of the Department of Labor, the assets of an entity in which a plan or IRA makes an equity investment will be considered plan assets unless the investment is in:

•	securities issued by an investment company registered under the Investment Company Act;

•	“publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	an entity in which equity participation by “benefit plan investors” is not significant.

Because shares of our common stock are being offered pursuant to an effective registration statement under the Securities Act of 1933, will be registered under Section 12(g) of the Securities Exchange Act of 1934 within 120 days after the end of the calendar year in which such registration statement is effective, will be held by more than 100 persons and will be “freely transferable” as defined in the regulation of the Department of Labor, we believe that we will qualify under the second such exemption.

Although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary that makes the decision to invest has a personal interest in or affiliation with us, with our affiliates, or with our advisor or with its affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with us, our advisor or any of these respective affiliates, should consult with his or her tax and legal advisors regarding the impact the interest may have on an investment in our shares.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our shares is appropriate for, and permissible under, the terms of the Plan’s governing documents.

PLAN OF DISTRIBUTION

Overview

We are offering up to 30,000,000 shares of our common stock by this prospectus through AEI Securities, Inc., our dealer manager and a registered broker-dealer affiliated with our advisor. We are offering to the public a minimum of 300,000 and a maximum of 27,000,000 shares of our common stock in our primary offering and up to 3,000,000 shares of our common stock pursuant to our dividend reinvestment plan (DRIP). No compensation will be paid to our dealer manager or any participating broker-dealer for the sale of our shares pursuant to our DRIP offering. Prior to the conclusion of the primary offering, if any of the 3,000,000 shares allocated to our DRIP offering remain unsold, we have the right to sell some or all of those shares in our primary offering. Similarly, prior to the conclusion of the primary offering, if the shares initially allocated to our DRIP offering have been purchased and we anticipate additional demand through that offering, we may elect to reallocate some of the 27,000,000 shares of our primary offering to our DRIP offering.

We are offering the 27,000,000 shares in our primary offering at $10.00 per share, subject to the discounts we discuss below under “Agreements With, and Compensation To, Our Dealer Manager and Other Participating Broker-Dealers – Alternative Commission Arrangements.” This price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation. Because we will not pay dealer manager fees or commissions on sales through our DRIP offering, we are offering shares under that plan during the period of our primary offering at $9.50 per share. If we continue offering shares under our DRIP after our primary offering, they will be offered at net asset value as calculated by our advisor and approved by our board of directors.

Our shares are being offered on a “best efforts” basis, which means that the dealer manager and broker-dealers with which we contract are required to use only their best efforts to sell the shares and that they have no firm commitment or obligation to purchase any of the shares. The offering of shares of our common stock will terminate on or before, 2013, which is two years after the effective date of this prospectus. If we have not sold all the shares within two years, we may continue the primary offering for an additional one year until , 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may elect to terminate the offering at any time. Although the registration statement we filed with the SEC allows us to offer the shares, subject to updates to this prospectus, for three years, we may be required to register the offering annually in some states. We may be required to suspend the offering in some states, or terminate the offering in that state prior to the termination of the offering in other states if we are unable to complete such state’s registration.

Escrow

We will not sell any shares of this offering unless

1.	we receive subscriptions for at least 300,000 shares within one year of the date of this prospectus, and

2.	our board of directors authorizes the release of funds placed in escrow.

Until we sell 300,000 shares, all subscription proceeds will be deposited with Fidelity Bank, Edina, Minnesota as escrow agent, for the benefit of subscribers. If we do not receive subscriptions for at lease 300,000 shares by, 2012, which is one year after the date of this prospectus, or if our board of directors does not authorize the release of escrow funds to us, the escrow agent will return all subscriptions with interest accrued in the escrow account and without deduction of fees. You have the right to cancel your subscription during the escrow period and receive a prompt refund of your subscription funds with any interest they have earned and without deduction of any fees. We will not accept subscriptions from residents of Pennsylvania until we have received subscriptions for 1,350,000 shares.

Agreements With, and Compensation To, Our Dealer Manager and Other Participating Broker-Dealers

Our shares are being offered to the public through an agreement with our dealer manager, who will not actively solicit members of the public for sales but will, instead, organize a selling group of other broker-dealers to effect the sales. Except for sales under our DRIP, and for other sales described under “Alternative Commission Arrangements” below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 3.0% of the gross offering proceeds as compensation for acting as the dealer manager. Our dealer manager will pay, or re-allow, all of the selling commissions it receives to those participating broker-dealers who generate the sales and may re-allow a portion of its 3.0% dealer manager fee to certain broker-dealers for non-accountable marketing support. We will not pay selling commissions or a dealer manager fee for shares sold through our dividend reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Alternative Commission Arrangements

Deferred Commissions. For subscriptions of $25,000 or more and for which the participating broker-dealer agrees, an investor may elect to have selling commissions due on the purchase of shares paid over a period of up to five years. If an investor elects this deferred commission option, the investor may purchase shares for an initial purchase price of $9.50 per share, and pay the balance of the selling commissions through deductions from dividends. Under this arrangement, the investor will pay $0.50 per share upon subscription, which will cover both the $.30 dealer manager fee and $0.20 of the participating broker-dealer commission, rather than $1.00 per share for the selling commission and dealer manager fee. We will deduct an amount equal to $0.10 per share as a selling commission per year for the next five years from cash dividends otherwise payable to the investor. For example, to purchase 10,000 shares, the investor would pay $95,000 with their subscription and we would pay selling commissions of $2,000 and the dealer manager fee of $3,000 upon subscription. For each of the five years following the subscription, we will deduct $0.10 per share, or $1,000, from cash dividends otherwise payable to the investor and will pay this amount to the participating broker-dealer on the investor’s behalf. The investor will be considered, for tax purposes, to have received the commissions we pay on the investor’s behalf as a dividend and we will report to the IRS the income the dividend represents even though not received by the shareholder.

If an investor who elects the deferred commission option sells his or her shares under our share repurchase program, the investor will be required to pay any unpaid portion of the deferred commission prior to the time we repurchase the shares, or we may deduct the unpaid portion from the amount we would otherwise pay to repurchase the shares. If an investor who elects the deferred commission option transfers his or her shares for any other reason prior to the time that all deferred commissions have been deducted from cash dividends, we will not complete the ownership transfer until the investor first either pays us the unpaid portion of the deferred commissions, or provides us with a written commitment signed by the transferee that the transferee will pay the unpaid portion from cash dividends otherwise payable to the transferee.

Volume Discounts. If any “individual purchaser” invests more than $1,000,000, we will sell our shares at a discount from the $10.00 offering price and proportionately reduce selling commissions. The discounted purchase price will apply to our shares purchased by the individual purchaser within the range in the table below, not to the shares below the range. Because we will pay proportionately less commissions on these volume purchases, the discounted purchase price will not affect the net amount we receive per share.

		Purchase Price Per Incremental Share in Volume Discount Range	Amount of Selling Commission Volume Discount	Maximum Re-allowable Selling
Amount of Investment
From	To			Commission
$ 0 $ 1,000,001 $ 2,000,001 $3,000,001	$ 1,000,000 $ 2,000,000 $ 3,000,000 $ 5,000,000	$ 10.00 $ 9.90 $ 9.80 $ 9.70	0.0% 1.0% 2.0% 3.0%	7.0% 6.0% 5.0% 4.0%

Any reduction in the amount of the selling commissions for volume discounts will be credited to the shareholder in the form of additional shares, including fractional shares. For example, an individual purchaser would receive 150,505.05 shares rather than 150,000 shares for an investment of $1,500,000.00 and the selling commission would be $100,303. The discount would be calculated as follows: the purchaser would acquire 100,000 shares at a cost of $10.00 and 50,505.05 shares at a cost of $9.90 per share and would pay commissions of $0.70 per share for 100,000 shares and $0.60 per share for 50,505.05 shares.

As used herein, the term “individual purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity;

•
all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

If a group of entities that constitute an “individual purchaser” as defined above submit multiple subscriptions, those subscriptions may be combined for the purpose of determining the total commissions payable if the combined purchases are made through the same participating broker-dealer. The amount of total commissions will be apportioned pro rata among the individual orders on the basis of the amounts of the orders being combined. Any individual purchaser that wishes to have its orders combined must request the combination in writing, with a description of the basis for the discount and identify the subscriptions being combined.

If, as an investor, you subscribe for additional shares in our primary offering, you may also request the combination of your subscriptions for purposes of the discount. The commission payable with respect to the subsequent purchase will then equal the commission per share that would have been payable if all the shares had been purchased under a single subscription. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined.

We will not allow investors to combine the volume discount with the deferred commission option.

Purchases in excess of $5,000,000. Selling commissions for an investor that purchases more than $5,000,000 may, if the broker-dealer has consented to a reduced commission or there is not broker-dealer involved, be reduced to $0.10 per share or less for all shares purchased, but in no event will the proceeds to us be less than $9.30 per share. If no participating broker-dealer is involved, the sale will be made through our dealer-manager and the dealer manager will receive no commission. If we make a sale to an individual purchaser of $5,000,000 or more, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in (a) will pay no more per share than the initial purchaser.

“Wrap” Arrangements between Participating Broker-Dealers and Investment Advisors. We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares to zero and purchase at $9.30 per share (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is purchasing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged by a potential investor as an investment advisor or a bank trust department as an inducement for such investment advisor or bank trust department to favorably advise an investment in our shares.

Shares Purchased by Affiliates of our Sponsor or Participating Broker-Dealers. Under our agreement with the dealer manager and its agreement with participating broker-dealers, we will not pay selling commissions on

•	sales to our executive officers and directors, as well as officers and employees, and family members of officers and employees, of AEI Capital Corporation affiliated entities; or

•	sales to participating broker-dealers, and the officers, directors and employees, and family members of officers, directors and employees, of participating dealers.

These individuals may purchase shares at $9.30 per share, reflecting the absence of the $.70 per share selling commissions. The net offering proceeds we receive will not be affected by these sales of shares at a discount.

   Our executive officers, directors and other affiliates will be expected to hold their shares for investment and not with a view towards resale. In addition, shares purchased by AEI Capital Corporation or its affiliates will not be entitled to vote on any matter presented to the shareholders for a vote relating to the removal of our directors or our advisor, or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 20,000 shares purchased by AEI Capital Corporation in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value or number of our outstanding shares.

Limitations on Alternative Commission Arrangements for California Residents. We will not be able to offer volume discounts on sale of shares made to California residents unless the discounts comply with the rules of the California Department of Corporations. Under these rules, we can offer volume discounts to California residents if:

•	there is no variance in the net proceeds to us from the sale of our shares to different purchasers;

•	we advise all purchasers of our shares of the availability of quantity discounts;

•	we allow the same volume discounts to all purchasers of shares;

•	we do not apply a volume discount for purchases of less than $10,000;

•	the variance in the price of our shares results solely from a different range of commissions, and all discounts are based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Because of these rules, we will allow volume discounts for California residents at the uniform discount levels described above under “volume discounts” based on dollar amount of shares purchased, but no discounts will be allowed to any group of purchasers and we will not allow aggregation of subscriptions by California residents. To the extent we offer discounted purchases to California residents for purchases in excess of $5 million, we will offer the same discount to all California residents for purchases in excess of this amount.

Reimbursements for Due Diligence Expense. Under FINRA rules, each participating broker-dealer is obligated to conduct, or cause to be conducted, an independent due diligence review. If your broker-dealer conducts an independent review of this offering, or engages an independent due diligence reviewer to conduct a review for it, we will pay or reimburse the broker-dealer for the bona fide expenses incurred in such review and as supported by detailed invoices they submit. We will not pay these reimbursements if the expenses submitted to us exceed 0.5% of the gross offering proceeds we raise in the primary offering. Providing these reimbursements may create conflicts of interest for the participating broker-dealer or its reviewer.

Indemnification. The dealer manager agreement and participating dealer agreements provide that we will indemnify our dealer manager and participating broker-dealers against certain liabilities they incur in connection with this offering. If we are unable to provide this indemnification, these agreements provide that we are obligated to contribute to payments that the indemnified parties may be required to make in connection with the liabilities. Under our articles of incorporation, indemnification of any person acting as a broker-dealer on our behalf will not be permitted in connection with liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnified party of each count of alleged securities law violations;

•	the claims have been dismissed on the merits by a court of competent jurisdiction; or

•
(a) a court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and the related costs should be made, and (b) the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered with respect to such state’s position on indemnification for violations of securities laws.

FINRA Rules Limiting Underwriting Compensation and Organization and Offering Expense

    As required by FINRA rules, which govern our dealer manager and each other participating broker-dealer, total underwriting compensation paid to our dealer manager and participating broker-dealers may not exceed 10% of the gross proceeds of our primary offering. We will monitor total underwriting compensation paid by us or by our sponsor and its affiliates to ensure that we do not exceed this amount.

FINRA rules also limit our total organization and offering expenses (including the due diligence expenses reimbursement and distribution fees) to 15% of our gross offering proceeds, including the up to 10% described above that we may pay the dealer manager and participating broker-dealers. Because we have no employees, our advisor has performed and will perform the work necessary to complete our incorporation, attract and retain our directors, prepare the structure for and draft this prospectus, prepare our advisory agreement arrangements, make filings with the SEC and state securities administrators, provide administrative services to process and accept subscriptions, maintain our stock register and shareholder lists, respond to inquiries of broker-dealers and investors on our behalf during the offering, meet with participating broker-dealers to respond to questions they have, and prepare collateral materials, if any, that describe this offering. Our advisor has also engaged and paid, outside consultants, independent registered accounting firms and counsel to assist with these activities. We will reimburse our advisor for organization and offering expenses that it has incurred on our behalf to the extent they do not exceed, when combined with the commissions, dealer manager fee and diligence expense reimbursement described above, 15% of our gross proceeds from this offering. To the extent these total organization and offering expenses exceed the 15% limit, our advisor will incur the expenses without reimbursement.

The table below assumes that we sell the minimum $3,000,000 and the maximum of $270,000,000 in shares in our primary offering in the first two years after the escrow period.

	Minimum Offering (Not Including Dividend Reinvestment Plan)		Maximum Offering (Not Including Dividend Reinvestment Plan)
	Amount(1)	Percent (2)	Amount (1)	Percent (2)
Selling commissions	$ 210,000	7.0%	$18,900,000	7.0%
Dealer manager fee (3)	90,000	3.0%	8,100,000	3.0%
Due diligence allowance	15,000	0.5%	250,000	0.1%
Total	$315,000	10.5%	$27,250,000	10.1%
__________________

(1)	For all purposes, we assume that our shares are sold at $10.00. We assume that the maximum number of our shares available are sold within two years after the effective date of this prospectus.

(2)	The total underwriting compensation paid to all parties connected with the sale and distribution of our shares will not exceed 10% of the gross proceeds of our primary offering.

(3)
We will not pay directly any compensation to persons engaged in wholesaling, any wholesaling travel expenses, any legal fees for filings with the FINRA, or any expense of the dealer manager for conducting conferences. All of these expenses will be paid by the dealer manager out of the dealer manager fee, and to the extent they exceed the dealer manager fee, will be borne by the dealer manager without reimbursement.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of our shares, although only when accompanied by or preceded by the delivery of this prospectus. Our sales materials may include information relating to this offering, information about our advisor and its affiliates, property brochures and pictures of properties we have acquired and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The use of any supplemental sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that such regulatory agency has passed on the merits of the offering or the adequacy or accuracy of such materials.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

HOW TO SUBSCRIBE

If you wish to purchase shares and meet the suitability requirements described on the page following the cover page of this prospectus, you should:

•	Read this prospectus and any current supplement(s);

•	Complete a subscription agreement in the form attached as Appendix B (following the instructions that it contains); and

•
Deliver the signed subscription agreement and a check payable “Fidelity Bank—AEI Core Property Income Trust Escrow” along with the completed subscription agreement to your broker, or if your broker instructs you to do so, or if you are not using a broker, directly to AEI Securities, Inc. If your broker has “net capital” of $250,000 or more, it may instruct you to make your check payable directly to the broker, and the broker will issue a check payable to us for the purchase prices.

Please note that, by signing the subscription agreement you will be representing that you meet the minimum income and net worth standards described under “Suitability Standards” immediately following the cover page of this prospectus.

If you deliver your subscription and payment to your broker, your broker is obligated to forward the subscription and payment to us by the close of the business day after they receive it. If we have not received subscriptions for the $3,000,000 minimum required to release funds from the escrow account with Fidelity Bank, we will deposit your check in the escrow account until we reach the minimum and release funds from escrow. If we have completed the initial release of escrowed funds, we will continue to use the escrow account as a clearing account and will deposit your check in the escrow account until we accept your subscription. We reserve the right to reject subscriptions and cannot, in any event, accept a subscription until five days after you have received a copy of this prospectus and any supplements. If we have not received the minimum $3,000,000 minimum and completed the initial escrow release, we will nevertheless notify you within twenty business days of our receipt of you completed subscription agreement whether your subscription is properly completed for acceptance upon the initial release of escrow fund. After the initial release from the escrow account, we will notify you within 20 days of receipt of your subscription whether it is accepted or rejected. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return your check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum).

REPORTS TO SHAREHOLDERS

We will provide periodic reports to shareholders regarding our operations over the course of the year, including quarterly financial reports. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with GAAP. Form 1099-DIV, if required, will be mailed to our shareholders by January 31 of each year.

Our articles of incorporation require that we prepare an annual report and deliver it to our shareholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our shareholders and the basis for such determination; and

•
a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, electronically by sending us instructions in writing in a form acceptable to us. Unless you elect in writing to receive this shareholder information electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. All shareholder information will also be available on our website. If you elect to receive this shareholder information electronically, we will notify you by e-mail when it becomes available. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all shareholder information. In addition, we will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive shareholder information electronically.

Shareholders have the right under applicable federal and Minnesota laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of our shareholders under certain conditions. See “Description of Our Common Stock” and “Description of Our Common Stock – Meetings, Special Voting Requirements and Access to Records” on page 61 of this prospectus. If the SEC promulgates rules or the applicable NASAA REIT Guidelines are amended so that our reporting requirements are reduced, and if our board of directors determines this action to be in our best interest, we may cease preparing and filing some of the reports described above.

LEGAL MATTERS

Dorsey & Whitney LLP, Minneapolis, Minnesota, will pass upon the legality of the common stock and upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Dorsey & Whitney LLP does not purport to represent our shareholders or potential investors, who should consult their own counsel. Dorsey & Whitney LLP also provides legal services to AEI Trust Advisors, Inc., our advisor and its affiliates.

EXPERTS

The balance sheet included in this prospectus has been audited by Boulay, Heutmaker, Zibell & Co. P.L.L.P., an independent registered public accounting firm, as stated in their report appearing herein. Such balance sheet has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC after commencement of this offering. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.aeifunds.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
AEI Core Property Income Trust, Inc.

We have audited the accompanying balance sheet of AEI Core Property Income Trust, Inc. (the “Company”) as of July 18, 2011.  This financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Core Property Income Trust, Inc. as of July 18, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants
Minneapolis, Minnesota
August 1, 2011

AEI CORE PROPERTY INCOME TRUST, INC.
BALANCE SHEET

July 18,
2011
ASSETS

Cash	$200,000
Total Assets	$200,000

LIABILITIES AND SHAREHOLDER’S EQUITY

Liabilities	$0

Shareholder’s Equity:
Common Stock, Par Value $.01 per Share, 200,000,000 Shares authorized, 20,000 Shares issued and outstanding	200
Additional Paid-in Capital	199,800
Total Shareholder’s Equity	200,000
Total Liabilities and Shareholder’s Equity	$200,000

The accompanying Notes to the Balance Sheet are an integral part of this statement.

AEI CORE PROPERTY INCOME TRUST, INC.
NOTES TO BALANCE SHEET
JULY 18, 2011

(1)  Organization –

AEI Core Property Income Trust, Inc. (the “Company”) was formed on June 15, 2011 and is a Minnesota corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. AEI Trust Advisors, Inc. (“ATA”), will be responsible for the Company’s day-to-day operations under an advisory agreement approved by the Company’s Board of Directors. On July 15, 2011, the Company sold 20,000 shares of common stock, at $10.00 per share, to AEI Capital Corporation, the parent company of ATA.

The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of $298.5 million in shares of common stock. A maximum of $270 million in shares of common stock may be sold to the public at a price of $10.00 per share. In addition, the Company plans to register an additional $28.5 million in shares of common stock that will be available only to shareholders who elect to participate in the Company’s distribution reinvestment plan under which shareholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at $9.50 per share during the Offering.

The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a portfolio of debt-free, net leased, single tenant, income-producing commercial properties, primarily in the retail, office, medical office, and service sectors.

In the interim period since inception, the Company did not engage in any operations or incur any expenses. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Stockholder’s Equity are not presented.

The Company has evaluated subsequent events through August 1, 2011, the date which the balance sheet was available to be issued.

(2)  Summary of Significant Accounting Policies –

Financial Statement Presentation

The accounts of the Company are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

Accounting Estimates

Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions may affect the reported amounts of assets, liabilities and equity. Actual results could differ from those estimates.

AEI CORE PROPERTY INCOME TRUST, INC.
NOTES TO BALANCE SHEET
JULY 18, 2011

(2)  Summary of Significant Accounting Policies – (Continued)

Organization and Offering Expenses

The Company’s advisor and its affiliates fund all of the organization and offering expenses on the Company’s behalf and may be reimbursed for such costs subject to certain limits. These costs are not included in the balance sheet of the Company because such costs are not a liability of the Company until subscriptions for the minimum number of shares of common stock are received and accepted by the Company. When recorded by the Company, organization costs will be expensed as incurred and offering costs will be recorded as a reduction of capital in excess of par value.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31 for the year in which the escrow period concludes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. In general, no recognition has been given to income taxes in the accompanying balance sheet.

 (3)  Economic Dependency –

The Company has engaged or will engage ATA and its affiliates to provide certain services that are essential to the Company, including services related to the sale of shares of the Company’s common stock, property acquisitions and dispositions, property management, and administration of the Company, including investor relations, financial and tax reporting. As a result of these relationships, the Company is dependent upon ATA and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding net lease property programs previously sponsored by AEI Capital Corporation or its affiliates. You should not assume that we will generate results, or that you will receive benefits, comparable to the results generated by, or benefits received by investors in, these prior programs.  You will have no interest in the assets or operations of these prior programs. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

The programs included in the following tables have investment objectives similar to those of this offering, including stable, current income, protection of capital, capital appreciation and portfolio diversification. With the exception of size, holding period objectives and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to us. The following tables are included in this section:

Table	Index Description	Page
I	Experience in Raising and Investing Funds	A-2
II	Compensation to Sponsors	A-3
III	Operating Results of Prior Programs	A-4
IV	Results of Completed Programs	A-9
V	Sales or Disposals of Properties	A-10

Table VI contained in Part II of the registration statement for this offering and not part of this prospectus, contains certain information about properties acquired by prior programs during the three years ended December 31, 2010. We will provide a copy of Table VI to any prospective shareholder upon request and without charge.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(Unaudited)

The following table provides information at December 31, 2010, as to the experience of our sponsor and its affiliates in raising and investing funds with respect to all prior public programs (Fund 27) and private programs (Fund VI and Fund VII) in which the offering closed in the last three years.

	AEI Income & Growth Fund 27	AEI Accredited Investor Fund VI	AEI National Income Property Fund VII
Dollar Amount Offered	$100,000,000	$100,000,000	$100,000,000
Dollar Amount Raised	$11,640,365	$57,430,322	$6,996,833 (e)

Percentage of Amount Raised	100.0%	100.0%	100.0%
Less Offering Expenses:
Selling Commissions and Discounts	9.8	6.8	7.0
Organizational Expenses	5.0	4.9	5.0
Other (a)	2.7	3.0	0.2
Other (b)	0.3	0.8	0.0
Less Reserves	0.0	0.0	0.0

Percent Available for Investment	82.2%	84.5%	87.8%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	0.0%	0.0%	0.0%
Investment in Properties (c)	81.0	69.0 (d)	30.2 (d)
Acquisition Fees	1.2	0.0	0.1

Total Acquisition Costs	82.2%	69.0%	30.3%

Percent Leverage	0.0%	0.0%	0.0%
Date Offering Began	11/19/07	9/1/06	4/12/10
Length of Offering (months)	24	45	(e)
Months to Invest 90% of Amount Available for Investment (measured from beginning of offering)	37	(d)	(d)

____________________
(a)	Represents proceeds used to pay distributions in excess of the program’s net cash flow (return of capital).
(b)	Represents proceeds used to repurchase units from investors under the program’s unit repurchase plan.
(c)
Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney’s fees, expenses of personnel in investigating properties, and overhead allocated to such activities.

(d)	Acquisitions are in progress.
(e)	Represents subscriptions accepted through December 31, 2010. Offering had not closed as of December 31, 2010.

TABLE II

COMPENSATION TO SPONSORS
(Unaudited)

The following table provides information at December 31, 2010 as to the compensation paid to our sponsor and its affiliates with respect to all prior public programs (Fund 27) and private programs (Fund VI and Fund VII) in which the offering closed in the last three years. For all other programs, this information has been aggregated in a separate column for the three years ended December 31, 2010.

	AEI Income & Growth Fund 27	AEI Accredited Investor Fund VI	AEI National Income Property Fund VII	13 Other Programs (e)
Date Offering Commenced	11/19/07	9/1/06	4/12/10	N/A
Dollar Amount Raised	$11,640,365	$57,430,322	$6,996,833	$0

Amount Paid to Sponsors From Proceeds of Offering:
Underwriting Fees (a)	388,890	151,402	644	0
Acquisition Expenses
– real estate commissions	0	0	0	0
– acquisition fees	138,089	0	10,357	0
– expense reimbursements	119,764	475,315	28,068	87,974
Organization & Offering Expenses	344,658	2,811,904	349,842	0

Dollar Amount of Cash Generated From Operations Before Deducting Payments to Sponsors (c)	1,004,242	6,314,919	46,274	50,325,221

Amount Paid to Sponsors From Operations:
Property Management Fees (b)	0	0	0	0
Partnership Management Fees (b)	0	0	0	0
Reimbursements (b)	242,594	1,030,677	10,460	8,067,003
Leasing Commissions	0	0	0	0
Participation in Cash Distributions	29,191	373,088	2,466	1,432,945

Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsors:
– cash	0	0	0	43,948,533
– notes	0	0	0	2,922,014

Amount Paid to Sponsors From Property Sales and Refinancing:
Real Estate Commissions (d)	0	0	0	0
Incentive Fees (d)	0	0	0	0
Reimbursements (d)	0	0	0	1,196,045
Participation in Cash Distributions	0	0	0	469,913
____________________
(a)
Does not include fees paid to AEI Securities, Inc. which were reallowed to participating dealers. The reallowed fees for Fund 27, Fund VI and Fund VII totaled $730,728, $3,738,246 and $473,155, respectively.

(b)
Although not paid a fixed fee for property management and partnership management, our sponsor and its affiliates were reimbursed at their cost for the provision of such services. Such reimbursements are reflected under the line item “Amount Paid to Sponsors From Operations–Reimbursements.”

(c)
For acquisitions completed on or after January 1, 2009, acquisition-related transaction costs were expensed as incurred and reflected as operating cash outflows in the programs’ financial statements. However, pursuant to each program’s partnership agreement or operating agreement, acquisition expenses were funded with either offering proceeds or property sales proceeds. As a result, acquisition expenses were not deducted from cash generated from operations in this table.

(d)
Although not paid a fixed fee from property sales, our sponsor and its affiliates were reimbursed at their cost for the provision of services related to property sales. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From Property Sales and Refinancing - Reimbursements."

(e)
The offerings of 13 other programs organized by our sponsor and its affiliates did not close within the last three years and therefore are not shown separately. The amounts shown represent the aggregate payments to our sponsor and its affiliates from the 13 other programs during the three years ended December 31, 2010.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

The following table provides information as to the operating results of all prior programs in which the offering closed in the past five years for each year of the five-year period (or from inception if formed after January 1, 2006) ended December 31, 2010.

	AEI INCOME & GROWTH FUND 26
	Years Ended December 31
	2006	2007	2008	2009	2010
Gross Revenues from Operations	$230,987	$778,516	$1,118,203	$1,146,585	$1,145,229
Profit on Sale of Properties	0	0	0	0	0
Less:
Operating Expenses	45,951	140,330	231,619	203,058	198,479
Property Acquisition Expenses	0	0	0	0	0
Depreciation	83,023	232,428	286,054	436,708	375,383
Real Estate Impairment	0	0	0	0	0
Net Income (Loss) – GAAP Basis	$102,013	$405,758	$600,530	$506,819	$571,367
Taxable Income (Loss):
– from operations	$134,724	$484,479	$669,595	$671,834	$679,052
– from gain (loss) on sale	0	0	0	0	0
Cash Generated (Deficiency) From Operations	$271,540	$637,819	$851,975	$940,186	$936,172
Cash Generated From Sales	0	0	0	0	0
Cash Generated From Refinancing	0	0	0	0	0
Cash Generated From Operations, Sales and Refinancing	271,540	637,819	851,975	940,186	936,172
Less: Cash Distributions to Investors
– from operating cash flow	90,151	549,984	851,975	940,186	936,172
– from sales and refinancing	0	0	0	0	0
– from cash reserves (a)	0	0	125,583	13,001	47,754
Cash Generated (Deficiency) After Cash Distributions	181,389	87,835	(125,583)	(13,001)	(47,754)
Less: Special Items (Not Including Sales and Refinancing)	0	0	0	0	0
Cash Generated (Deficiency) After Cash Distributions and Special Items	$181,389	$87,835	$(125,583)	$(13,001)	$(47,754)
Tax and Distribution Data Per $1,000 Invested: (b)
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	$28	$35	$35	$36	$36
– from recapture	0	0	0	0	0
Capital Gain (Loss)	0	0	0	0	0
Cash Distributions to Investors:
Source (on GAAP basis)
– Investment Income	19	30	32	27	30
– Return of Capital	0	10	20	24	22
Source (on cash basis)
– Sales	0	0	0	0	0
– Refinancing	0	0	0	0	0
– Operations	19	40	45	50	50
– Cash Reserves (a)	0	0	7	1	2
Amount (in percentage terms) remaining invested in program properties at the end of the last period reported in the Table					100%

____________________
(a)	Represents initial capital or cash retained from prior years' cash flow.
(b)	Based on an investment of a weighted average Unit outstanding.

TABLE III (Continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

	AEI ACCREDITED INVESTOR FUND V
	Years Ended December 31
	2006	2007	2008	2009	2010
Gross Revenues from Operations	$1,438,442	$2,525,234	$2,587,250	$2,625,328	$2,633,638
Profit on Sale of Properties	0	0	359,756	0	0
Less:
Operating Expenses	216,215	366,577	414,329	365,353	366,910
Property Acquisition Expenses	0	0	0	0	0
Depreciation	433,630	790,896	951,320	1,004,847	1,004,847
Real Estate Impairment	0	0	0	0	0
Net Income (Loss) – GAAP Basis	$788,597	$1,367,761	$1,581,357	$1,255,128	$1,261,881
Taxable Income (Loss):
– from operations	$919,433	$1,646,573	$1,557,249	$1,590,566	$1,524,533
– from gain (loss) on sale	0	0	319,098	0	0
Cash Generated (Deficiency) From Operations	$1,299,242	$2,173,422	$2,282,945	$2,265,547	$2,243,063
Cash Generated From Sales	0	0	1,955,653	0	0
Cash Generated From Refinancing	0	0	0	0	0
Cash Generated From Operations, Sales and Refinancing	1,299,242	2,173,422	4,238,598	2,265,547	2,243,063
Less: Cash Distributions to Investors
– from operating cash flow	966,023	2,173,422	2,172,922	2,265,547	2,243,063
– from sales and refinancing	0	0	523,343	0	0
– from cash reserves (a)	0	421,931	0	82,204	51,579
Cash Generated (Deficiency) After Cash Distributions	333,219	(421,931)	1,542,333	(82,204)	(51,579)
Less: Special Items (Not Including Sales and Refinancing)	0	0	0	0	0
Cash Generated (Deficiency) After Cash Distributions and Special Items	$333,219	$(421,931)	$1,542,333	$(82,204)	$(51,579)
Tax and Distribution Data Per $1,000 Invested: (b)
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	$36	$37	$35	$35	$34
– from recapture	0	0	1	0	0
Capital Gain (Loss)	0	0	3	0	0
Cash Distributions to Investors:
Source (on GAAP basis)
– Investment Income	31	30	31	28	28
– Return of Capital	7	28	29	24	23
Source (on cash basis)
– Sales	0	0	12	0	0
– Refinancing	0	0	0	0	0
– Operations	38	48	48	50	50
– Cash Reserves (a)	0	10	0	2	1
Amount (in percentage terms) remaining invested in program properties at the end of the last period reported in the Table					99%

____________________
(a)	Represents initial capital or cash retained from prior years' cash flow.
(b)	Based on an investment of a weighted average Unit outstanding.

TABLE III (Continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

	AEI INCOME & GROWTH FUND 27
	Years Ended December 31
	2008	2009	2010
Gross Revenues from Operations	$127,985	$393,692	$544,451
Profit on Sale of Properties	0	0	0
Less:
Operating Expenses	38,824	103,488	139,678
Property Acquisition Expenses	0	62,611	135,515
Interest Expense	22,528	0	0
Depreciation	55,727	156,512	221,252
Real Estate Impairment	0	0	0
Net Income (Loss) – GAAP Basis	$10,906	$71,081	$48,006
Taxable Income (Loss):
– from operations	$22,122	$162,794	$227,697
– from gain (loss) on sale	0	0	0
Cash Generated (Deficiency) From Operations (c)	$87,583	$298,854	$424,423
Cash Generated From Sales	0	0	0
Cash Generated From Refinancing	0	0	0
Cash Generated From Operations, Sales and Refinancing	87,583	298,854	424,423
Less: Cash Distributions to Investors
– from operating cash flow	47,721	298,854	424,423
– from sales and refinancing	0	0	0
– from cash reserves (a)	0	63,218	187,922
Cash Generated (Deficiency) After Cash Distributions	39,862	(63,218)	(187,922)
Less: Special Items (Not Including Sales and Refinancing)	0	0	0
Cash Generated (Deficiency) After Cash Distributions and Special Items	$39,862	$(63,218)	$(187,922)
Tax and Distribution Data Per $1,000 Invested: (b)
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	$10	$17	$18
– from recapture	0	0	0
Capital Gain (Loss)	0	0	0
Cash Distributions to Investors:
Source (on GAAP basis)
– Investment Income	7	8	4
– Return of Capital	7	34	47
Source (on cash basis)
– Sales	0	0	0
– Refinancing	0	0	0
– Operations	14	35	35
– Cash Reserves (a)	0	7	16
Amount (in percentage terms) remaining invested in program properties at the end of the last period reported in the Table			100%

____________________
(a)	Represents initial capital or cash retained from prior years' cash flow.
(b)	Based on an investment of a weighted average Unit outstanding.
(c)
For acquisitions completed on or after January 1, 2009, acquisition-related transaction costs were expensed as incurred and reflected as operating cash outflows in the program’s financial statements. However, pursuant to the program’s operating agreement, acquisition expenses were funded with offering proceeds. As a result, acquisition expenses were not deducted from cash generated from operations in this table.

TABLE III (Continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

	AEI ACCREDITED INVESTOR FUND VI
	Years Ended December 31
	2007	2008	2009	2010
Gross Revenues from Operations	$266,787	$1,037,016	$2,238,764	$2,986,270
Profit on Sale of Properties	0	0	0	0
Less:
Operating Expenses	42,171	232,928	360,510	608,987
Property Acquisition Expenses	0	0	246,180	58,861
Depreciation	1,962	240,917	689,496	978,449
Real Estate Impairment	0	0	0	0
Net Income (Loss) – GAAP Basis	$222,654	$563,171	$942,578	$1,339,973
Taxable Income (Loss):
– from operations	$222,726	$619,876	$1,403,168	$1,645,345
– from gain (loss) on sale	0	0	0	0
Cash Generated (Deficiency) From Operations (c)	$268,741	$829,553	$2,063,412	$2,371,363
Cash Generated From Sales	0	0	0	0
Cash Generated From Refinancing	0	0	0	0
Cash Generated From Operations, Sales and Refinancing	268,741	829,553	2,063,412	2,371,363
Less: Cash Distributions to Investors
– from operating cash flow	158,236	829,553	2,063,412	2,371,363
– from sales and refinancing	0	0	0	0
– from cash reserves (a)	0	307,225	39,230	905,595
Cash Generated (Deficiency) After Cash Distributions	110,505	(307,225)	(39,230)	(905,595)
Less: Special Items (Not Including Sales and Refinancing)	0	0	0	0
Cash Generated (Deficiency) After Cash Distributions and Special Items	$110,505	$(307,225)	$(39,230)	$(905,595)
Tax and Distribution Data Per $1,000 Invested: (b)
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	$26	$25	$34	$29
– from recapture	0	0	0	0
Capital Gain (Loss)	0	0	0	0
Cash Distributions to Investors:
Source (on GAAP basis)
– Investment Income	18	23	23	24
– Return of Capital	0	23	28	34
Source (on cash basis)
– Sales	0	0	0	0
– Refinancing	0	0	0	0
– Operations	18	34	50	42
– Cash Reserves (a)	0	12	1	16
Amount (in percentage terms) remaining invested in program properties at the end of the last period reported in the Table				100%

____________________
(a)	Represents initial capital or cash retained from prior years' cash flow.
(b)	Based on an investment of a weighted average Unit outstanding.
(c)
For acquisitions completed on or after January 1, 2009, acquisition-related transaction costs were expensed as incurred and reflected as operating cash outflows in the program’s financial statements. However, pursuant to the program’s partnership agreement, acquisition expenses were funded with offering proceeds. As a result, acquisition expenses were not deducted from cash generated from operations in this table.

TABLE III (Continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

AEI NATIONAL INCOME PROPERTY FUND VII
Year Ended December 31
2010
Gross Revenues from Operations	$46,448
Profit on Sale of Properties	0
Less:
Operating Expenses	10,634
Property Acquisition Expenses	49,795
Depreciation	16,528
Real Estate Impairment	0
Net Income (Loss) – GAAP Basis	$(30,509)
Taxable Income (Loss):
– from operations	$19,197
– from gain (loss) on sale	0
Cash Generated (Deficiency) From Operations (c)	$65,154
Cash Generated From Sales	0
Cash Generated From Refinancing	0
Cash Generated From Operations, Sales and Refinancing	65,154
Less: Cash Distributions to Investors
– from operating cash flow	30,241
– from sales and refinancing	0
– from cash reserves (a)	0
Cash Generated (Deficiency) After Cash Distributions	34,913
Less: Special Items (Not Including Sales and Refinancing)	0
Cash Generated (Deficiency) After Cash Distributions and Special Items	$34,913
Tax and Distribution Data Per $1,000 Invested: (b)
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	$7
– from recapture	0
Capital Gain (Loss)	0
Cash Distributions to Investors:
Source (on GAAP basis)
– Investment Income	0
– Return of Capital	11
Source (on cash basis)
– Sales	0
– Refinancing	0
– Operations	11
– Cash Reserves (a)	0
Amount (in percentage terms) remaining invested in program properties at the end of the last period reported in the Table	100%

____________________
(a)	Represents initial capital or cash retained from prior years' cash flow.
(b)	Based on an investment of a weighted average Unit outstanding.
(c)
For acquisitions completed on or after January 1, 2009, acquisition-related transaction costs were expensed as incurred and reflected as operating cash outflows in the program’s financial statements. However, pursuant to the program’s partnership agreement, acquisition expenses were funded with offering proceeds. As a result, acquisition expenses were not deducted from cash generated from operations in this table.

TABLE IV

RESULTS OF COMPLETED PROGRAMS
(Unaudited)

The following table provides the results of all programs that have completed operations (no longer hold properties) during the five years ended December 31, 2010. During the life of the program, certain properties acquired with offering proceeds were sold and the majority of the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the majority of the sales proceeds were reinvested in new replacement properties. All amounts are from the inception of the program to the date the program was completed.

	AEI Private Net Lease Fund 1998	AEI Real Estate Fund XV	AEI Real Estate Fund XVII	AEI Real Estate Fund XVIII
Dollar Amount Raised	$5,441,303	$7,500,000	$23,388,700	$22,783,050
Number of Properties Purchased	9	16	32	35
Date of Closing of Offering	11/17/99	12/30/86	11/01/88	12/04/90
Date of First Sale of Property	11/12/99	07/29/94	04/01/91	06/17/94
Date of Final Sale of Property	11/01/06	11/21/06	12/14/10	12/21/10

Tax and Distribution Data Per $1,000 Investment:
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	$338	$1,033	$909	$1,008
– from recapture	5	119	69	54
Capital Gain (Loss)	377	462	520	482
Deferred Gain
– Capital	0	0	0	0
– Ordinary	0	0	0	0
Cash Distributions to Investors:
Source (on GAAP basis)
– Investment Income	663	1,483	1,333	1,398
– Return of Capital	983	993	1,017	978
Source (on cash basis)
– Sales	1,173	1,134	1,092	1,213
– Refinancing	0	0	0	0
– Operations	473	1,342	1,258	1,163
– Other	0	0	0	0

TABLE V

SALES OR DISPOSALS OF PROPERTIES
(Unaudited)

The following table provides information with respect to sales or disposals of property by prior programs during the three years ended December 31, 2010.

				SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS					COSTS OF PROPERTIES, INCLUDING CLOSING AND SOFT COSTS
Program	Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustment resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess of Property Operating Cash Receipts Over Expen-ditures (a)
AEI Income & Growth Fund XXI	Children’s World Kimberly, WI (b)	06/14/02	01/15/08	258,749	0	0	0	258,749	0	182,253	182,253	96,955
AEI Real Estate Fund XVIII	KinderCare Westerville, OH	06/21/91	01/25/08	1,423,596	0	0	0	1,423,596	0	990,261	990,261	2,043,566
AEI Net Lease I & G Fund XX	Champps West Chester, OH (d)	01/13/04	02/27/08	2,057,022	0	0	0	2,057,022	0	1,569,884	1,569,884	724,541
AEI Income & Growth Fund XXII	Champps West Chester, OH (d)	01/13/04	02/27/08	2,057,022	0	0	0	2,057,022	0	1,569,884	1,569,884	723,347
AEI Accredited Investor Fund 2002	Jared Jewelry Goodlettsville, TN (c)	02/06/04	01/31/08 to 02/21/08	1,188,637	0	0	0	1,188,637	0	954,956	954,956	289,078
AEI Net Lease I & G Fund XIX	Eckerd Auburn, NY (c)	05/10/04	03/11/08	203,264	0	0	0	203,264	0	187,841	187,841	58,030
AEI Real Estate Fund XVIII	KinderCare Columbus, OH	08/10/92	03/12/08	1,628,834	0	0	0	1,628,834	0	1,019,202	1,019,202	1,924,556
AEI Net Lease I & G Fund XIX	Applebee’s Temple Terrace, FL (b)	10/01/93	03/20/08	193,282	0	0	0	193,282	0	96,262	96,262	217,253
AEI Accredited Investor Fund V	Jared Jewelry Hazelwood, MO (c)	02/01/05	03/27/08 to 04/24/08	1,955,653	0	0	0	1,955,653	0	1,739,345	1,739,345	419,490
AEI Net Lease I & G Fund XIX	Johnny Carino’s Brownsville, TX	12/30/03	05/15/08	2,578,268	0	0	0	2,578,268	0	2,322,610	2,322,610	843,693
AEI Income & Growth Fund XXI	Johnny Carino’s Laredo, TX	12/30/03	05/15/08	2,896,269	0	0	0	2,896,269	0	2,605,079	2,605,079	947,146
AEI Net Lease I & G Fund XX	Applebee’s Middletown, OH (b)	07/15/94	06/02/08	95,438	0	0	0	95,438	0	69,106	69,106	120,855

TABLE V

SALES OR DISPOSALS OF PROPERTIES
(Unaudited)

Program	Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustment resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess of Property Operating Cash Receipts Over Expen-ditures (a)
AEI Income & Growth Fund XXII	Children’s World DePere, WI (b)	07/14/99	06/02/08	114,817	0	0	0	114,817	0	87,687	87,687	71,205
AEI Accredited Investor Fund 2002	Johnny Carino’s Austin, TX	11/24/03	06/30/08	2,533,507	0	0	0	2,533,507	0	2,508,976	2,508,976	1,026,176
AEI Real Estate Fund XVIII	KinderCare Blue Springs, MO	06/27/90	07/23/08	549,943	0	0	0	549,943	0	791,271	791,271	1,584,127
AEI Accredited Investor Fund 2002	Jared Jewelry Hazelwood, MO (c)	12/31/04	04/10/08 to 12/22/08	1,949,791	0	0	0	1,949,791	0	1,737,020	1,737,020	456,827
AEI Income & Growth Fund 25	Applebee’s Macedonia, OH (b)	04/30/04	12/23/08	191,947	0	0	0	191,947	0	157,611	157,611	55,669
AEI Income & Growth Fund XXI	KinderCare Ballwin, MO (b)	06/14/02	12/23/08	175,132	0	0	0	175,132	0	117,886	117,886	75,730
AEI Net Lease I & G Fund XX	Johnny Carino’s Alexandria, LA	11/13/03	01/09/09	2,231,614	0	0	0	2,231,614	0	2,144,748	2,144,748	1,043,316
AEI Net Lease I & G Fund XIX	Taco Cabana San Antonio, TX	03/16/92	03/13/09	1,259,658	0	0	0	1,259,658	0	1,147,274	1,147,274	3,018,187
AEI Net Lease I & G Fund XX	Champps Lyndhurst, OH (b)	04/10/96	05/28/09	3,568	0	0	0	3,568	0	3,501	3,501	5,418
AEI Net Lease I & G Fund XX	Champps Schaumburg, IL (b)	12/31/97	05/28/09	8,124	0	0	0	8,124	0	7,121	7,121	8,272
AEI Income & Growth Fund XXI	Johnny Carino’s Austin, TX (b)	09/26/01	05/28/09	22,722	0	0	0	22,722	0	27,083	27,083	22,346
AEI Income & Growth Fund 23	Arby’s Coon Rapids, MN (b)	08/28/01	06/03/09	6,834	0	0	0	6,834	0	8,039	8,039	5,626
AEI Net Lease I & G Fund XIX	Marie Callender’s Henderson, NV (b)	09/28/99	06/03/09	45,359	0	0	0	45,359	0	44,142	44,142	39,486
AEI Net Lease I & G Fund XIX	Tractor Supply Mesquite, TX (e)	03/10/06	07/02/09	1,332,125	0	0	0	1,332,125	0	1,231,625	1,231,625	295,877

TABLE V

SALES OR DISPOSALS OF PROPERTIES
(Unaudited)

Program	Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustment resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess of Property Operating Cash Receipts Over Expen-ditures (a)
AEI Net Lease I & G Fund XX	Tractor Supply Mesquite, TX (e)	03/10/06	07/02/09	1,332,125	0	0	0	1,332,125	0	1,231,624	1,231,624	295,968
AEI Net Lease I & G Fund XIX	Winn-Dixie Panama City, FL (b)	09/19/03	09/03/09	275,122	0	0	0	275,122	0	255,475	255,475	117,977
AEI Income & Growth Fund XXI	KinderCare Ballwin, MO (b)	06/14/02	09/03/09	306,486	0	0	0	306,486	0	213,271	213,271	152,443
AEI Income & Growth Fund 25	Applebee’s Macedonia, OH (c)	04/30/04	05/14/09 to 09/03/09	555,272	0	0	0	555,272	0	480,533	480,533	191,694
AEI Real Estate Fund XVIII	Taco Cabana San Antonio, TX (b)	07/19/91	10/05/09	158,406	0	0	0	158,406	0	107,933	107,933	289,841
AEI Accredited Investor Fund 2002	Johnny Carino’s Tyler, TX	05/12/05	01/20/10	2,571,166	0	0	0	2,571,166	0	2,569,239	2,569,239	961,295
AEI Income & Growth Fund XXI	Tumbleweed Ft. Wayne, OH	09/11/00	03/12/10	428,016	0	0	0	428,016	0	1,334,315	1,334,315	1,212,117
AEI Income & Growth Fund 24	Johnny Carino’s Littleton, CO	04/10/03	05/19/10	833,631	0	1,361,730	0	2,195,361	0	2,223,755	2,223,755	1,407,216
AEI Real Estate Fund XVII	Timber Lodge Rochester, MN (b)	09/03/98	07/27/10	842,061	0	0	0	842,061	0	1,251,894	1,251,894	1,414,176
AEI Income & Growth Fund XXII	Hollywood Video Saraland, AL (b)	01/26/99	08/20/10	34,485	0	0	0	34,485	0	42,439	42,439	41,716
AEI Income & Growth Fund XXI	KinderCare Ballwin, MO (c)	06/14/02	03/29/10 to 08/23/10	674,196	0	0	0	674,196	0	511,034	511,034	405,065
AEI Accredited Investor Fund 2002	Johnny Carino’s Olathe, KS	12/22/05	09/28/10	1,133,463	0	1,560,284	0	2,693,747	0	2,712,048	2,712,048	748,766
AEI Real Estate Fund XVIII	Tractor Supply Bristol, VA (b)	04/10/96	10/05/10	121,978	0	0	0	121,978	0	96,765	96,765	155,572
AEI Real Estate Fund XVIII	Fuddruckers Thornton, CO (b)	07/30/97	10/05/10	4,342	0	0	0	4,342	0	10,693	10,693	15,525

TABLE V

SALES OR DISPOSALS OF PROPERTIES
(Unaudited)

Program	Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustment resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess of Property Operating Cash Receipts Over Expen-ditures (a)
AEI Private Net Lease Millennium Fd	Mimi’s Café Brandon, FL	05/23/03	10/08/10	2,445,136	0	0	0	2,445,136	0	2,101,329	2,101,329	1,563,545
AEI Real Estate Fund XVIII	Tumbleweed Chillicothe, OH (f)	11/20/98	10/28/10	481,523	0	0	0	481,523	0	560,612	560,612	736,015
AEI Net Lease I & G Fund XIX	Tumbleweed Chillicothe, OH (f)	11/20/98	10/28/10	438,083	0	0	0	438,083	0	505,224	505,224	667,759
AEI Net Lease I & G Fund XIX	Winn-Dixie Panama City, FL (c)	09/19/03	04/12/10 to 11/24/10	637,586	0	0	0	637,586	0	616,905	616,905	324,631
AEI Income & Growth Fund 25	Applebee’s Macedonia, OH (c)	04/30/04	02/25/10 to 12/01/10	1,571,988	0	0	0	1,571,988	0	1,475,997	1,475,997	729,869
AEI Real Estate Fund XVII	Timber Lodge St. Cloud, MN (b)	11/18/97	12/14/10	13,619	0	0	0	13,619	0	31,970	31,970	37,763
AEI Real Estate Fund XVIII	Champps Columbus, OH (b)	08/29/96	12/21/10	8,796	0	0	0	8,796	0	12,984	12,984	19,451

____________________
(a)	Does not include deduction for partnership general and administrative expenses not related to the properties.
(b)	Represents the sale of a single tenant-in-common property interest to a third party.
(c)	Represents multiple sales of tenant-in-common property interests to various third parties during the period listed.
(d)	This property was owned jointly by AEI Net Lease Income & Growth Fund XX and AEI Income & Growth Fund XXII.
(e)	This property was owned jointly by AEI Net Lease Income & Growth Fund XIX and AEI Net Lease Income & Growth Fund XX.
(f)	This property was owned jointly by AEI Real Estate Fund XVIII and AEI Net Lease Income & Growth Fund XIX.

Appendix B

AEI Core Property Income Trust, Inc.
Subscription Agreement for the Purchase of Common Stock

Important representations are made on this form. Please read carefully before signing. Please type or print clearly.

1.  INVESTMENT INFORMATION

This subscription is in the amount of $___________ and is an:

☐ Initial Subscription (minimum $2,500)

☐ Additional Subscription (no minimum).

Payment will be made by:     ☐ Enclosed check                                                                                ☐ Funds wired                                           ☐ Funds to follow

Note: Starter checks and cash or cash equivalents such as money orders and cashier’s checks are notaccepted.

☐ Check this box to elect the deferred commission option (must be initialed by an authorized corporate representative of the Broker-Dealer listed under Section 8 - Initials _______)

For discounted purchases through an investment advisory account, or an affiliated entity:

☐ Check this box for an Advisory Account purchase. Check only if subscription is made through an RIA administered account. The RIA must be affiliated with a participating broker-dealer acting as broker of record for the purchase. RIA will not receive a selling commission.

☐ Check this box if you are an officer, director or employee or an immediate family member of an officer, director or employee of AEI Capital Corporation or one of its affiliates, or are an employee, or immediate family member of an employee, of a participating dealer. The registered representative will not receive a selling commission.

State in which sale was made: _________________________________

2. INVESTOR INFORMATION

Investor Name ___________________________ Joint Investor ___________________________

Legal Address__________________________________________________________________

Mailing Address (if different)______________________________________________________

Note: The Residential Address is required for State securities compliance purposes.

Phone________________________________ Business Phone ________________________________

Social Security or Tax ID Numbers: _____________________________________________________

Date of Birth (for both investor and co-investor, if applicable) _________________________________

Citizenship: (Required)

__U.S. Citizen                                                      __Resident Alien                                           __Non-Resident Alien

If non-resident alien, investor must submit the appropriate W-8 form (W8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. If a foreign national who is a U.S. taxpayer, please complete the W-9 certification below.

3.  TYPE OF OWNERSHIP

Non-Qualified/Non-Custodial Accounts

__ Individual Ownership (one signature required)	__ Community Property (all parties must sign)
__ Joint Tenants (JTWRS) (all parties must sign)	__ Tenants in Common (all parties must sign)
__ Tenants by the Entirety (all parties must sign)	__ Transfer on Death (TOD form must be completed to effect non-probate TOD)
__ Pension or Profit Sharing Plan (Trustee must sign. Please attach plan document for Pension/Profit Sharing Plan or SEP. Please provide Name of Trustee or Other Administrator:	__ Corporate, Partnership or LLC (Authorized signature required. Date and State of Formation__________________________________ Attach Signature Authority Resolution)
__Uniform Gift/Transfer to Minors Act (UGMA/UTMA) (Custodian must sign State of ________________ a Custodian for __________________)	__ Trust Ownership (Trustee or grantor must sign. Date and State of Formation____________________________ Attach Title and Signature Page of Trust Document)
__ Estate (Authorized signature required. Attach Designation of Personal Representative or Administrator)	__ Other: (Please list form, name, and signature authority: _

For UGMA/UTMA registration, corporate, partnership or LLC, trust or estate ownership, please provide the full legal name: ___________________________________________________________________

Qualified/Custodial Accounts

__ Traditional/Rollover IRA (Custodian must sign)	__ Roth IRA (Custodian must sign)
__ Pension or Profit Sharing Plan (Trustee must sign. Please attach plan document)	__ Simplified Employee Pension/Trust (SEP) (trustee must sign)
__ Keogh (Trustee must sign)

For Pension/Profit Sharing Plan or SEP registration, please provide the Name of Trustee or Other Administrator:

_____________________________________________________________________________

Custodian Information: (To be completed by Custodian)

    Important: Please send the Subscription Agreement directly to the Custodian. This section is not to be completed for custodial accounts for minors.

    Name of Custodian: ______________________________________________________________

    Mailing Address_________________________________________________________________

    ______________________________________________________________________________

    Telephone Number: ________________________________

    Custodian Tax ID No.: ______________________________

4. DIVIDEND DISTRIBUTION OPTIONS

*Note: Dividends distributed to qualified/custodial accounts will be sent to the account trustee/custodian, unless the dividend reinvestment plan is elected below.

 ☐  I elect the Dividend Reinvestment Plan (dividend reinvestment ends upon close of the offering period)

If you elect to participate by checking this box, cash dividends will not be distributed to you but instead will be applied to the purchase of additional shares or fractional shares, at $9.50 per share, as long as these purchases continue to comply with applicable securities laws and you have not notified us of your election to terminate participation. You may have taxable income on the dividends even though you do not receive the cash distribution of the dividend.

☐  I elect monthly dividends – via direct deposit*

Financial Institution name, address and phone number _________________________________

Account Type (check one)                                            __ Checking                      __ Savings                      __Brokerage or other account

Account Number ______________________ ABA Routing Number _____________________

*For custodial accounts or direct deposit, signatures provided in Section 6 authorize AEI Core Property Income Trust, Inc., or its agents, collectively “AEI”, to deposit monthly dividends to a checking, savings, brokerage, custodial or other account. This authority will remain in effect until ten days after AEI is notified in writing to cancel the deposit instructions. In the event that AEI deposits funds erroneously into an account, it is hereby authorized to debit the same account for an amount equal to the amount of the erroneous deposit. In the event that the investor withdraws funds erroneously deposited into the account before AEI reverses such deposit, AEI has the right to retain any future dividends until the erroneously deposited amounts are recovered by AEI.

☐  I elect monthly dividends – please mail checks to the following address (Write “same” if checks are to be sent to the account registration address. Insert name, address, account number and phone number if checks are to be mailed to a financial institution.) _______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

5. CONSENT TO ELECTRONIC REPORTS

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive or access electronic stockholder communications. By signing below, you consent to receive or access electronic reports (access the AEI website, investor web portal, and to receive e-mail communications). Information available electronically may include, but is not limited to:

-	Confirmations of investments and dividend distributions (via investor web portal)
-	Supplements to the prospectus for participants in the Dividend Reinvestment Plan (via email)
-	Investor reports containing condensed financial statements (via the investor web portal)
-	Annual reports that contain audited financial statements (via the investor web portal)
-	Annual Form 1099 (via investor web portal)

Electing electronic reports reduces printing and mail costs to the Company. Regardless of the method you elect to receive dividends and information (paper copy or electronic), all AEI Core Property Income Trust investors will receive a User ID and password for ongoing access to the AEI website where investor statements and account information can be viewed and downloaded.

If you elect to receive information and reports electronically, you will not receive paper copies unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying AEI in writing to the attention of the Client Services Department, AEI Core Property Income Trust, Inc., 1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, MN 55101.

If you agree to accept reports electronically, please provide your e-mail address(es)*:

______________________________________                                                                                           _______________________________________

Your email address(es) will be held in confidence and used only for matters relating to your account. Please advise AEI if your e-mail address changes by calling AEI Client Services at 800-328-3519, or in writing to the address above.
* Joint Accounts: If your social security number is the primary number on a joint account and you opt-in to electronic reporting, each joint stockholder must have access to the email account provided, or provide two separate e-mail addresses below.

By electing electronic delivery, I understand that I may incur costs associated with accessing, downloading, and printing communications, that I may be required to download software to read documents delivered or made available in electronic format, and that electronic delivery involves risks related to system networking outage that could impair timely receipt of or access to communications.

X____________________________________                                      X___________________________________
  Investor’s Signature                                                                                           Joint Investor’s Signature (if any)

6. INVESTOR REPRESENTATIONS AND INVESTMENT AUTHORIZATION SIGNATURES

You are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws by executing this subscription agreement or initialing the boxes below.

We are prohibited from selling the Shares to you until five days after you receive the Prospectus. If you did not receive the Prospectus five business days in advance of your subscription, you have the right to withdraw your subscription until those five days have elapsed.

Each of the following must be initialed in order that this Subscription Agreement may be accepted.

☐ I have received a copy of the prospectus of AEI Core Property Income Trust, Inc. dated   MM/DD/YYYY and its current supplement, if any.

☐ I meet the minimum income and net worth standards and I acknowledge that some states have imposed higher suitability requirements that may be applicable to me, as set forth in the prospectus under the heading “Suitability Standards”.

☐ I represent that I am purchasing the Shares for my own account.

☐ I acknowledge that the Shares are not liquid.

Substitute W-9. I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified of backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Note: If this investment is to be held in a custodial account, the investor(s) and the custodian must sign in this Section 6.

I AM AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY LISTED IN SECTION 2. A BROKER-DEALER, INVESTMENT ADVISOR, OR ANY OF THEIR AGENTS, MAY NOT SIGN ON BEHALF OF AN INVESTOR.

X	X
Investor’s Signature	Joint Investor’s Signature (if any)

Date	Date
Authorized Signature of Custodian	Medallion Stamp box

7. INVESTMENT PAYMENT INSTRUCTIONS

Direct Investment - make the check payable to “Fidelity Bank – AEI Core Property Income Trust Escrow”.

Custodial Accounts – If the account is not already funded, make the check payable to the custodian listed in Section 3 above and mail it with the Subscription Agreement directly to the custodian. The custodian will issue the investment check from the custodial account.

Forward the investment check and Subscription Agreement to: AEI Core Property Income Trust, Inc. 1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, MN 55101

Wiring Instructions: Bank: Fidelity Bank, 7600 Parklawn Avenue, Edina, MN 55435. Phone No. 952-831-6600 RT No.: XXXXXXXXX. Account Name: AEI Core Property Income Trust, Inc. Account No. XXX XX XXX. Special Instructions: Contact AEI Accounting Department when wire is received.

8. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

____________________________________________                          _____________________________________
Name of Broker-Dealer Firm                                                                                Name of Registered Representative

Mailing Address_______________________________                           Mailing Address________________________

City_______________State_____Zip______________                             City______________State____Zip_________

      Email address:_________________________

Have you changed Broker-Dealers since you last submitted a subscription? ____ Yes ____No

The undersigned Registered Representative hereby certifies as follows: (i) I have reasonable grounds to believe, based on information obtained from the investor concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such investor in light of income, financial position, net worth, and other suitability characteristics and (ii) I have discussed with the investor the risks associated with and the liquidity of an investment in the Fund. I hereby certify that I hold a Series 7, 24, 22 or 39 FINRA license and I am registered in the state in which this sale was completed.

X_________________________________________                                         ____________________________________
Registered Representative Signature                                                                                Date

X_________________________________________                                          ____________________________________
        Broker-Dealer Approval Signature, if required                                                                 Date

Appendix C
Subscription “Add-On” Form

AEI Core Property Income Trust, Inc.

If you are adding to your existing investment in AEI Core Property Income Trust, Inc., with NO CHANGES to the original subscription information or registration type, you may use this form. A completed Subscription Agreement for each additional investment is not required.

AEI CORE PROPERTY INCOME TRUST, INC.
SUBSCRIPTION INCREASE

As the undersigned shareholder (“Investor”) in AEI CORE PROPERTY INCOME TRUST, INC. (the “Trust”) I hereby subscribe for the purchase of additional shares of common stock of the Trust. I represent that all of the information relating to my investment in the Trust contained in the initial subscription agreement, including the form of ownership desired, the method of receiving dividends from the Trust, the W-9 certification and my qualifications under the suitability requirements set forth in the prospectus, remain true and correct on the date hereof as it relates to the additional subscription.

Please make check payable to “Fidelity Bank–AEI Core Property Income Trust Escrow”

Additional Subscription:

Number of Shares _____________________Amount of Investment ($10 X No. of Shares) ____________

Investor Signature(s):                                                    Date   ________________________________________

Name Account is Registered Under _________________________________________________________

____________________________________________________________________________________

I have received a copy of the Prospectus dated XXXXXX and the Supplement, if any, dated XXXXXXX

Signature(s)  X ____________________________________   X    ________________________________

Broker/Dealer Information:                                                       Date  __________________________________

Name of Registered Representative  ________________________________________________________

Office Address________________________________________________________________________

Broker/Dealer Firm_____________________________________________________________________

C-1

Appendix D

DIVIDEND REINVESTMENT PLAN
AEI CORE PROPERTY INCOME TRUST, INC.
EFFECTIVE AS OF          , 2011

AEI Core Property Income Trust, Inc., a Minnesota corporation (the “Company”), expects to adopt this Dividend Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash dividends (other than “Excluded Dividends” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2. Dividend Reinvestment.  The Administrator will receive all cash dividends (other than Excluded Dividends) paid by the Company with respect to Shares of Participants (collectively, the “Dividends”). Participation will commence with the next Dividend payable after receipt of the Participant’s election pursuant to Paragraph 1, provided it is received at least ten (10) days prior to the last day of the period to which such Dividend relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Dividends attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Dividends” shall mean those cash or other dividends designated as Excluded Dividends by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 100% of the net asset value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Share paid by the Participant for the Shares in respect of which the Dividends are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Dividends are paid (a “Dividend Period”) the Dividends received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Dividends shall be invested in Shares by the Administrator promptly following the payment date with respect to such Dividends to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares so that 100% of the Dividends will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his or her participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Dividends received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Dividends even though they have elected not to receive their Dividends in cash but rather to have their Dividends reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.  After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated          , 2011 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Dividends (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an affiliate (a “Subsequent Program”). If the Company makes such an election, Participants may invest Dividends in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a dividend reinvestment plan;

(b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Shares Act of 1933, as amended;

(c) the offering and sale of such interests are qualified for sale under the applicable state Shares laws;

(d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Dividend, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Dividend Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Dividend Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Dividends in the Participation’s account that have not been invested in Shares. Any future Dividends with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Minnesota.

13. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Client Services, 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, MN, 55101, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

As of the date of this Registration Statement, we have not yet commenced active operations.

Item 31. Other Expenses of Issuance and Distribution.

The expenses in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, are:

SEC registration fee	$ 34,655.85
FINRA filing fee	30,350.00
Legal fees and expenses	250,000.00	*
Printing expenses	600,000.00	*
Mailing expenses	350,000.00	*
Accountants’ fees and expenses	40,000.00	*
Blue Sky fees and expenses	140,000.00	*
Diligence fees	250,000.00	*
Personnel charges	1,554,994.15	*
Travel expenses	90,000.00	*
Total	$3,340,000.00	*
*	These fees and expenses are estimated and will vary based upon the length of the offering and the amount of securities sold.

Item 32. Sales to Special Parties

The Company’s executive officers and directors, officers and employees of AEI Capital Corporation and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, and participating broker-dealers, and the officers, directors and employees, and family members of officers, directors and employees, of participating dealers may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that the 7% selling commission will not be payable in connection with such sales. The net offering proceeds the Company receives will not be affected by such sales of shares at a discount.

In addition, (1) any individual purchaser of more than $1,000,000 will be eligible for volume discounts as described in the “Plan of Distribution” section of the prospectus, (2) purchasers of more than $25,000 will be able to defer a portion of the commissions payable on their purchases as described in the “Plan of Distribution” section of the prospectus, and (3) if a broker waives its fee in connection with certain accounts for which an affiliated advisor receives an asset-based fee, the purchaser will be able to purchase at a price net of such commissions.

Item 33. Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 20,000 shares of our common stock to AEI Capital Corporation for $10.00 per share in a private offering on July 22, 2011. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act contains detailed provisions for indemnification of directors and officers of domestic or foreign corporations under certain circumstances and subject to certain limitations. Our bylaws provide that we shall indemnify all officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

The form of our restated articles of incorporation provide that our ability to indemnify directors will be limited to the extent required under the NASAA Guidelines.  Accordingly, we will not indemnify our directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws

Our Articles of Incorporation provide that directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty, except to the extent otherwise not permitted under Section 302A.251 of the Minnesota Business Corporation Act. This provision will not prevent our shareholders from obtaining injunctive or other relief against our directors nor does it shield our directors from liability under federal or state securities laws.

Item 35.Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.  Financial Statements and Exhibits

    (a) Financial Statements:

The following Financial Statements of AEI Core Property Income Trust, Inc are filed as part of the prospectus constituting a part of this Registration Statement:

       Balance Sheet as of July 18, 2011

       Notes to Financial Statements, dated as of July 18, 2011.

(b) Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(8) To provide to the shareholders the financial statements required by Form 10-K for the first year of operations of the registrant.

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

The following table provides information with respect to properties acquired by prior programs during the three years ended December 31, 2010.

	AEI NET LEASE INCOME & GROWTH FUND XX

Name, Location and Type of Property	Staples Vernon Hills, Illinois Retail Store		Scott & White College Station, Texas Medical Center
Gross Leasable Space	19,150		13,851
Date of Purchase	5/22/09		10/20/10
Mortgage Financing at Date of Purchase	$0		$0
Cash Down Payment	3,714,638	(a)	1,470,224	(a)
Contract Purchase Price Plus Acquisition Fee	3,714,638		1,470,224
Other Cash Expenditures Expensed	88,630		32,227
Other Cash Expenditures Capitalized	0		0
Total Acquisition Cost	$3,803,268		$1,502,451

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI INCOME & GROWTH FUND XXI

Name, Location and Type of Property	Best Buy Eau Claire, Wisconsin Retail Store		Fresenius Shreveport, Louisiana Medical Center		Tractor Supply Rapid City, South Dakota Retail Store		Scott & White College Station, Texas Medical Center
Gross Leasable Space	47,372		8,500		19,100		13,851
Date of Purchase	1/31/08		10/2/08		8/6/09		10/20/10
Mortgage Financing at Date of Purchase	$0		$0		$0		$0
Cash Down Payment	3,591,000	(a)	1,340,130	(a)	1,915,540	(a)	1,433,468	(a)
Contract Purchase Price Plus Acquisition Fee	3,591,000		1,340,130		1,915,540		1,433,468
Other Cash Expenditures Expensed	0		0		0		31,422
Other Cash Expenditures Capitalized	46,706		20,487		42,194		0
Total Acquisition Cost	$3,637,706		$1,360,617		$1,957,734		$1,464,890

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI INCOME & GROWTH FUND XXII		AEI INCOME & GROWTH FUND 23

Name, Location and Type of Property	Best Buy Lake Geneva, Wisconsin Retail Store		Best Buy Eau Claire, Wisconsin Retail Store		Dick’s Sporting Goods Fredericksburg, Virginia Retail Store
Gross Leasable Space	30,376		47,372		48,705
Date of Purchase	10/6/08		1/31/08		5/8/08
Mortgage Financing at Date of Purchase	$0		$0		$0
Cash Down Payment	1,991,220	(a)	1,064,000	(a)	1,250,400	(a)
Contract Purchase Price Plus Acquisition Fee	1,991,220		1,064,000		1,250,400
Other Cash Expenditures Expensed	0		0		0
Other Cash Expenditures Capitalized	31,026		14,054		26,170
Total Acquisition Cost	$2,022,246		$1,078,054		$1,276,570

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI INCOME & GROWTH FUND 24

Name, Location and Type of Property	Dick’s Sporting Goods Fredericksburg, Virginia Retail Store		Fresenius Shreveport, Louisiana Medical Center		Best Buy Lake Geneva, Wisconsin Retail Store		Fresenius Hiram, Georgia Medical Center
Gross Leasable Space	48,705		8,500		30,376		8,424
Date of Purchase	5/8/08		10/2/08		10/6/08		7/23/10
Mortgage Financing at Date of Purchase	$0		$0		$0		$0
Cash Down Payment	3,978,546	(a)	1,096,470	(a)	2,051,560	(a)	717,359	(a)
Contract Purchase Price Plus Acquisition Fee	3,978,546		1,096,470		2,051,560		717,359
Other Cash Expenditures Expensed	0		0		0		13,958
Other Cash Expenditures Capitalized	74,375		16,946		31,966		0
Total Acquisition Cost	$4,052,921		$1,113,416		$2,083,526		$731,317

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI INCOME & GROWTH FUND 25				AEI INCOME & GROWTH FUND 26

Name, Location and Type of Property	Dick’s Sporting Goods Fredericksburg, Virginia Retail Store		Scott & White College Station, Texas Medical Center		Best Buy Eau Claire, Wisconsin Retail Store		Dick’s Sporting Goods Fredericksburg, Virginia Retail Store
Gross Leasable Space	48,705		13,851		47,372		48,705
Date of Purchase	5/8/08		10/20/10		1/31/08		5/8/08
Mortgage Financing at Date of Purchase	$0		$0		$0		$0
Cash Down Payment	3,069,163	(a)	771,868	(a)	1,995,000	(a)	3,069,163	(a)
Contract Purchase Price Plus Acquisition Fee	3,069,163		771,868		1,995,000		3,069,163
Other Cash Expenditures Expensed	0		16,922		0		0
Other Cash Expenditures Capitalized	57,438		0		26,162		57,440
Total Acquisition Cost	$3,126,601		$788,790		$2,021,162		$3,126,603

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI INCOME & GROWTH FUND 27

Name, Location and Type of Property	Starbucks Shreveport, Louisiana Retail Store	Best Buy Lake Geneva, Wisconsin Retail Store		Staples Vernon Hills, Illinois Retail Store		Tractor Supply Rapid City, South Dakota Retail Store		Fresenius Hiram, Georgia Medical Center		Vitamin Shoppe Homestead, Pennsylvania Retail Store
Gross Leasable Space	1,824	30,376		19,150		19,100		8,424		3,058
Date of Purchase	2/5/08	10/6/08		5/22/09		8/6/09		7/23/10		12/20/10
Mortgage Financing at Date of Purchase	$1,301,000	$0		$0		$0		$0		$0
Cash Down Payment	19,515	2,021,088	(a)	1,615,867	(a)	1,141,875	(a)	1,620,652	(a)	1,624,000
Contract Purchase Price Plus Acquisition Fee	1,320,515	2,021,088		1,615,867		1,141,875		1,620,652		1,624,000
Other Cash Expenditures Expensed	0	0		38,731		0		31,283		56,281
Other Cash Expenditures Capitalized	48,617	31,126		0		25,033		0		0
Total Acquisition Cost	$1,369,132	$2,052,214		$1,654,598		$1,166,908		$1,651,935		$1,680,281

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI ACCREDITED INVESTOR FUND 2002

Name, Location and Type of Property	Dick’s Sporting Goods Topeka, Kansas Retail Store		DaVita Greer, South Carolina Medical Center		Best Buy Shakopee, Minnesota Retail Store		Tractor Supply Hammond, Louisiana Retail Store	Tractor Supply Columbus, Ohio Retail Store
Gross Leasable Space	45,628		10,180		30,243		18,796	19,038
Date of Purchase	2/21/08		2/21/08		1/7/09		3/21/09	8/30/10
Mortgage Financing at Date of Purchase	$0		$0		$0		$0	$0
Cash Down Payment	2,255,220	(a)	1,472,845	(a)	2,310,900	(a)	3,243,243	2,195,000
Contract Purchase Price Plus Acquisition Fee	2,255,220		1,472,845		2,310,900		3,243,243	2,195,000
Other Cash Expenditures Expensed	0		0		31,549		0	50,129
Other Cash Expenditures Capitalized	24,616		30,070		0		78,715	0
Total Acquisition Cost	$2,279,836		$1,502,915		$2,342,449		$3,321,958	$2,245,129

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI ACCREDITED INVESTOR FUND V

Name, Location and Type of Property	Starbucks Monroe, Louisiana Retail Store	Dick’s Sporting Goods Topeka, Kansas Retail Store		DaVita Greer, South Carolina Medical Center		Tractor Supply Pikeville, Kentucky Retail Store
Gross Leasable Space	1,888	45,628		10,180		19,096
Date of Purchase	2/5/08	2/21/08		2/21/08		12/19/08
Mortgage Financing at Date of Purchase	$0	$0		$0		$0
Cash Down Payment	1,357,000	2,255,220	(a)	1,205,055	(a)	1,447,065	(a)
Contract Purchase Price Plus Acquisition Fee	1,357,000	2,255,220		1,205,055		1,447,065
Other Cash Expenditures Expensed	0	0		0		0
Other Cash Expenditures Capitalized	46,728	24,898		24,604		21,791
Total Acquisition Cost	$1,403,728	$2,280,118		$1,229,659		$1,468,856

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI ACCREDITED INVESTOR FUND VI

Name, Location and Type of Property	Dick’s Sporting Goods Topeka, Kansas Retail Store		Best Buy Pueblo, Colorado Retail Store	Tractor Supply North Platte, Nebraska Retail Store	Tractor Supply Pikeville, Kentucky Retail Store		KinderCare Mt. Lebanon, Pennsylvania Child Care Center
Gross Leasable Space	45,628		20,044	19,139	19,096		9,984
Date of Purchase	2/21/08		3/27/08	5/21/08	12/19/08		1/5/09
Mortgage Financing at Date of Purchase	$0		$0	$0	$0		$0
Cash Down Payment	2,323,560	(a)	3,665,000	2,392,500	2,082,361	(a)	3,330,000
Contract Purchase Price Plus Acquisition Fee	2,323,560		3,665,000	2,392,500	2,082,361		3,330,000
Other Cash Expenditures Expensed	0		0	0	0		0
Other Cash Expenditures Capitalized	25,645		75,387	59,309	31,315		28,483
Total Acquisition Cost	$2,349,205		$3,740,387	$2,451,809	$2,113,676		$3,358,483

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

	AEI ACCREDITED INVESTOR FUND VI (Continued)

Name, Location and Type of Property	Best Buy Shakopee, Minnesota Retail Store		Tractor Supply Tupelo, Mississippi Retail Store	Jared Jewelry Fredericksburg, Virginia Retail Store	PetSmart Castleton, Indiana Retail Store	PetSmart Milford, Ohio Retail Store
Gross Leasable Space	30,243		18,830	5,900	26,290	27,512
Date of Purchase	1/7/09		3/2/09	3/27/09	12/30/09	5/11/10
Mortgage Financing at Date of Purchase	$0		$0	$0	$0	$0
Cash Down Payment	5,392,100	(a)	2,285,000	4,507,628	5,282,000	3,107,033	(a)
Contract Purchase Price Plus Acquisition Fee	5,392,100		2,285,000	4,507,628	5,282,000	3,107,033
Other Cash Expenditures Expensed	73,601		79,462	0	93,117	58,861
Other Cash Expenditures Capitalized	0		0	91,951	0	0
Total Acquisition Cost	$5,465,701		$2,364,462	$4,599,579	$5,375,117	$3,165,894

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

TABLE VI (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Unaudited)

AEI NATIONAL INCOME PROPERTY FUND VII

Name, Location and Type of Property	PetSmart Milford, Ohio Retail Store
Gross Leasable Space	27,512
9/15/10
Date of Purchase	to 11/1/10
Mortgage Financing at Date of Purchase	$0
Cash Down Payment	2,081,712 (a)
Contract Purchase Price Plus Acquisition Fee	2,081,712
Other Cash Expenditures Expensed	39,438
Other Cash Expenditures Capitalized	0
Total Acquisition Cost	$2,121,150

____________________
(a)	Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 29th day of August, 2011.

AEI CORE PROPERTY INCOME TRUST, INC

By:	/s/ ROBERT P JOHNSON
Robert P Johnson, Chairman
President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Johnson and Patrick W. Keene, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) to this Registration Statement and (ii) registration statements and any and all amendments thereto (including post-effective amendments) for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ ROBERT P JOHNSON Robert P. Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2011

/s/ PATRICK W. KEENE Patrick W. Keene	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 29, 2011

/s/ LORNA P. GLEASON Lorna P. Gleason	Director	August 29, 2011

/s/ THOMAS W. HAMILTON Thomas W. Hamilton	Director	August 29, 2011

/s/ KENT O. LILLEMOE Kent O. Lillemoe	Director	August 29, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Dealer-Manager Agreement
1.2	Form of Participating Dealer Agreement
3.1	Form of Restated Articles of Incorporation of AEI Core Property Income Trust, Inc.
3.2	Bylaws of AEI Core Property Income Trust, Inc
5.1	Form of Opinion of Dorsey & Whitney LLP
8.1	Form of Opinion of Dorsey & Whitney LLP as to tax matters
10.1	Form of Impoundment Agreement
10.2	Form of Advisory Agreement
23.1	Consent of Boulay Heutmaker Zibell & Company LLP
23.2	Consent of Dorsey & Whitney LLP (included in exhibits 5.1 and 8.1)
24	Power of Attorney (included in the signature page to this Registration Statement)